As filed with the Securities and Exchange Commission on June 19, 1998

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                      FORD CREDIT AUTO LOAN MASTER TRUST II
            (In which the Certificates evidence undivided interests)

                        FORD CREDIT AUTO RECEIVABLES LLC
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)

                                   ----------

       Delaware                          6146                    38-3372243
(State of Incorporation)     (Primary Standard Industrial     (I.R.S. Employer
                              Classification Code Number)    Identification No.)

                                   ----------

                                The American Road
                            Dearborn, Michigan 48121
                                 (313-594-7742)
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   ----------

                                R.P. Conrad, Esq.
                            Ford Motor Credit Company
                                The American Road
                            Dearborn, Michigan 48121
                                 (313-594-7765)
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                   Copies to:
                              STEPHEN B. ESKO, ESQ.
                                BROWN & WOOD LLP
                             One World Trade Center
                            New York, New York 10048

                                   ----------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box./ /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================================
           Title of each                     Amount            Proposed Maximum        Proposed Maximum           Amount of
        class of securities                   to be             Offering Price            Aggregate             Registration
          to be registered                 Registered             Per Unit(1)         Offering Price(1)              Fee
------------------------------------- ---------------------- ---------------------- ----------------------- ---------------------

Certificates.....................           $1,000,000               100%                $1,000,000                  $295
------------------------------------- ---------------------- ---------------------- ----------------------- ---------------------

(1) Estimated solely for purpose of calculating the registration fee.

                                   ----------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.




                  SUBJECT TO COMPLETION, DATED ______ __, ____


PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED ________, 199__)

                                $-------------
                     FORD CREDIT AUTO LOAN MASTER TRUST II
            SERIES 199__-__ [FIXED RATE] [FLOATING RATE] AUTO LOAN
                          ASSET BACKED CERTIFICATES,

                                    [LOGO]

                       FORD CREDIT AUTO RECEIVABLES LLC
                                  TRANSFEROR
                           FORD MOTOR CREDIT COMPANY
                                MASTER SERVICER
                              -------------------

     The [Fixed Rate] [Floating Rate] Auto Loan Asset Backed Certificates, Series 199__-__ (the "Certificates"), offered hereby evidence undivided interests in certain assets of the Ford Credit Auto Loan Master Trust II (the "Trust") created pursuant to a Pooling and Servicing Agreement among Ford Credit Auto Receivables LLC, as the transferor ("FCAR" or the "Transferor"), Ford Motor Credit Company, as master servicer ("Ford Credit" or the "Master Servicer"), and The Chase Manhattan Bank, as trustee. The assets of the Trust include wholesale receivables (the "Receivables") generated from time to time in a portfolio of revolving financing arrangements (the "Accounts") with automobile dealers to finance their automobile and light duty truck inventory and collections on the Receivables. Certain assets of the Trust will be allocated to the Certificateholders, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein. The Transferor will own the remaining interest (the "Transferor's Interest") in the Trust not represented by the Certificates or the certificates of any other Series issued by the Trust. From time to time, subject to certain conditions, the Transferor may offer other series of certificates (each, a "Series"), which may have terms significantly different ________ from _______ the _______ terms _______ of _______ the ________ Certificates ________
offered hereby.                                   (COVER CONTINUED ON NEXT PAGE)

     SEE "RISK FACTORS" HEREIN ON PAGE S-10 AND IN THE PROSPECTUS ON PAGE 17 FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE CERTIFICATES.

     THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRANSFEROR, THE MASTER SERVICER OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

                                -----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                               -----------------
==============================================================================
                           Price to        Underwriting        Proceeds to
                          Public (1)       Discount (2)     Transferor (1)(3)
------------------------------------------------------------------------------
Per Certificate........           %                 %                   %
------------------------------------------------------------------------------
Total..................           %                 %                   %
==============================================================================

(1) Plus accrued interest at the applicable rate from and including _________, 199__.
(2) Ford Credit has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
(3)   Before deducting expenses, estimated to be $__________.

                               -----------------
                                [UNDERWRITERS]
                               -----------------
          The date of this Prospectus Supplement is ________, 199__.





(COVER PAGE CONTINUED)

     Interest with respect to the Certificates will accrue from _________, 199__, and is payable [semi-annually] [quarterly] on or about the ________ day of ________ and ________, commencing on _______, 199__ and ending on the related maturity date or, under certain limited circumstances described herein, monthly on or about the ______ day of each month. Principal of the Certificates is scheduled to be paid on the _______ Distribution Date, but may be paid earlier or later under certain circumstances described herein.

     The Transferor's Interest will be subordinated to the rights of the Certificateholders to the limited extent of the Available Subordinated Amount [(or, in certain circumstances, the Aggregate Available Subordinated Amount)] as described herein.

     The Certificates are offered by _________ (the "Underwriters") when, as and if issued, delivered to and accepted by the Underwriters and subject to certain other conditions. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme or the Euroclear System on or about ________, 199__.

                                -----------------

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                -----------------

     The Certificates offered hereby constitute part of a separate Series of Auto Loan Asset Backed Certificates being offered from time to time pursuant to the Prospectus dated _________, 199__. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE THE CERTIFICATES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".





                            SUMMARY OF SERIES TERMS

          The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index of Principal Terms in the Prospectus for the location therein of the definitions of certain capitalized terms used herein. Certain capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Prospectus.

   Trust............................ Ford Credit Auto Loan Master Trust II.

   Title of Securities.............. $___________ [Fixed Rate] [Floating
                                        Rate] Auto Loan Asset Backed
                                        Certificates, Series 199__-__ (the
                                        "Certificates").

   Initial Invested Amount.......... $____________.

   Allocation Percentage............ ____%.

   Required Participation
     Percentage..................... ____%.

   Certificate Rate................. [___% per annum] [Three-Month LIBOR plus
                                        ___ basis points per annum].

   Accumulation Period
     Commencement Date.............. ___________, 199__.

   Interest Payment Dates........... The _______ day of each _________ and
                                        ________ (or, if such day is not a
                                        business day, the next succeeding
                                        business day).

   Expected Final
     Payment Date................... The __________ Distribution Date.

   Cut-Off Date..................... ___________, 199__.

   Closing Date..................... ___________, 199__.

   The Receivables.................. The aggregate amount of Receivables included in the Trust as of ________,
                                        199__ was approximately $___________.

   Initial Principal Amount of
     Certificates................... $__________.

   The Certificates................. Each of the Certificates offered hereby represents an undivided interest in
                                        the Trust. The Trust's assets will be
                                        allocated in part to the
                                        Certificateholders (the
                                        "Certificateholders' Interest"), in
                                        part to the holders of certificates of
                                        any other outstanding Series (such
                                        other holders, together with the
                                        Certificateholders, are referred to
                                        herein as "certificateholders"), with
                                        the remainder allocated to the
                                        Transferor (the "Transferor's
                                        Interest"). The Certificates will
                                        evidence an undivided beneficial
                                        interest in the assets of the Trust
                                        allocated to the Certificateholders'
                                        Interest and will represent the right
                                        to receive from such assets funds up
                                        to (but not in excess of) the amounts
                                        required to make [quarterly]
                                        [semi-annual] (or in some cases
                                        monthly) payments of interest on the
                                        Certificates at the Certificate Rate
                                        and to make the payment of principal
                                        on the Expected Final Payment Date or
                                        earlier or later under certain limited
                                        circumstances.

                                        On the Closing Date, the Invested Amount will equal the Initial Principal
                                        Amount, and will represent the
                                        principal amount of Certificates
                                        invested in Receivables as of the
                                        Closing Date (the "Initial Invested
                                        Amount"). The Invested Amount is
                                        subject to reduction during the
                                        Accumulation Period, the Early
                                        Amortization Period and at such other
                                        times as deposits are made to the
                                        Excess Funding Account in connection
                                        with the payment of Receivables as
                                        described under "Series
                                        Provisions--Excess Funding Account" in
                                        the Prospectus.

   Allocations...................... The Certificateholders' Interest will include the right to receive (but only
                                        to the extent required to make
                                        payments under the Pooling and
                                        Servicing Agreement) varying
                                        percentages of Interest Collections
                                        and Principal Collections collected
                                        during each calendar month (each, a
                                        "Collection Period"). Interest
                                        Collections, Principal Collections and
                                        Defaulted Receivables for any
                                        Collection Period will be allocated to
                                        the Certificateholders' Interest as
                                        described below and as more fully
                                        described under "Series
                                        Provisions--Allocation Percentage"
                                        herein and in the Prospectus. Interest
                                        Collections, Principal Collections and
                                        Defaulted Receivables not allocated to
                                        the Certificates will be allocated to
                                        the Transferor's Interest and the
                                        interests of certificateholders of
                                        other Series.

                                        Interest Collections and Defaulted
                                        Receivables will be allocated at all
                                        times to the Certificateholders'
                                        Interest based on the Floating
                                        Allocation Percentage applicable
                                        during the related Collection Period.
                                        The Floating Allocation Percentage for
                                        any Collection Period is the
                                        percentage obtained by dividing the
                                        Invested Amount on the last day of the
                                        immediately preceding Collection
                                        Period by the aggregate amount of the
                                        principal balances of the Receivables
                                        (the "Pool Balance") on the last day
                                        of the immediately preceding
                                        Collection Period.

                                        During the Revolving Period, subject to
                                        certain limitations, Principal
                                        Collections allocable to the
                                        Certificateholders' Interest will be
                                        allocated and paid to the Transferor
                                        or allocated to any other Series in
                                        exchange for the allocation to the
                                        Certificateholders' Interest of an
                                        equal interest in the Receivables
                                        balances that are new or that would
                                        otherwise be part of the Transferor's
                                        Interest or the interest of the
                                        certificateholders of such other
                                        Series.

                                        During the Accumulation Period and any
                                        Early Amortization Period, Principal
                                        Collections will be allocated to the
                                        Certificateholders' Interest based on
                                        the Principal Allocation Percentage.
                                        The Principal Allocation Percentage
                                        for a Collection Period during the
                                        Accumulation Period and any Early
                                        Amortization Period is the percentage
                                        equivalent of a fraction, the
                                        numerator of which is the Invested
                                        Amount on the last day of the
                                        Revolving Period and the denominator
                                        of which is the Pool Balance on the
                                        last day of the immediately preceding
                                        Collection Period. Unless an Early
                                        Amortization Event shall have
                                        occurred, monthly deposits in respect
                                        of principal of the Certificates to
                                        the Principal Funding Account will not
                                        exceed the Controlled Distribution
                                        Amount and, subject to certain
                                        limitations, any Principal Collections
                                        allocated to but not paid to the
                                        Principal Funding Account will be paid
                                        to the Transferor or allocated to any
                                        other Series as described herein. See
                                        "Series Provisions--Allocation
                                        Percentages" herein and "Series
                                        Provisions--Allocation
                                        Percentages--Principal Collections for
                                        all Series" in the Prospectus.

   Subordination of the Transferor's
     Interest....................... If the Interest Collections, Investment
                                        Proceeds, [Enhancement Payments, if
                                        any,] certain amounts in the Reserve
                                        Fund and certain other amounts
                                        allocable to the Certificateholders
                                        for any Collection Period are not
                                        sufficient to cover interest payable
                                        on the Certificates on the next
                                        Distribution Date (plus any overdue
                                        interest and interest thereon, to the
                                        extent lawful), the Monthly Servicing
                                        Fee for such Distribution Date, any
                                        Investor Default Amount for such
                                        Distribution Date, [Enhancement
                                        Payments, if any,] for such
                                        Distribution Date and certain other
                                        amounts, a portion of the Transferor's
                                        Interest will be applied to make up
                                        such deficiency. Generally, the amount
                                        of the Transferor's Interest subject
                                        to such subordination is the Available
                                        Subordinated Amount. The Available
                                        Subordinated Amount for the first
                                        Determination Date will equal
                                        $_______________. See "Series
                                        Provisions--Available Subordinated
                                        Amount" herein and "Series
                                        Provisions--Distributions from the
                                        Collection Account; Reserve
                                        Fund--Excess Servicing" in the
                                        Prospectus.

   [Asset Composition
     Event..........................  An "Asset Composition Event" will occur if during the Revolving Period (a) the
                                        sum of all Eligible Investments and
                                        amounts on deposit in all of the
                                        deposit accounts (the "Accounts")
                                        represents more than ___% of the total
                                        assets of the Trust on each of ______
                                        or more consecutive Determination
                                        Dates, after giving effect to all
                                        payments made or to be made on the
                                        Distribution Date next succeeding each
                                        such respective Determination Date; or
                                        (b) on each of _____ consecutive
                                        Determination Dates, the sum of all
                                        Eligible Investments and amounts on
                                        deposit in all Accounts represents
                                        more than ___% of the total assets of
                                        the Trust, in each case after giving
                                        effect to all payments to be made on
                                        the next succeeding Distribution Date.
                                        Upon the occurrence of an Asset
                                        Composition Event during the Revolving
                                        Period, an amount equal to the
                                        Allocation Percentage of the Asset
                                        Correction Amount will be distributed
                                        in respect of the Certificates on the
                                        next succeeding Distribution Date. At
                                        any time, the "Asset Correction
                                        Amount" will equal the amount that, if
                                        distributed, would result in
                                        compliance with the percentage
                                        limitation the violation of which gave
                                        rise to the Asset Composition Event.]

   [Asset Composition
     Premium........................ With respect to any distribution of an
                                        Asset Correction Amount, an additional
                                        payment equal to the Asset Composition
                                        Premium for the Certificates shall be
                                        paid to the Certificateholders to the
                                        extent that funds are available
                                        therefor as described under "Series
                                        Provisions--Distributions from the
                                        Collection Account; Reserve Fund" in
                                        the Prospectus. The "Asset Composition
                                        Premium" will equal the excess
                                        (discounted as described below), if
                                        any, of (a) the amount of interest
                                        that would have accrued at the
                                        Certificate Rate on the principal
                                        portion of such Asset Correction
                                        Amount paid to the Certificateholders
                                        from the Distribution Date on which
                                        such amount was distributed to the
                                        Expected Final Payment Date over (b)
                                        the amount of interest that would
                                        accrue on such principal portion over
                                        the same period at a per annum rate of
                                        interest (the "Asset Composition
                                        Discount Rate") equal to the sum of
                                        (i) an amount equal to the yield
                                        (determined on the Determination Date
                                        prior to the Distribution Date on
                                        which the Asset Composition Premium is
                                        required to be distributed) on the
                                        United States Treasury Notes to be
                                        auctioned on ________ 199__ with a
                                        settlement date of _________, 199__,
                                        and a maturity date of _________,
                                        199__ plus (ii) _____%. Such excess
                                        amount will be discounted at the Asset
                                        Composition Discount Rate from the
                                        Expected Final Payment Date to such
                                        Distribution Date.]

   [Interest Rate Swap.............. On the Closing Date, the Trustee, on
                                        behalf of the Trust, will enter into
                                        one or more interest rate swap
                                        agreements (collectively, the
                                        "Interest Rate Swap") with Ford Credit
                                        (the "Swap Counterparty"). In
                                        accordance with the terms of the
                                        Interest Rate Swap, the Swap
                                        Counterparty will pay to the Trust, on
                                        each Distribution Date, interest at
                                        the Certificate Rate on the
                                        outstanding principal balance of the
                                        Certificates as of the preceding
                                        Distribution Date (after giving effect
                                        to all distributions on such date). In
                                        exchange for such payments, the Trust
                                        will pay to the Swap Counterparty, on
                                        each Distribution Date, interest at a
                                        per annum rate equal to [the lesser of
                                        (a) ___________ and (b) ____________
                                        less _____%,] on the outstanding
                                        principal balance of the Certificates
                                        as of the preceding Distribution Date
                                        (after giving effect to all
                                        distributions on such Distribution
                                        Date), which rates will be reset on
                                        various dates in each month. With
                                        respect to each Distribution Date, any
                                        difference between the monthly
                                        obligation of the Swap Counterparty to
                                        the Trust and the monthly obligation
                                        of the Trust to the Swap Counterparty
                                        will be referred to herein as the "Net
                                        Trust Swap Receipt", if such
                                        difference is a positive number, and
                                        the "Net Trust Swap Payment", if such
                                        difference is a negative number. Net
                                        Trust Swap Receipts, if any, will be
                                        distributed in the same manner in
                                        which Certificateholder Interest
                                        Collections are distributed on each
                                        Distribution Date and Net Trust Swap
                                        Payments, if any, will be paid out of
                                        Certificateholder Interest Collections
                                        and Investment Proceeds on each
                                        Distribution Date.

                                        In the event that the Interest Rate Swap is terminated in accordance with its terms, any Deficiency Amount will be paid to the extent funds are available therefor by applying, in addition to any amounts allocated with respect to the Available Subordinated Amount, Interest Collections and Principal Collections allocated to the
                                        Transferor to the extent of the Swap
                                        Available Subordinated Amount. See
                                        "Series Provisions--Interest Rate
                                        Swap" herein.]

   Revolving Period................. The "Revolving Period" will be the period beginning on ________, 199__
                                        (the "Cut-Off Date") and ending on the
                                        earlier of (a) the day immediately
                                        preceding the Accumulation Period
                                        Commencement Date and (b an Early
                                        Amortization Event occurs.

   Accumulation Period.............. The "Accumulation Period" will be the period beginning on the close of
                                        business on ________ 199__ (the
                                        "Accumulation Period Commencement
                                        Date") and continuing until the
                                        earlier of (a) an Early Amortization
                                        Event, and (b) the Expected Final
                                        Payment Date. See "Series
                                        Provisions--Accumulation Period"
                                        herein and "Series
                                        Provisions--Distributions from the
                                        Collection Account; Reserve
                                        Fund--Principal Collections" in the
                                        Prospectus.

   Optional Repurchase.............. The Invested Amount will be subject to optional repurchase by the Transferor
                                        on any Distribution Date after the
                                        Invested Amount is reduced to an
                                        amount less than or equal to
                                        $____________ (I.E., ____% of the
                                        Initial Invested Amount). The purchase
                                        price (the "Reassignment Amount") will
                                        be equal to the sum of the Invested
                                        Amount and accrued and unpaid interest
                                        on the Certificates (and accrued and
                                        unpaid interest with respect to
                                        interest amounts that were due but not
                                        paid on prior Distribution Dates)
                                        through the day preceding such
                                        Distribution Date. See "Series
                                        Provisions -- Optional Termination".

   Registration of Certificates.... The Certificates will initially be represented by one or more
                                        certificates registered in the name of
                                        Cede & Co., as the nominee of DTC. No
                                        purchaser of a Certificate will be
                                        entitled to receive a definitive
                                        certificate except under certain
                                        limited circumstances described herein
                                        under "Series Provisions-- Definitive
                                        Certificates" in the Prospectus.

   Tax Matters...................... In the opinion of special tax counsel for the Transferor and the Trust, the
                                        Certificates will be characterized as
                                        debt for federal income tax purposes.
                                        Each Certificateholder, by acceptance
                                        of a Certificate, will agree to treat
                                        the Certificates as debt for tax
                                        purposes. See "Certain Federal Income
                                        Tax Considerations" and "Certain State
                                        and Local Tax Considerations" in the
                                        Prospectus for additional information
                                        concerning the application of federal
                                        and state tax laws.

   ERISA Considerations............. The Certificates may be eligible for purchase by Benefit Plans. See "ERISA
                                        Considerations" in the Prospectus.

   Certificate Ratings.............. It is a condition to the issuance of the
                                        Certificates that they be rated in the
                                        highest long-term rating category by
                                        at least one nationally recognized
                                        rating agency. The rating of the
                                        Certificates addresses the likelihood
                                        of the ultimate payment of the
                                        principal of and interest on the
                                        Certificates. However, a Rating Agency
                                        does not evaluate, and the rating of
                                        the Certificates will not address, the
                                        likelihood of payment of the
                                        outstanding principal of the
                                        Certificates by the Expected Final
                                        Payment Date. [The rating of the
                                        Certificates also will not address the
                                        likelihood of payment of the Asset
                                        Composition Premium.] A rating is
                                        based primarily on the credit
                                        underlying the Receivables and the
                                        level of subordination of the
                                        Transferor's Interest. A security
                                        rating is not a recommendation to buy,
                                        sell or hold securities and is subject
                                        to revision or withdrawal in the
                                        future by the assigning Rating Agency.
                                        See "Risk Factors--Ratings of
                                        Certificates" in the Prospectus.



                                 RISK FACTORS

LIMITED AMOUNTS OF AVAILABLE SUBORDINATION

          Credit enhancement of the Certificates will be provided by the subordination of the Transferor's Interest to the extent of the Available Subordinated Amount (as described in the Prospectus) and amounts on deposit in the Reserve Fund. The amount of such credit enhancement is limited, and will be reduced from time to time as described in the Prospectus. See "Series Provisions--Available Subordinated Amount" herein and "Series Provisions--Allocation of Collections; Deposits in Collection Account; Limited Subordination of Transferor's Interest" in the Prospectus.

[ASSET COMPOSITION PREMIUM

          The Asset Composition Premium will be payable to the extent certain funds are available after the occurrence of an Asset Composition Event. Any unpaid Asset Composition Premium will be payable on each Distribution Date following an Asset Composition Event to the extent funds are available therefor after making all required distributions and deposits with respect to the Certificates, including payments with respect to principal (including payments to the Excess Funding Account), Net Trust Swap Payments, Monthly Interest, the Monthly Servicing Fee, the Reserve Fund Deposit Amount and the Investor Default Amount for such date as described in "Series Provisions--Distributions from the Collection Account; Reserve Fund" in the Prospectus. The rating of the Certificates does not address the likelihood of payment of the Asset Composition Premium.]

                    THE DEALER FLOORPLAN FINANCING BUSINESS

FORD CREDIT

          Ford Credit is the primary source of financing for Ford-franchised dealers in the United States. In the first three months of 1998, Ford Credit provided financing for approximately 81.5% of new factory sales to Ford dealers in the U.S, compared with approximately 77.4% for the first three months of 1997. In the first three months of 1998, Ford Credit provided financing to approximately 5,732 domestic automotive dealers. In the first three months of 1998, Ford Credit arranged wholesale financing for approximately 1.1 million vehicles, up approximately 2.3% from the first three months of 1997. Ford Credit services the wholesale portfolio through its home office in Dearborn, Michigan and through its 150 branch and regional offices throughout the United States. As of March 31, 1998, 1.08% of the total dealers in the Ford Credit U.S. Wholesale Portfolio were suspended, compared with 1.37% as of March 31, 1997.

          As of March 31, 1998, average credit lines per dealer in the Ford Credit U.S. Wholesale Portfolio for new and used vehicles were $2.07 million and $290,000, respectively, and the average balance of principal receivables per account was $1.88 million. The aggregate total receivables balance as a percentage of the aggregate total credit lines was 123%. As more fully described in the Prospectus, the credit lines are guidelines, not limits, which dealers are permitted to exceed for business reasons. See "The Dealer Floorplan Financing Business-Dealer Monitoring" in the Prospectus.

          As of March 31, 1998, Used Vehicles represented approximately 2.08% of the aggregate principal amount of receivables in the Ford Credit U.S. Wholesale Portfolio (and approximately 10.56% in the case of the PRIMUS U.S. Wholesale Portfolio). As of March 31, 1998, Used Vehicles represented approximately 2.9% of the aggregate principal amount of Receivables in the Trust.

REVENUE EXPERIENCE

          For the three month period ended March 31, 1998, the weighted average yield on the Ford Credit U.S. Wholesale Portfolio (calculated on the basis of interest payments actually received thereon during such period over the average aggregate principal balance thereof at the beginning and end of each month therein) was 7.38%. However, the weighted average yield is likely to fluctuate from time to time and there is no assurance that such yield will not occur at levels significantly different from that currently experienced.

DEALER "STATUS"

          Under certain circumstances, Ford Credit will classify a dealer as "Status". Such circumstances may include failure to remit any principal or interest payment when due, any notifications of liens, levies or attachments, or a general deterioration of its financial condition. As of March 31, 1998, the number of dealers assigned to dealer Status was 45 (I.E., 0.78% of the total number of dealers in the Ford Credit U.S. Wholesale Portfolio); as of December 31, 1997, 94 dealers (I.E., 0.76% of the total number of dealers in the Ford Credit U.S. Wholesale Portfolio); and as of March 31, 1996, 51 dealers (I.E., 0.88% of the total number of dealers in the Ford Credit U.S. Wholesale Portfolio). Once a dealer is classified as Status, any further extension of credit is rare.

PRIMUS

          PRIMUS services its wholesale portfolio through its home office in Franklin, Tennessee and through 29 regional offices throughout the United States. In the first three months of 1998, PRIMUS provided wholesale financing for approximately 860 automotive dealers. In the first three months of 1998, PRIMUS arranged wholesale financing for approximately 305,000 automobiles and light trucks, up approximately 22.7% from the first three months of 1997. As of March 31, 1998, average credit lines per dealer in the PRIMUS U.S. Wholesale Portfolio of Eligible Accounts for New and Used Vehicles were $1.3 million and 6.4 million, respectively, and the average principal balance of receivable per credit line was $56,000. The aggregate total receivables in the PRIMUS U.S. Wholesale Portfolio as a percentage of the aggregate total credit lines. For the three month period ended March 31, 1998, the weighted average yield on the PRIMUS U.S. Wholesale Portfolio (calculated on the basis of interest payments actually received thereon during such period over the average aggregate principal balance thereof at the beginning and end of each month therein) was 8.62%.

          As of March 31, 1998, the number of dealers in the PRIMUS U.S. Wholesale Portfolio assigned by PRIMUS to dealer status was 11 (1.28% of the total number of dealers in the PRIMUS U.S. Wholesale Portfolio); as of December 31, 1997, 7 (0.85% of the total number of dealers in the PRIMUS U.S. Wholesale Portfolio); and as of December 31, 1996, 7 (0.96% of the total number of dealers in the PRIMUS U.S. Wholesale Portfolio). As of March 31, 1998, 1.9% of the total dealers in the PRIMUS U.S. Wholesale Portfolio were suspended, compared with 3.16% as of March 31, 1997. See "The Dealer Floorplan Financing Business--General" in the Prospectus.

                                 THE ACCOUNTS

GENERAL

          As of March 31, 1998, with respect to the Accounts in the Trust: (a) there were 8,961 Accounts and the Principal Receivables balance was approximately $17.2 billion; (b) the average credit line per Account was $2.08 million (based on the average New Vehicle credit line of $2.2 million and the average Used Vehicle credit line of $150,000); (c) the average balance of Principal Receivables per Account was $1.734 million; (d) the aggregate total Principal Receivables balance as a percentage of the aggregate total credit line was approximately 117%; and (e) the weighted average spread over the prime rate charged to Dealers (calculated on the basis of the New Vehicle Base Rate and Used Vehicle Base Rate, as applicable) was 1.02%. As more fully described above, the credit lines are guidelines, not limits, which dealers are permitted to exceed for business reasons. See "The Dealer Floorplan Financing Business--Dealer Monitoring" in the Prospectus.

LOSS EXPERIENCE

          The following table sets forth the average principal receivables balance and loss experience for each of the periods shown with respect to the combined Ford Credit and PRIMUS U.S. Wholesale Portfolios. Because the initial Eligible Accounts will represent only a portion of the entire combined Ford Credit and PRIMUS U.S. Wholesale Portfolios, actual loss experience with respect to the Eligible Accounts may be different. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to such Portfolios. In addition, the historical experience set forth below reflects financial assistance to Dealers provided by Ford and other manufacturers and distributors in certain limited instances, in the case of the Ford Credit U.S. Wholesale Portfolio, and primarily by non-Ford manufacturers or distributors in certain limited circumstances, in the case of the PRIMUS U.S. Wholesale Portfolio, as described above under "The Dealer Floorplan Financing Business -- Relationship with Ford and Other Manufacturers". If a manufacturer or distributor is unable to or elects not to provide such assistance in the future, the loss experience in respect of the Ford Credit and/or PRIMUS U.S. Wholesale Portfolios may be adversely affected. See "Risk Factors--Trust's Relationship to Ford and Ford Credit; Financial Condition of Ford" in the Prospectus.


                       LOSS EXPERIENCE FOR THE COMBINED FORD CREDIT AND PRIMUS U.S. WHOLESALE PORTFOLIOS

                                    THREE MONTHS ENDED                      YEAR ENDED DECEMBER 31,
                                        MARCH 31,

                                           1998            1997       1996        1995        1994         1993
                                           ----            ----       ----        ----        ----         ----
                                                                 (DOLLARS IN MILLIONS)
Average Principal
  Receivables Balance(1)........  $18,386                 $17,074     $17,392    $17,488     $14,855     $12,411
Net Losses
  (Recoveries)(2)...............  $1.2                    $10.0       $3.5       $5.5        $1.6        $(1.4)
Net Losses/Liquidations.........  0.005%                  0.011%      0.004%     0.007%      0.002%      (0.002)%
Net Losses/Average
  Principal Receivables

  Balance.......................  0.006%                  0.059%      0.020%     0.032%      0.011%      (0.012)%

---------------------
(1) Average Principal Receivables Balance is the average of the monthly average principal balances (based on beginning and ending balances) for the twelve months ending on the last day of the period.
(2) Net losses in any period are gross losses less recoveries for such period. Recoveries include recoveries from Related Security in addition to the vehicles. With respect to the Receivables of certain dealers to which Ford Credit has made loans in addition to the advances under the Accounts, the Trust's interest in Non-Vehicle Related Security, if any, will be subordinate to the interest of Ford Credit in such Non-Vehicle Related Security. See "The Dealer Floorplan
      Financing Business-Intercreditor Agreement in respect of Security Interests in Vehicles and Non-Vehicle Related Security" in the Prospectus. Consequently, the Net Losses experienced by Ford Credit as shown above may be more favorable than the Net Losses to be experienced by the Trust.

AGING EXPERIENCE

          The following table provides the age distribution of vehicle inventory for all dealers in the combined Ford Credit and PRIMUS U.S. Wholesale Portfolios as a percentage of total principal outstanding at the dates indicated. Because the Eligible Accounts will represent only a portion of the entire combined Ford Credit and PRIMUS U.S. Wholesale Portfolios, the actual age distribution with respect to the Eligible Accounts may be different.



                     AGE DISTRIBUTION FOR THE COMBINED FORD CREDIT AND PRIMUS U.S. WHOLESALE PORTFOLIOS(1)

                               THREE MONTHS ENDED                              YEAR ENDED DECEMBER 31,
                                    MARCH 31,
           DAYS                       1998                1997           1996            1995           1994          1993
           ----                       ----                ----           ----            ----           ----          ----
1-120......................           73.3%              81.6%          77.1%           73.6%          77.3%          79.9%
121-180....................           13.4%               7.4%          11.2%            9.2%          10.5%          9.9%
181-270....................           8.3%                5.6%           6.2%           10.6%           5.2%          5.9%
Over 270...................           4.9%                5.4%           5.5%            6.6%           7.0%          4.4%

-------------------------
(1)  Measured from the date of shipment with respect to New Vehicles.


GEOGRAPHIC DISTRIBUTION

          The following table provides the geographic distribution of the vehicle inventory for all dealers in the combined Ford Credit and PRIMUS U.S. Wholesale Portfolios on the basis of Eligible Receivables outstanding and the number of dealers generating such Receivables.



          GEOGRAPHIC DISTRIBUTION OF ACCOUNTS IN THE COMBINED FORD CREDIT AND PRIMUS WHOLESALE PORTFOLIOS
                                                AS OF MARCH 31, 1998

                                              RECEIVABLES
                                              OUTSTANDING      PERCENTAGE OF
                                             (THOUSANDS OF      RECEIVABLES      TOTAL NUMBER       PERCENTAGE OF
                  STATE                         DOLLARS)        OUTSTANDING      OF ACCOUNTS     NUMBER OF ACCOUNTS

California................................     $860,323.4          11.0%              638               10.4%
Texas.....................................     $926,321.5          11.9%              664               10.8%
New York..................................     $615,202.1           7.9%              584               9.5%
Florida...................................     $449,765.8           5.8%              212               3.5%
Michigan..................................     $326,671.1           4.2%              166               2.7%
Other(1)..................................     $5,473,056          70.2%             4,499              73.5%
Total.....................................     $7,791,317           100%             6,125              100%

----------------------
(1) No other state includes more than 4.4% of the outstanding Receivables.

                            MATURITY CONSIDERATIONS

          The Pooling and Servicing Agreement provides that the Certificateholders will not receive payments of principal until the Expected Final Payment Date, or earlier in the event of an Early Amortization Event which results in the commencement of the Early Amortization Period. Certificateholders will receive payments of principal on each Distribution Date following the monthly period in which an Early Amortization Event occurs (each, a "Special Payment Date") until the Invested Amount has been paid in full.

          On each Distribution Date during the Accumulation Period, Certificateholders' Principal Collections and certain other amounts allocable to the Certificateholders' Interest will be deposited on each Distribution Date in a trust account (the "Principal Funding Account") and, together with any amounts in the Excess Funding Account, used to make principal distributions to Certificateholders when due. [The amount to be deposited in the Principal Funding Account on any Distribution Date will be limited to an amount equal to the Controlled Distribution Amount.] See "Series Provisions--Distributions from the Collection Account; Reserve Fund--Principal Collections" in the Prospectus.

          Should an Early Amortization Event occur with respect to the Certificates and the Early Amortization Period should commence, any amount on deposit in the Principal Funding Account will be paid to the Certificateholders on the first Special Payment Date, and the Certificateholders will be entitled to receive Available Principal Collections on each Distribution Date with respect to such Early Amortization Period or following the Expected Final Payment Date, as the case may be, as described herein, until the Invested Amount is paid in full. See "Series Provisions--Early Amortization Events" in the Prospectus.

          The ability of Certificateholders to receive payments of principal on the Expected Final Payment Date depends on the amount of outstanding Receivables, delinquencies, charge-offs and the generation of new Receivables by the Transferor and the potential issuance by the Trust of additional Series. The Transferor cannot predict, and no assurance can be given, as to the actual rate of payment of principal of the Certificates or whether the terms of any subsequently issued Series might have an impact on the amount or timing of any such payment of principal. See "Risk Factors--Payments" in the Prospectus.

          In addition, the amount of outstanding Receivables and the delinquencies, charge-offs and the generation of new Receivables may vary from month to month due to seasonal variations, legal factors and various economic factors affecting vehicle sales generally. There can be no assurance that collections of Receivables with respect to the Trust, and thus the rate at which the Certificateholders could expect to receive payments of principal of the Certificates during an Early Amortization Period, or the rate at which the Principal Funding Account could be funded during the Accumulation Period, will be similar to the historical experience set forth in the tables contained in this Prospectus Supplement. In addition, the Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by the Certificateholders.

MONTHLY PAYMENT RATES

          The following table sets forth the highest and lowest monthly payment rates for the Ford Credit and PRIMUS U.S. Wholesale Portfolios, respectively, during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance for such period. There can be no assurance that the rate of Principal Collections will be similar to the historical experience set forth below. Because the Accounts will be only a portion of the combined Ford Credit and PRIMUS U.S. Wholesale Portfolio, actual monthly payment rates with respect to the Accounts may be different.


               MONTHLY PAYMENT RATES FOR THE COMBINED FORD CREDIT AND PRIMUS U.S. WHOLESALE PORTFOLIOS

                              THREE MONTHS
                                  ENDED                               YEAR ENDED DECEMBER 31,
                                MARCH 31,
                                  1998             1997            1996           1995          1994          1993
                                  ----             ----            ----           ----          ----          ----
Highest Month..............       48.7%            67.3%           53.0%         54.6%          67.1%         64.0%
Lowest Month...............       41.6%            40.1%           39.6%         33.1%          36.4%         43.8%
Average of the Months in
the Period.................       45.7%            49.1%           45.8%         42.5%          48.7%         49.7%


          Because an Early Amortization Event may occur which would initiate an Early Amortization Period, the final distribution of principal of the Certificates may be made prior to the scheduled termination of the Revolving Period or prior to the Expected Final Payment Date. See "Series
Provisions--Additional Early Amortization Events" herein and "Series Provisions--Early Amortization Events" in the Prospectus.

                               SERIES PROVISIONS

          The Certificates will be issued pursuant to the Pooling and Servicing Agreement, the forms of which have been filed as exhibits to the Registration Statement of which the Prospectus and this Prospectus Supplement are a part. The following summary describes certain terms applicable to the Certificates. Reference should be made to the Prospectus for additional information concerning the Certificates and the Pooling and Servicing Agreement.

INTEREST

          Interest on the Certificates will accrue from the Closing Date on the unpaid principal amount thereof at the Certificate Rate. Interest will be distributed on ________, 199__ and on the _______ day of each ________ and ________ thereafter [(each, a "Semi-Annual Payment Date")] [(each, a "Quarterly Payment Date")], to Certificateholders in whose names the Certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment (each, a "Record Date"); provided, that if an Early Amortization Event [or an Asset Composition Event] shall have occurred, interest will be distributed to the Certificateholders on the first Distribution Date following such Early Amortization Event [or Asset Composition Event (but, in the case of an Asset Composition Event, only to the extent needed to cure such event)] and, subject to certain exceptions, on each subsequent Distribution Date until the Certificates are retired. "Distribution Date" shall mean the _________ day of each month (or, if such date is not a business day, the next succeeding business day). Interest for any [Quarterly] [Semi-Annual] Payment Date will accrue from and including the preceding
[Quarterly]  [Semi-Annual]  Payment  Date  (or,  in  the  case  of  the  first
[Quarterly] [Semi-Annual] Payment Date, from and including the Closing Date) but excluding the next [Quarterly] [Semi-Annual] Payment Date and will be calculated on the basis of [the actual number of days elapsed during the related Accrual Period and a 360-day year] [a 360-day year consisting of twelve 30-day months].

          Interest payments in respect of the Certificates on any [Quarterly] [Semi-Annual] Payment Date will be funded from Certificateholder Interest Collections, withdrawals, if any, from the Reserve Fund, Investment Proceeds, if any, [receipts, if any, under the Interest Rate Swap] and, under certain circumstances, Available Transferor Collections to the extent of the Available Subordinated Amount.

PRINCIPAL

          In general, no principal payments will be made to the Certificateholders until the Expected Final Payment Date or, upon the occurrence of an Early Amortization Event [or an Asset Composition Event], each as described in the Prospectus, until the first Distribution Date following such event. On each Distribution Date in the Revolving Period, collections of Principal Receivables allocable to the Certificateholders' Interest, subject to certain limitations, will either be (a) allocated to the Excess Funding Account as described in the Prospectus, (b) allocated to one or more Series that are in amortization, early amortization or accumulation periods to cover principal payments due to the certificateholders of any such Series or that provide for excess funding accounts or similar arrangements or
(c) if no such Series is then amortizing or accumulating principal or otherwise does not provide for excess funding accounts or similar arrangements, paid to the Transferor to maintain the Certificateholders' Interest or held as Unallocated Principal Collections. See "Allocation Percentages--Principal Collections for all Series" and "Distributions from the Collection Account; Reserve Fund--Principal Collections" in the Prospectus.

          Unless and until an Early Amortization Event shall have occurred and until the outstanding principal balance of the Certificates is paid in full, on each Distribution Date in the Accumulation Period, collections of Principal Receivables allocable to the Certificateholders' Interest, plus certain other amounts comprising Monthly Principal, will no longer be paid for the benefit of another Series or to the Transferor as described above but instead [an amount thereof up to the Controlled Distribution Amount for each such Distribution Date] will be deposited in the Principal Funding Account. The funds on deposit in the Principal Funding Account (including any amounts deposited therein from the Excess Funding Account) will be used to pay the outstanding principal balance of the Certificates on the Expected Final Payment Date. If on such date the amount in the Principal Funding Account is less than the outstanding principal balance of the Certificates, the amounts in such accounts will nevertheless be distributed to Certificateholders on such date, the Early Amortization Period will commence and on each Special Payment Date thereafter the Certificateholders will receive distributions of Monthly Principal and Monthly Interest until the outstanding principal balance of the Certificates has been paid in full or the Termination Date has occurred.

          ["Controlled Distribution Amount" means, for any Distribution Date in the Accumulation Period, $_____________.]

          Unless an Early Amortization Period will have occurred, the Accumulation Period will be [one, two, three, four or five] month(s) long. On __________, 199__, the Master Servicer will determine the Accumulation Period Length. The "Accumulation Period Length" will be calculated as the product, rounded upwards to the nearest integer, of (a) _______ and (b) a fraction, the numerator of which is the Invested Amount as of ___________, 199__ (after giving effect to all changes therein on such date) and the denominator of which is the sum of the Invested Amount and the Invested Amount as of ____________, 199__ (after giving effect to all changes therein on such date) of all other outstanding Series the respective revolving periods of which are not scheduled to end before the last day of the ___________ 199__ Collection Period. If the Accumulation Period Length [is one month, two months, three months, four months or five months], the "Accumulation Period Commencement Date" will be the first day of the _____________ 199__ Collection Period, the ___________ 199__ Collection Period, the ___________ 199__ Collection Period, the ___________ 199__ Collection Period or the ___________ 199__ Collection Period, respectively. Notwithstanding the foregoing, the Accumulation Period Commencement Date will be ____________, 199__ if, prior to such date, any other outstanding Series shall have entered into an early amortization period. In addition, if the Accumulation Period Length shall have been determined to be less than [five] months and, thereafter, any outstanding Series shall enter into an early amortization period, the Accumulation Period Commencement Date shall be the earlier of (i) the date that such outstanding Series shall have entered into an early amortization period and (ii) the Accumulation Period Commencement Date as previously determined.

          Other Series issued by the Trust may have either an accumulation period or an amortization period. Such accumulation periods or amortization periods may have different lengths and begin on different dates. Thus, certain Series may be in their revolving periods, while others are in periods during which Principal Collections are distributed to, or reserved for, such other Series. Under certain circumstances, one or more Series may be in their early amortization periods or accumulation periods, while other Series are not.

ALLOCATION PERCENTAGES

          AVAILABLE SUBORDINATED AMOUNT. The Available Subordinated Amount for the first Determination Date is equal to the Required Subordinated Amount. The "Required Subordinated Amount" will mean, as of any date of determination, the sum of (a) the product of the Subordinated Percentage and the Invested Amount and (b) the Incremental Subordinated Amount. On the Closing Date, such amount will be $___________.

          The Available Subordinated Amount for a Determination Date will equal (a) the lesser of (i) the Available Subordinated Amount for the preceding Determination Date, minus, with certain limitations, the Draw Amount for such preceding Determination Date, minus funds from the Reserve Fund applied toward any portion of the Investor Default Amount, plus the amount of Excess Servicing available to be paid to the Transferor as described under "Series Provisions--Distributions from the Collection Account; Reserve Fund--Excess Servicing" in the Prospectus, [plus any amounts distributed as Asset Composition Premium,] minus the Incremental Subordinated Amount for such preceding Determination Date, plus the Incremental Subordinated Amount for the current Determination Date and (ii) the sum of (A) the product of the Subordinated Percentage and the Invested Amount plus (B) the Incremental Subordinated Amount for the current Determination Date, minus (ii) the Subordinated Percentage of funds added or to be added to the Excess Funding Account since the prior Distribution Date to the succeeding Distribution Date, plus (c) the Subordinated Percentage of funds withdrawn or to be withdrawn from the Excess Funding Account since the prior Distribution Date to the succeeding Distribution Date and paid to the Transferor or allocated to one or more Series.

          The "Incremental Subordinated Amount" on any Determination Date will equal an amount equal to the product of (a) a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period and the Available Subordinated Amount for such Determination Date (calculated without subtracting or adding the Incremental Subordinated Amount for such Determination Date as described in clause (a) above), and the denominator of which is the Pool Balance on such last day and (b) the excess, if any, of (i) the sum of the Overconcentration Amount, the Installment Balance Amount and the aggregate amount of Ineligible Receivables on such Determination Date over (ii) the aggregate amount of Ineligible Receivables, Receivables in Accounts containing Dealer Overconcentrations and Receivables in Installment Balances, in each case that became Defaulted Receivables during the preceding Collection Period and are subject to reassignment from the Trust, unless certain insolvency events relating to the Transferor have occurred, as further described in the Pooling and Servicing Agreement.

          The "Subordinated Percentage" will initially equal the percentage equivalent of a fraction, the numerator of which is ___% and the denominator of which will be the excess of 100% over ____%. The Transferor may, in its sole discretion, at any time increase the Available Subordinated Amount for so long as the cumulative amount of such increases does not exceed the lesser of
(a) $_________ or (b) ____% of the Invested Amount on such date. The Transferor is not under any obligation to increase the Available Subordinated Amount at any time. If the Available Subordinated Amount were reduced to less than the Required Subordinated Amount, an Early Amortization Event would occur. The Transferor could elect to increase the Available Subordinated Amount at the time such an Early Amortization Event would otherwise occur, thus preventing or delaying the occurrence of the Early Amortization Event.

          [SWAP AVAILABLE SUBORDINATED AMOUNT. In the event that the Interest Rate Swap is terminated in accordance with its terms (which event shall result in an Early Amortization Event), any Deficiency Amount shall be paid to the extent funds are available therefor by applying, in addition to any amounts allocated with respect to the Available Subordinated Amount, Interest Collections and Principal Collections allocated to the Transferor to the extent of the Swap Available Subordinated Amount. The Swap Available Subordinated Amount for the first Determination Date is $__________ (the "Initial Swap Subordinated Amount"). The Swap Available Subordinated Amount for each subsequent Determination Date will be the Swap Available Subordinated Amount for the previous Determination Date minus the amount, if any, of such draws made on the Swap Available Subordinated Amount.]

[INTEREST RATE SWAP

          On the Closing Date, the Trustee, on behalf of the Trust, will enter into the Interest Rate Swap with Ford Credit (the "Swap Counterparty"). In accordance with the terms of the Interest Rate Swap, the Swap Counterparty will pay to the Trust, on each Distribution Date, interest accrued from and including the preceding Distribution Date at the Certificate Rate on the outstanding principal balance of the Certificates as of such preceding Distribution Date. In exchange for such payments, the Trust will pay to the Swap Counterparty, as of each Distribution Date, interest accrued from and including the preceding Distribution Date at a per annum rate equal to the lesser of (c) _________ and (b) ___________ less ____% on the outstanding principal balance of the Certificates on such preceding Distribution Date, which rates will be reset on various dates within each month. Amounts payable under the Interest Rate Swap will be calculated on the basis of the actual number of days in the related period of accrual and a 360-day year. Net Trust Swap Receipts (obligations of the Swap Counterparty to the Trust) will be paid to the Collection Account on each Distribution Date and Net Trust Swap Payments (obligations of the Trust to the Swap Counterparty) will be paid of Certificateholder Interest Collections, Investment Proceeds, the Reserve Fund and Available Transferor Collections (in the case of Available Transferor Collections, to the extent of the Available Subordinated Amount) on each Distribution Date.

          In the event that the Interest Rate Swap is terminated in accordance with its terms, any Deficiency Amount will be paid by applying, in addition to any amounts allocated with respect to the Available Subordinated Amount, Interest Collections and Principal Collections allocated to the Transferor to the extent of the Swap Available Subordinated Amount.

          In the event that the Interest Rate Swap is terminated in accordance with its terms, any Deficiency Amount will be paid by applying, in addition to any amounts allocated with respect to the Available Subordinated Amount, Interest Collections and Principal Collections allocated to the Transferor to the extent of the Swap Available Subordinated Amount.

          "Adjustment   Date"  shall  mean  the  second  London  Business  Day
preceding the first day of each Interest Period.

          "London Business Day" shall mean any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          Pursuant to the terms of the Interest Rate Swap, an initial payment will be made on the Closing Date. In the event such payment is to be made by the Trust, the amount of such payment will be contributed to the Trust by the Transferor.]

[ADDITIONAL EARLY AMORTIZATION EVENTS

          An "Amortization Event" refers to the following events which is in addition to the other events specified in the Prospectus:

          (a) on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds ____% of the Pool Balance on such day; or

          (b) on any Determination Date, the average of the Monthly Payment Rates for the ______ preceding Collection Periods, where the Monthly Payment Rate for a Collection Period is the percentage obtained by dividing Principal Collections for such Collection Period by the daily average Pool Balance for such Collection Period, is less than ____%.]

SERVICING COMPENSATION

          Unless the Servicing Fee has been waived as described in the Prospectus, the Monthly Servicing Fee shall be an amount equal to one-twelfth of the product of (a) ____% and (b) the Pool Balance as of the last day of the second preceding Collection Period. See "Series Provisions--Servicing Compensation" and "--Payment of Expenses" in the Prospectus.

SERIES TERMINATION

          The final payment of principal of and interest on the Certificates will be due and payable no later than the _________ 199__ Distribution Date (the "Termination Date"). In the event that the Invested Amount is greater than zero on the Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds to the extent necessary to pay such remaining amounts to all Certificateholders) an interest in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement, in an amount equal to ____% of the Invested Amount (after giving effect to deposits and distributions otherwise to be made on the Termination Date; provided, however, that in no event shall such amount exceed the Allocation Percentage of Receivables on such Termination Date). The net proceeds of such sale and any collections on the Receivables will be paid pro rata to Certificateholders on the Termination Date as the final payment of the Certificates.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of Brown & Wood LLP, special tax counsel to the Transferor and the Trust, for United States federal income tax purposes, (a) the
Certificates  will  constitute  indebtedness  and  (b)  the  Trust  will  not be classified as an association or publicly traded partnership taxable as a corporation. Each Certificateholder, by its acceptance of a Certificate, will agree to treat the Certificates as indebtedness for tax purposes. See "Certain Federal Income Tax Considerations" and "Certain State and Local Tax Considerations" in the Prospectus.


                                 UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement dated ______, 199__ (the "Underwriting Agreements"), FCAR has agreed to cause the Trust to sell to the underwriters named below (the "Underwriters"), for which ________ is acting as representative (the "Representative"), and the Underwriters have agreed to purchase the principal amount of Certificates set forth below:

                                                                Principal Amount
                                   Underwriters                  of Certificates

     [Underwriter]....................................   $
     [Underwriter]....................................   $
             Total....................................   $

          FCAR has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of _____% of the principal amount of the Certificates. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of _____% of such principal amount. After the initial public offering, such public offering price, concession and reallowance may be changed.

          The Underwriting Agreement provides that FCAR will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof. The Indemnification Agreement provides that Ford Credit will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

          In connection with the offering of the Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. The Underwriters may bid for an purchase the Certificates in the open market to cover syndicate short positions. In addition, the Underwriters may bid for and purchase the Certificates in the open market to stabilize the price of the Certificates. These activities may stabilize of maintain the market price of the
Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

                                 LEGAL MATTERS

          Certain legal matters with respect to the Certificates will be passed upon for the Transferor by ___________ and for the Representative by Brown & Wood LLP, New York, New York.

                                    RATINGS

          It is a condition to issuance that the Certificates be rated in the highest long-term rating category by at least one nationally recognized rating agency. A securities rating addresses the likelihood of the receipt by
Certificateholders of distributions on the Receivables generated from the Accounts. The rating takes into consideration the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the possibility that Certificateholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.


-------------------------------------    ---------------------------------------
No person has been authorized to give
any   information   or  to  make  any
representation other than those
contained    in    this    Prospectus
Supplement or the Prospectus  and, if    FORD CREDIT AUTO LOAN MASTER TRUST II
given or made,  such  information  or
representation  must  not  be  relied
upon. This Prospectus  Supplement and
the  Prospectus do not  constitute an
offer to sell or a solicitation of an
offer  to buy  any  securities  other    [FIXED RATE] [FLOATING-RATE]
than the Certificates offered hereby,              AUTO LOAN
nor an offer of the  Certificates  in     ASSET BACKED CERTIFICATES,
any State or jurisdiction in which,            SERIES 199__-__,
or to any person to whom,  such offer
would be  unlawful.  The  delivery of
this  Prospectus  Supplement  or  any
Prospectus at any time does not imply
that information herein or therein is
correct as of any time  subsequent to
its date;  however,  if any  material
change  occurs while this  Prospectus
Supplement   or  the   Prospectus  is
required by law to be delivered, this
Prospectus    Supplement    or    the
Prospectus   will   be   amended   or
supplemented accordingly.

             TABLE OF CONTENTS                      [LOGO]


                                 PAGE
PROSPECTUS SUPPLEMENT
---------------------
Summary of Series Terms...........S-4
Risk Factors.....................S-11
The Dealer Floorplan Financing              FORD CREDIT AUTO RECEIVABLES LLC
  Business ......................S-11                TRANSFEROR
The Accounts.....................S-12
Maturity Considerations..........S-14
Series Provisions................S-15
Certain Federal Income Tax
  Considerations ................S-19         FORD MOTOR CREDIT COMPANY
Underwriting.....................S-19               MASTER SERVICER
Legal Matters....................S-20
Ratings..........................S-20


PROSPECTUS
----------
Available Information...............3
Risk Factors.......................16
The Receivables....................20
Ford Motor Credit Company..........21
PRIMUS Automotive Financial
  Services, Inc. ..................23
Use of Proceeds....................21
The Dealer Floorplan Financing
  Business ........................21           PROSPECTUS SUPPLEMENT
The Accounts.......................25
Maturity and Principal Payment
  Considerations ..................25              [UNDERWRITERS]
Series Provisions..................25
Description of the Receivables                     ________, 199__
   Purchase Agreement..............58
Certain Legal Aspects of the
  Receivables......................59
Certain Federal Income Tax
  Considerations ..................62
Certain State and Local Tax
  Considerations ..................69
ERISA Considerations...............69
Underwriting.......................71
Legal Matters......................72
Index of Principal Terms...........73

-------------------------------------    ---------------------------------------



PROSPECTUS
----------

                      Ford Credit Auto Loan Master Trust II

                       Auto Loan Asset Backed Certificates

                        FORD CREDIT AUTO RECEIVABLES LLC
                                   Transferor

                            FORD MOTOR CREDIT COMPANY
                                 Master Servicer

     The Auto Loan Asset Backed Certificates (the "Certificates") offered hereby from time to time in one or more series (each, a "Series") evidence undivided interests in certain assets of the Ford Credit Auto Loan Master Trust II (the "Trust") created pursuant to a Pooling and Servicing Agreement among Ford Credit Auto Receivables LLC, as transferor ("FCAR" or the "Transferor"), Ford Motor Credit Company, as master servicer ("Ford Credit" or the "Master Servicer"), and The Chase Manhattan Bank, as trustee. The Certificates of each Series will be offered on terms determined at the time of sale and may have terms significantly different from other Series of Certificates issued from time to time. The assets of the Trust (the "Trust Assets") include wholesale receivables (the "Receivables") generated from time to time in a portfolio of revolving financing arrangements (the "Accounts") with automobile dealers to finance their automobile and light duty truck inventory and collections on Receivables. Certain assets of the Trust will be allocated to Certificateholders of each Series, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein and the related Prospectus Supplement for such Series. The Transferor will own the remaining interest in the Trust not represented by the Certificates (the "Transferor's Interest"). While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, the terms of any additional Series will not be subject to prior review by or consent of holders of the Certificates of any previously issued Series.

     Interest will accrue on the unpaid principal amount of the Certificates of each Series at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement and will be payable on each Payment Date specified therein, or, in certain circumstances, more frequently. Principal payments on each Series of Certificates will be made on the applicable Expected Final Payment Date specified in the related Prospectus Supplement and on such other date or dates as may be specified in such Prospectus Supplement or earlier or later in certain circumstances.

     Unless  otherwise  specified  in the  related  Prospectus  Supplement,  the
Transferor's Interest will be subordinated to the rights of the Certificateholders of a Series to the limited extent of the Available Subordinated Amount (or, if so specified in the related Prospectus Supplement, the Aggregate Available Subordinated Amount) as described herein.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE RISK FACTORS SET FORTH HEREIN UNDER "RISK FACTORS" BEGINNING ON PAGE 17.

                            -------------------------

     THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRANSFEROR, THE MASTER SERVICER OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Certificates of a Series may be sold by the Transferor directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more acting alone. If underwriters or agents are involved in the offering of Certificates, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of any Certificates, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Transferor from such offering will be the public offering price of the Certificates less such discount, in the case of an underwriter, the purchase price of the Certificates less such commission, in the case of an agent, or the purchase price of the Certificates, in the case of a dealer, and less, in each case, the other expenses of the Transferor associated with the issuance and distribution of the Certificates. See "Underwriting".

     Until 90 days after the date of the related Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     This Prospectus does not contain complete information about the offering of the Certificates. Additional information is contained in the related Prospectus Supplement, and investors are urged to read both this Prospectus and the related Prospectus Supplement in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus and the related Prospectus Supplement.

     The Certificates offered by this Prospectus and the related Prospectus Supplement are offered by ___________ and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by ____________ and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.

                The date of this Prospectus is __________, 199__



                              AVAILABLE INFORMATION

     Ford Credit Auto Receivables LLC, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the
"Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information contained in the Registration Statement and the exhibits thereto. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

                          REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual unaudited reports, containing information concerning the Trust and prepared by the Master Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of each Series of Certificates, pursuant to the Pooling and Servicing Agreement and the related Series Supplement (each as defined herein). See "Series Provisions--Reports," "--Book-Entry Registration" and "--Evidence as to Compliance". Such reports may be available to beneficial owners of Certificates ("Certificate Owners") in accordance with the regulations and procedures of DTC. Copies of the Monthly Reports may be obtained free of charge upon request from the Trustee. The Trust will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder.


                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Reference is made to the Index of Principal Terms for the location herein of the definitions of certain capitalized terms used herein.

 Issuer.................................Ford  Credit  Auto  Loan Master Trust II
                                        (the "Trust").

 Transferor ............................Ford  Credit  Auto  Receivables LLC (the
                                        "Transferor" or "FCAR"), an affiliate of Ford Motor Credit Company.

 Master Servicer .......................Ford Motor Credit Company ("Ford Credit"
                                        or, together with, as applicable, a successor Master Servicer, the "Master Servicer"), a wholly-owned subsidiary of Ford Motor Company ("Ford").

 Trustee ...............................The    Chase    Manhattan    Bank   (the
                                        "Trustee").

 The Trust .............................The Trust  was  formed   pursuant  to  a
                                        Pooling and Servicing  Agreement,  dated
                                        as of September 30, 1997, among FCAR, as
                                        Transferor,   Ford  Credit,   as  Master
                                        Servicer,  and The Chase Manhattan Bank,
                                        as Trustee, as supplemented from time to
                                        time by a  Supplement  relating a Series
                                        of  Certificates   (as  supplemented  or
                                        amended from time to time,  the "Pooling
                                        and Servicing Agreement"). The assets of
                                        the Trust (the "Trust  Assets")  include
                                        (a) certain  Receivables  existing under
                                        the Accounts at the close of business on
                                        September 30, 1997 (the "Initial Cut-Off
                                        Date"),  certain  Receivables  generated
                                        under  the  Accounts  from  time to time
                                        thereafter  during the term of the Trust
                                        as well as certain Receivables generated
                                        under  any  Accounts  added to the Trust
                                        from time to time (less Receivables paid
                                        or charged off and excluding Receivables
                                        generated in any  Accounts  removed from
                                        the Trust  from  time to time  after the
                                        Initial  Cut-Off  Date),  (b) all  funds
                                        collected in respect of such Receivables
                                        after the Initial  Cut-Off Date, (c) all
                                        funds on deposit in certain  accounts of
                                        the Trust  including funds on deposit in
                                        one or  more  Excess  Funding  Accounts,
                                        Principal  Funding  Accounts,   Interest
                                        Funding  Accounts and the Reserve  Fund,
                                        (d) any Enhancement  issued with respect
                                        to a Series, and (e) a security interest
                                        in   certain    motor    vehicles   (the
                                        "Vehicles")  and, in the case of certain
                                        Accounts,  a security interest junior to
                                        that of Ford  Credit or  PRIMUS,  as the
                                        case   may   be,   in   certain   parts,
                                        inventory,  equipment, fixtures, service
                                        accounts,   realty   and/or  a  personal
                                        guarantee  (collectively,  the  "Related
                                        Security") securing the Receivables. The
                                        drawing on or payment of any Enhancement
                                        for the  benefit of a Series or Class of
                                        Certificates  will not be  available  to
                                        the   Certificateholders  of  any  other
                                        Series or Class. The term  "Enhancement"
                                        will mean, with respect to any Series or
                                        class of  Certificates,  any  letter  of
                                        credit,  surety  bond,  cash  collateral
                                        account, spread account, guaranteed rate
                                        agreement,  maturity liquidity facility,
                                        tax protection agreement,  interest rate
                                        swap    agreement   or   other   similar
                                        arrangement.   Enhancement   shall  also
                                        include the subordination of any Series or Class or of the Transferor's Interest to any Series or Class. The Enhancement applicable to a particular Series of Certificates will be specified in the related Prospectus Supplement.

 The Accounts ..........................The   accounts  pursuant  to  which  the
                                        Receivables     are    generated    (the
                                        "Accounts")  are   established   through
                                        revolving credit agreements entered into
                                        by or on behalf of motor vehicle dealers
                                        most of  which  are  franchised  by Ford
                                        and/or other motor vehicle manufacturers
                                        (the  "Dealers")  to purchase or finance
                                        automobile    and   light   duty   truck
                                        inventory.  The  Accounts  are  selected
                                        from all such credit  agreements of Ford
                                        Credit or PRIMUS that meet the  criteria
                                        provided in the  Pooling  and  Servicing
                                        Agreement  (the  "Eligible   Accounts").
                                        Initially,  the Accounts  were  selected
                                        from  (i)  the   portfolio  of  accounts
                                        originated  directly  by Ford Credit (or
                                        by  Ford  and   immediately   thereafter
                                        assigned   to  Ford   Credit)   for  the
                                        purchase    of   motor    vehicles    by
                                        Ford-franchised  Dealers and  associated
                                        non-Ford  Dealers in the  United  States
                                        (the   "Ford   Credit   U.S.   Wholesale
                                        Portfolio")  and (ii) the  portfolio  of
                                        accounts   originated   by  PRIMUS  (and
                                        immediately  thereafter assigned to Ford
                                        Credit)   for  the   purchase  of  motor
                                        vehicles by Dealers in the United States
                                        franchised  primarily  by motor  vehicle
                                        manufacturers or distributors other than
                                        Ford   (the   "PRIMUS   U.S.   Wholesale
                                        Portfolio").        Under        certain
                                        circumstances, Accounts may be added to, or removed from, the Trust. Upon the satisfaction of certain conditions and subject to the approval of the Rating Agencies, accounts substantially similar to the Accounts originated or acquired by Ford Credit from one or more other Ford affiliates may be sold by Ford Credit to the Transferor for transfer to the Trust. See "The Accounts", "Series Provisions--Addition of Accounts" and "--Removal of Accounts".

 The Receivables .......................The  Receivables  arise in the  Accounts and consist of advances made directly or
                                        indirectly  by Ford  Credit to  Dealers.
                                        Such advances are used by the Dealers to
                                        purchase or finance the Vehicles,  which
                                        consist of  primarily  new and some used
                                        automobiles,   light  duty   trucks  and
                                        certain other vehicles  manufactured  or
                                        distributed  by  Ford or  other  vehicle
                                        manufacturers      or      distributors.
                                        Generally,  the  principal  amount of an
                                        advance in  respect of a new  Vehicle is
                                        equal to the wholesale purchase price of
                                        the  Vehicle  and,  subject  to  certain
                                        exceptions,  is due upon the retail sale
                                        of  the   Vehicle.   See   "The   Dealer
                                        Floorplan  Financing  Business--Creation
                                        of Receivables"  and "--Payment  Terms".
                                        Collections   of  principal   under  the
                                        Receivables  are herein  referred  to as
                                        "Principal Collections", and collections
                                        of  interest   and  other   nonprincipal
                                        charges  (including   insurance  service
                                        fees,  amounts recovered with respect to
                                        Defaulted   Receivables   and  insurance
                                        proceeds)  are  referred  to  herein  as
                                        "Interest Collections".  The Receivables
                                        bear  interest  at  an  adjustable  rate
                                        described   herein.   See  "The   Dealer
                                        Floorplan  Financing   Business--Revenue
                                        Experience".

                                        FCAR  has  entered  into  a  Receivables
                                        Purchase Agreement, dated as of the date
                                        of the Pooling and Servicing  Agreement,
                                        between  FCAR,  as  purchaser,  and Ford
                                        Credit,   as  seller  (the  "Receivables
                                        Purchase  Agreement").  Pursuant  to the
                                        Receivables  Purchase  Agreement,   Ford
                                        Credit (a) sells to the  Transferor  all
                                        of its right,  title and interest in and
                                        to  all   Receivables   meeting  certain
                                        eligibility  criteria  contained  in the
                                        Receivables  Purchase  Agreement and the
                                        Pooling    and    Servicing    Agreement
                                        ("Eligible Receivables") and (b) assigns
                                        its  interests  in the  Vehicles and the
                                        Related Security to the Transferor.  The
                                        Transferor   in  turn   transfers   such
                                        Receivables and Related  Security to the
                                        Trust   pursuant   to  the  Pooling  and
                                        Servicing Agreement. The Transferor also
                                        assigns  to the  Trust its  rights  with
                                        respect  to the  Receivables  under  the
                                        Receivables   Purchase  Agreement.   See
                                        "Description of the Receivables Purchase
                                        Agreement".

                                        All new  Receivables  arising  under the
                                        Accounts  during  the term of the  Trust
                                        will  be  sold  by  Ford  Credit  to the
                                        Transferor   and   transferred   by  the
                                        Transferor  to the  Trust.  Accordingly,
                                        the aggregate  amount of  Receivables in
                                        the Trust will fluctuate from day to day
                                        as new  Receivables are generated and as
                                        existing   Receivables   are  collected,
                                        charged   off   as    uncollectable   or
                                        otherwise adjusted.

 The Certificates.......................The Certificates of each  Series will be
                                        available   for   purchase   in  minimum
                                        denominations  of $1,000 and in integral
                                        multiples  thereof or such other minimum
                                        denominations and integral  multiples as
                                        are set forth in the related  Prospectus
                                        Supplement.  Unless otherwise  specified
                                        in the  related  Prospectus  Supplement,
                                        the  Certificates  of each  Series  will
                                        only be  available  in  book-entry  form
                                        except in certain limited  circumstances
                                        as  described   herein   under   "Series
                                        Provisions--Definitive    Certificates".
                                        The Trust Assets will be allocated among
                                        the  interest of the  Certificateholders
                                        (each, a "Certificateholders' Interest")
                                        of  each  Series,   with  the  remainder
                                        allocated   to   the   Transferor   (the
                                        "Transferor's  Interest"),  as described
                                        below.  If the  Certificates of a Series
                                        include   more   than   one   class   of
                                        Certificates, the Trust Assets allocable to the Certificateholders' Interest of such Series will be further allocated among the Certificateholders of each class of such Series.

                                        The  Certificates  of each  Series  will
                                        evidence fractional undivided beneficial
                                        interests in the Trust Assets  allocated
                                        to the  Certificateholders'  Interest of
                                        that   Series.   With  respect  to  each
                                        Series,  the Trust  Assets  allocable to
                                        such  Series   shall  be   substantially
                                        identical to the Trust Assets allocable to the other Series, with the exception of any Enhancement issued with respect to such Series.

                                        Unless otherwise provided in the related
                                        Prospectus Supplement,  a portion of the
                                        Transferor's     Interest     will    be
                                        subordinated to the  Certificateholders'
                                        Interest  of each  Series  as  described
                                        herein   and  the   related   Prospectus
                                        Supplement.

                                        Unless   otherwise   specified   in  the
                                        related  Prospectus  Supplement,  on the
                                        date of the issuance of the Certificates
                                        of a Series  (each,  a "Closing  Date"),
                                        the Invested Amount for such Series will
                                        equal  the  related  Initial   Principal
                                        Amount  and   represent   the  principal
                                        amount of  Certificates  of such  Series
                                        invested  in   Receivables   as  of  the
                                        Closing  Date  (as  to  a  Series,   the
                                        "Initial Invested Amount"). The Invested
                                        Amount   for  a  Series  is  subject  to
                                        reduction  during, if applicable to such
                                        Series  as   indicated  in  the  related
                                        Prospectus Supplement,  the Accumulation
                                        Period or the Amortization  Period,  the
                                        Early  Amortization  Period  and at such
                                        other times as deposits  are made to the
                                        excess   funding   account  (or  similar
                                        arrangement)   for  such   Series   (the
                                        "Excess Funding  Account") in connection
                                        with  the  payment  of   Receivables  as
                                        described          under         "Series
                                        Provisions--Excess Funding Account".

                                        The principal amount of the Transferor's
                                        Interest is expected to fluctuate as the
                                        aggregate   amount  of  the  Receivables
                                        balance changes from time to time and as new Series are issued.

 Registration of Certificates...........Unless   otherwise   specified   in  the
                                        related   Prospectus   Supplement,   the
                                        Certificates   of   each   Series   will
                                        initially be  represented by one or more
                                        Certificates  registered  in the name of
                                        Cede,  as the  nominee of DTC. No person
                                        acquiring    an    interest    in   such
                                        Certificates will be entitled to receive
                                        a  definitive  certificate  representing
                                        such  person's  interest  except  in the
                                        event that Definitive  Certificates  are
                                        issued  under the limited  circumstances
                                        described herein. Certificateholders may
                                        elect to hold  their  interests  through
                                        DTC,  in the  United  States,  or  Cedel
                                        Bank,  societe anonyme  ("Cedel") or the
                                        Euroclear   System   ("Euroclear"),   in
                                        Europe.  Transfers  within DTC, Cedel or
                                        Euroclear,  as the case may be,  will be
                                        in  accordance  with the usual rules and
                                        operating  procedures  of  the  relevant
                                        system.  Cross-market  transfers between
                                        persons  holding  directly or indirectly
                                        through  DTC,  on  the  one  hand,   and
                                        counterparties   holding   directly   or
                                        indirectly  through  Cedel or Euroclear,
                                        on the other,  will be  effected  in DTC
                                        through Citibank,  N.A.  ("Citibank") or
                                        Morgan  Guaranty  Trust  Company  of New
                                        York     ("Morgan"),     the    relevant
                                        depositaries     (collectively,      the
                                        "Depositaries")  of Cedel or  Euroclear,
                                        respectively,  and each a  participating
                                        member    of    DTC.     See     "Series
                                        Provisions--Book-Entry Registration" and
                                        "--Definitive Certificates".

 Issuance of New Series ................The  Pooling  and  Servicing   Agreement
                                        provides  that,  pursuant  to any one or
                                        more   supplements   thereto   (each,  a
                                        "Supplement"),  the Transferor may cause
                                        the  Trustee  to  issue  one or more new
                                        Series   of    Certificates    (a   "New
                                        Issuance").  However,  at all times, the
                                        interest  in the  principal  balances of
                                        Receivables  ("Principal   Receivables")
                                        represented by the Transferor's Interest
                                        must equal or exceed a specified amount.
                                        The  issuance of the  Certificates  of a
                                        Series   pursuant   to  the   Supplement
                                        related  thereto  will  constitute a New
                                        Issuance.   The  Pooling  and  Servicing
                                        Agreement   also   provides   that   the
                                        Transferor may specify,  with respect to
                                        any Series,  the Principal  Terms of the
                                        Series.  The  Transferor  may  offer any
                                        Series to the public or other  investors
                                        under this  Prospectus and  accompanying
                                        Prospectus  Supplement,  a prospectus or
                                        other     disclosure     document     in
                                        transactions either registered under the
                                        Securities    Act   or    exempt    from
                                        registration  thereunder,   directly  or
                                        through the Underwriters or one or more other underwriters or placement agents.

                                        Under   the   Pooling   and    Servicing
                                        Agreement  and pursuant to a Supplement,
                                        a  New  Issuance  may  only  occur  upon
                                        delivery   to   the   Trustee   of   the
                                        following:  (a) a Supplement  specifying
                                        the Principal Terms of such Series,  (b)
                                        an  opinion  of  counsel  to the  effect
                                        that,  for federal  income tax purposes,
                                        (i) such  issuance  will  not  adversely
                                        affect  the   characterization   of  the
                                        Certificates of any  outstanding  Series
                                        or class as debt of the Transferor, (ii)
                                        such  issuance  will not cause a taxable
                                        event  to  any   Certificateholders  and
                                        (iii)   such   new   Series    will   be
                                        characterized as debt and (c) letters from the Rating Agencies confirming that the issuance of the new Series will not result in the reduction or withdrawal of the rating of the Certificates of any Series then outstanding. See "Series Provisions--New Issuances".

 Allocations............................The Certificateholders' Interest of each
                                        Series will include the right to receive
                                        (but only to the  extent  needed to make
                                        required  payments under the Pooling and
                                        Servicing Agreement) varying percentages
                                        of Interest  Collections  and  Principal
                                        Collections    collected   during   each
                                        calendar   month  (each,  a  "Collection
                                        Period").      Interest     Collections,
                                        Principal   Collections   and  Defaulted
                                        Receivables  for any  Collection  Period
                                        will     be     allocated     to     the
                                        Certificateholders' Interest of a Series
                                        as  described  below  and as more  fully
                                        described  in  the  related   Prospectus
                                        Supplement.     Interest    Collections,
                                        Principal   Collections   and  Defaulted
                                        Receivables   not   allocated   to   the
                                        Certificateholders'   Interest   of  all
                                        outstanding Series will be allocated to the Transferor's Interest.

                                        Interest   Collections   and   Defaulted
                                        Receivables  will  be  allocated  at all
                                        times    to   the    Certificateholders'
                                        Interest  of  a  Series   based  on  the
                                        Floating Allocation  Percentage for such
                                        Series  applicable  during  the  related
                                        Collection   Period.   Unless  otherwise
                                        specified  in  the  related   Prospectus
                                        Supplement,   the  Floating   Allocation
                                        Percentage   for  each  Series  for  any
                                        Collection   Period  is  the  percentage
                                        obtained   by   dividing   the   related
                                        Invested  Amount  on the last day of the
                                        immediately  preceding Collection Period
                                        by the aggregate amount of the principal
                                        balances of the  Receivables  (the "Pool
                                        Balance")   on  the   last  day  of  the
                                        immediately preceding Collection Period.

                                        During the Revolving  Period (as defined
                                        herein) for a Series, subject to certain
                                        limitations,    Principal    Collections
                                        allocable       to      the      related
                                        Certificateholders'   Interest  will  be
                                        allocated and paid to the  Transferor or
                                        allocated   to  any   other   Series  in
                                        exchange  for  the  allocation  to  such
                                        Certificateholders' Interest of an equal
                                        interest in Principal  Receivables  that
                                        are new or that would  otherwise be part
                                        of  the  Transferor's  Interest  or  the
                                        Certificateholders'  Interest  of  other
                                        Series.  During any Accumulation Period,
                                        if   applicable   to  such   Series   as
                                        specified  in  the  related   Prospectus
                                        Supplement,  any Amortization Period and
                                        any  Early  Amortization  Period  for  a
                                        Series,  Principal  Collections  will be
                                        allocated       to      the      related
                                        Certificateholders'  Interest  based  on
                                        the   related    Principal    Allocation
                                        Percentage.  Unless otherwise  specified
                                        in the  related  Prospectus  Supplement,
                                        the Principal Allocation  Percentage for
                                        a  Collection  Period  during  any  such
                                        Accumulation Period, Amortization Period
                                        and  Early  Amortization  Period  is the
                                        percentage equivalent of a fraction, the
                                        numerator   of  which  is  the  Invested
                                        Amount for such Series on the last day of the related Revolving Period and the denominator of which is the Pool Balance on the last day of the immediately preceding Collection Period. See "Series Provisions--Allocation
                                        Percentages--Principal Collections for all Series".

 Interest...............................Interest on the unpaid principal balance of the  Certificates  of a  Series  will
                                        accrue  at  the  per  annum   rate  (the
                                        "Certificate  Rate") either specified in
                                        or determined in the manner specified in
                                        the related  Prospectus  Supplement  and
                                        will be payable to  Certificates of such
                                        Series  on the  dates  specified  in the
                                        related  Prospectus  Supplement (each, a
                                        "Payment Date").  If so specified in the
                                        related  Prospectus   Supplement  for  a
                                        Series,  upon the occurrence of an Early
                                        Amortization    Event    or   an   Asset
                                        Composition   Event,   interest  may  be
                                        distributed  to  the  Certificateholders
                                        monthly,   commencing   on   the   first
                                        Distribution  Date  following such Early
                                        Amortization  Event or Asset Composition
                                        Event  (but,  in the  case  of an  Asset
                                        Composition  Event,  only to the  extent
                                        needed to cure such event) and,  subject
                                        to   certain    exceptions,    on   each
                                        subsequent  Distribution  Date until the
                                        Certificates  are  retired.  If  Payment
                                        Dates for a Series occur less frequently
                                        than monthly, Certificateholder Interest
                                        Collections  allocable  to  such  Series
                                        will  be  deposited  each  month  into a
                                        trust  account  (the  "Interest  Funding
                                        Account")  and  used  to  make  interest
                                        payments  to the  Certificateholders  on
                                        each  Payment  Date.   Unless  otherwise
                                        specified  in  the  related   Prospectus
                                        Supplement,   interest  payable  on  the
                                        Certificates of a Series with respect to
                                        a  Payment  Date  will  accrue  from and
                                        including  the  preceding  Payment  Date
                                        (or,  in the case of the  first  Payment
                                        Date,  from and  including  the  related
                                        Closing  Date)  to  but  excluding  such
                                        Payment Date. Unless otherwise specified
                                        in the  related  Prospectus  Supplement,
                                        interest  for any  Payment  Date will be
                                        calculated  on the  basis  of a  360-day
                                        year  consisting of twelve 30-day months
                                        (for  fixed-rate  Certificates)  or  the
                                        actual number of days elapsed divided by
                                        360  (for  floating-rate  Certificates).
                                        Interest with respect to such Series for
                                        any  Payment  Date  due but not  paid on
                                        such  Payment  Date  will  be due on the
                                        next  succeeding  Payment Date  together
                                        with additional  interest on such amount
                                        at the  rate  specified  in the  related
                                        Prospectus Supplement. Interest payments
                                        on a  Series  of  Certificates  will  be
                                        derived   from   Certificate    Interest
                                        Collections  for the related  Collection
                                        Period   allocable   to   such   Series,
                                        withdrawals,  if any,  from the  related
                                        Reserve Fund,  Investment  Proceeds,  if
                                        any, receipts, if any, under any related
                                        Enhancement     and,    under    certain
                                        circumstances,   Available  Transferor's
                                        Collections   to  the   extent   of  the
                                        Available  Subordinated  Amount for such
                                        Series.

 Principal .............................The final principal payment with respect to each Series of  Certificates  will be
                                        made  on  the  applicable  Payment  Date
                                        (each, an "Expected Final Payment Date")
                                        specified  in  the  related   Prospectus
                                        Supplement,   provided  that   principal
                                        payments on a Series of Certificates may
                                        be made on such  other  date or dates as
                                        shall be  specified  in such  Prospectus
                                        Supplement.  If a Series  has more  than
                                        one class of  Certificates,  a different
                                        Expected  Final  Payment  Date  for  the
                                        payment of principal  may be assigned to
                                        each class. The final principal  payment
                                        with    respect   to   any   Series   of
                                        Certificates  may be paid  earlier  than
                                        the  applicable  Expected  Final Payment
                                        Date  if  an  Early  Amortization  Event
                                        occurs,    or   later   under    certain
                                        circumstances   described   herein.   If
                                        applicable to a Series of  Certificates,
                                        upon   the   occurrence   of  an   Asset
                                        Composition  Event,   certain  principal
                                        amounts    may   be   payable   to   the
                                        Certificateholders.

 Asset Composition Event ...............The Prospectus  Supplement  for a Series
                                        will  specify  whether the  Certificates
                                        are subject to Asset Composition Events.
                                        If so  specified  an "Asset  Composition
                                        Event" will occur  during the  Revolving
                                        Period for such Series if the sum of all
                                        Eligible   Investments  and  amounts  on
                                        deposit in all of the  deposit  accounts
                                        of all Series  (the  "Series  Accounts")
                                        represents   more   than   a   specified
                                        percentage  of the Trust  Assets on each
                                        of a  specified  number  of  consecutive
                                        Determination Dates, after giving effect
                                        to all  payments  made  or to be made on
                                        the  Distribution  Dates next succeeding
                                        such respective  Determination Dates. As
                                        further   specified   in   the   related
                                        Prospectus    Supplement,    upon    the
                                        occurrence of an Asset Composition Event during the Revolving Period for the related Series, distributions will be made in respect of the Certificates of such Series to the extent necessary to result in compliance with the percentage limitation the violation of which gave rise to the Asset Composition Event.

 Revolving Period ......................During  the  Revolving  Period  for  a
                                        Series,  unless  otherwise  specified in
                                        the   related   Prospectus   Supplement,
                                        Principal      Collections     otherwise
                                        allocable       to      the      related
                                        Certificateholders'  Interest  generally
                                        will be deposited to the related  Excess
                                        Funding Account, if any, or allocated to
                                        another  Series (in effect,  in exchange
                                        for    the     allocation     to    such
                                        Certificateholders' Interest of an equal
                                        interest  in the  Principal  Receivables
                                        that are new or that would  otherwise be
                                        part of the Transferor's Interest or the
                                        Certificateholders'   Interest  of  such
                                        other  Series) in order to maintain  the
                                        sum of the related  Invested  Amount and
                                        the  amount,   if  any,  in  the  Excess
                                        Funding Account at a constant level. The
                                        "Revolving  Period" for a Series will be
                                        the  period   beginning   on  the  dated
                                        specified  in  the  related   Prospectus
                                        Supplement  (the "Series  Cut-Off Date")
                                        and ending on the  earlier of (x) either
                                        the  Accumulation   Period  Commencement
                                        Date, if  applicable to such Series,  or
                                        such other date specified in the related
                                        Prospectus   Supplement   and   (y)  the
                                        business day  immediately  preceding the
                                        day on which an Early Amortization Event
                                        occurs.  See  "Series  Provisions--Early
                                        Amortization Events" for a discussion of
                                        certain  events  which might lead to the
                                        early   termination   of  the  Revolving
                                        Period   and,    in   certain    limited
                                        circumstances, the recommencement of the
                                        Revolving Period.

 Accumulation Period ...................If   so   specified   in   the   related
                                        Prospectus  Supplement  for a Series  of
                                        Certificates   and   unless   an   Early
                                        Amortization   Period   commences   with
                                        respect  thereto,  the  Certificates  of
                                        such  Series  will have an  accumulation
                                        period (each, an "Accumulation Period"),
                                        which  will  commence  at the  close  of
                                        business  on the date  specified  in the
                                        related   Prospectus   Supplement   (the
                                        "Accumulation     Period    Commencement
                                        Date"),  and continue  until the earlier
                                        of (a)  the  commencement  of the  Early
                                        Amortization Period with respect to such
                                        Series  and  (b)  the   Expected   Final
                                        Payment  Date  for the  Certificates  of
                                        such    Series.    Unless    an    Early
                                        Amortization  Event shall have occurred,
                                        the  length of the  Accumulation  Period
                                        (the "Accumulation  Period Length") will
                                        be specified or calculated in the manner
                                        described  in  the  related   Prospectus
                                        Supplement.   During  any   Accumulation
                                        Period,   Certificateholders'  Principal
                                        Collections  and certain  other  amounts
                                        allocable  to  the   Certificateholders'
                                        Interest of the  related  Series will be
                                        deposited on each Distribution Date in a
                                        trust  account (the  "Principal  Funding
                                        Account") and, together with any amounts
                                        in the related Excess  Funding  Account,
                                        used to make principal  distributions to
                                        Certificateholders  of such  Series when
                                        due.  The amount to be  deposited in the
                                        Principal   Funding   Account   on   any
                                        Distribution   Date  for  a  Series   of
                                        Certificates  will  be  limited  to  the
                                        amount    specified   in   the   related
                                        Prospectus Supplement.

                                        Each Series issued by the Trust may have
                                        either  an  Accumulation  Period  or  an
                                        Amortization  Period.  Such Accumulation
                                        Periods or Amortization Periods may have
                                        different lengths and begin on different
                                        dates.  Thus,  certain  Series may be in
                                        their Revolving  Period while others are
                                        in  periods   during   which   Principal
                                        Collections   are   distributed  to,  or
                                        reserved for,  such other Series.  Under
                                        certain   circumstances,   one  or  more
                                        Series  may  be  in  their  Accumulation
                                        Periods,  Amortization  Periods or Early
                                        Amortization Periods, while other Series are not.

 Amortization Period....................If  so   specified   in  the  Prospectus
                                        Supplement  for a Series  and  unless an
                                        Early   Amortization  Event  shall  have
                                        earlier  occurred,   during  the  period
                                        commencing on the date  specified in the
                                        related Prospectus Supplement and ending
                                        when  the   principal   amount   of  the
                                        Certificate  of  such  Series  has  been
                                        reduced   to  zero  or  when  the  Trust
                                        otherwise  terminates (the "Amortization
                                        Period"),      Principal     Collections
                                        allocated  to  the   Certificateholders'
                                        Interest  of such  Series will no longer
                                        be paid to the  Transferor  but  instead
                                        will  be  distributed  monthly  to  such
                                        Certificateholders  as  provided  herein
                                        under "Series  Provisions--Distributions
                                        from  the  Collection  Account"  on each
                                        Distribution  Date  beginning  with  the
                                        Distribution Date in the month following
                                        the  month  in  which  the  Amortization
                                        Period   commences.    Any   Series   of
                                        Certificates with an Amortization Period
                                        will  not have an  Accumulation  Period.
                                        See      "Series       Provisions--Early
                                        Amortization Events" for a discussion of the events which might lead to the early commence of the Amortization Period.

                                        Allocations   based  upon  the  Investor
                                        Percentage   during   the   Amortization
                                        Period  may result in  distributions  of
                                        principal with respect to any Collection
                                        Period to  Certificateholders in amounts
                                        that  are   greater   relative   to  the
                                        declining  balance  of  the  Certificate
                                        Principal Balance than would be the case
                                        if no  fixed  Investor  Percentage  were
                                        used  to  determine  the  percentage  of
                                        Principal  Collections   distributed  in
                                        respect of the  Investor  Interest.  See
                                        "Series      Provisions--Payments     on
                                        Receivables;   Deposits  to   Collection
                                        Account."

 Early Amortization Period..............With  respect to each Series, during the period  beginning on the day on which an
                                        Early  Amortization  Event is  deemed to
                                        have occurred  and,  except as described
                                        below,  ending  on  the  earlier  of the
                                        payment  in  full  of  the   outstanding
                                        principal  balance  of the  Certificates
                                        for such Series and the  related  Series
                                        Termination Date (an "Early Amortization
                                        Period"),   the   Revolving   Period  or
                                        Accumulation Period, as the case may be,
                                        will     terminate,     and    Principal
                                        Collections  and certain  other  amounts
                                        allocable  to  the   Certificateholders'
                                        Interest  of  such  Series  and,  if the
                                        Early   Amortization  Event  applies  to
                                        other Series, to the Certificateholders'
                                        Interest  of such other  Series  will be
                                        distributed  to such  Certificateholders
                                        monthly on each Distribution Date (each,
                                        a "Special Payment Date") beginning with
                                        the  Distribution   Date  following  the
                                        Collection  Period  in  which  an  Early
                                        Amortization   Period   commences.   See
                                        "Series  Provisions-Early   Amortization
                                        Events" for a description of events that
                                        might result in the  commencement  of an
                                        Early  Amortization  Period with respect
                                        to a Series of  Certificates.  During an
                                        Early Amortization Period, distributions
                                        of    principal   on   the   Series   of
                                        Certificates  will not be subject to any
                                        Controlled   Distribution   Amount   (as
                                        defined     herein).     See     "Series
                                        Provisions--Distributions    from    the
                                        Collection       Account;        Reserve
                                        Fund--Principal     Collections".     In
                                        addition,  on the first Special  Payment
                                        Date for a  Series  (a) any  amounts  on
                                        deposit in the related  Interest Funding
                                        Account    will    be    paid   to   the
                                        Certificateholders    to   pay   accrued
                                        interest on the Certificates and (b) any amounts on deposit in the related Excess Funding Account, the related Principal Funding Account and the related Interest Funding Account (after the payment of accrued interest on such date) will be paid to the Certificateholders of such Series up to the outstanding principal balance of the Certificates. See "Series Provisions--Distributions".

Subordination of the
 Transferor's Interest..................If the  Interest Collections, Investment
                                        Proceeds,  Enhancement proceeds, if any,
                                        certain  amounts in the related  Reserve
                                        Fund and certain other amounts allocable
                                        to the  Certificateholders  of a  Series
                                        for  any   Collection   Period  are  not
                                        sufficient to cover the interest payable
                                        on such  Series of  Certificates  on the
                                        next Distribution Date (plus any overdue
                                        interest  and  interest  thereon),   the
                                        Monthly    Servicing    Fee   for   such
                                        Distribution  Date, any Investor Default
                                        Amount allocable to such Series for such
                                        Distribution  Date,  and  certain  other
                                        amounts,  a portion of the  Transferor's
                                        Interest will be applied to make up such
                                        deficiency. Generally, the amount of the
                                        Transferor's  Interest  subject  to such
                                        subordination    for   a    Series    of
                                        Certificates     is    the     Available
                                        Subordinated   Amount.   The  "Available
                                        Subordinated   Amount"   for  the  first
                                        Determination  Date  generally  will  be
                                        equal  to  the   Required   Subordinated
                                        Amount.  Unless  otherwise  specified in
                                        the related Prospectus  Supplement,  the
                                        "Required  Subordinated  Amount"  for  a
                                        Series of Certificates  will mean, as of
                                        any  date of  determination,  the sum of
                                        (i)  the  product  of  the  Subordinated
                                        Percentage  and the Invested  Amount and
                                        (ii) the Incremental Subordinated Amount
                                        for  such  Series.   The   "Subordinated
                                        Percentage"  for  each  Series  will  be
                                        specified  in  the  related   Prospectus
                                        Supplement.  The "Available Subordinated
                                        Amount"  for   subsequent   Distribution
                                        Dates will be determined pursuant to the
                                        calculation  specified  in  the  related
                                        Prospectus  Supplement.  In general  the
                                        Available   Subordinated  Amount  for  a
                                        Series  will  fluctuate   based  on  the
                                        increase  and  decrease,  if any, in the
                                        related    Invested   Amount   and   the
                                        corresponding  decrease  and increase in
                                        the  amount,  if  any,  in  the  related
                                        Excess Funding Account and the additions
                                        and   subtractions   specified   in  the
                                        calculation   referred  to  above.   The
                                        Transferor may, but is not obligated to,
                                        increase  at  any  time  the   Available
                                        Subordinated   Amount  so  long  as  the
                                        cumulative amount of such increases does
                                        not exceed the amount  specified  in the
                                        related  Prospectus  Supplement for such
                                        Series.  Any such  increase may have the
                                        effect of avoiding an Early Amortization
                                        Event for such Series.  Unless otherwise
                                        specified  in  the  related   Prospectus
                                        Supplement,  the Available  Subordinated
                                        Amount,  to the  extent  it was  reduced
                                        because  of  any   application   of  the
                                        Transferor's   Interest   to   cover   a
                                        deficiency,  will be  reinstated  by the
                                        amount,  if any,  for each  Distribution
                                        Date of Excess  Servicing  allocated and
                                        available  to be paid to the  Transferor
                                        as     described      under      "Series
                                        Provisions--Distributions    from    the
                                        Collection Account; Reserve Fund--Excess
                                        Servicing".

 Servicing .............................The  Master  Servicer  (initially,  Ford
                                        Credit) is  responsible  for  servicing,
                                        managing and making  collections  on the
                                        Receivables and will, except as provided
                                        below and as otherwise  specified in the
                                        related Prospectus  Supplement,  deposit
                                        such   collections   in  the  Collection
                                        Account   within   two   business   days
                                        following the receipt thereof, generally
                                        up to the  amount  of  such  collections
                                        required    to   be    distributed    to
                                        Certificateholders  of all  Series  with
                                        respect   to  the   related   Collection
                                        Period.  In certain  circumstances,  the
                                        Master Servicer will be permitted to use
                                        for its own  benefit  and not  segregate
                                        collections on the Receivables  received
                                        by  it  during  each  Collection  Period
                                        until no later  than  the  business  day
                                        prior to the related  Distribution Date.
                                        See  "Series  Provisions--Allocation  of
                                        Collections;   Deposits  in   Collection
                                        Account;    Limited   Subordination   of
                                        Transferor's Interest".

                                        On the  second  business  day  preceding
                                        each    Distribution   Date   (each,   a
                                        "Determination    Date"),   the   Master
                                        Servicer  will  calculate the amounts to
                                        be  allocated  as  described  herein  in
                                        respect of  collections  on  Receivables
                                        received  with  respect  to the  related
                                        Collection       Period      to      the
                                        Certificateholders  of  all  outstanding
                                        Series or to the Transferor as described
                                        herein.            See           "Series
                                        Provisions--Allocation  of  Collections;
                                        Deposits in Collection Account;  Limited
                                        Subordination of Transferor's  Interest"
                                        and   "Risk    Factors--Certain    Legal
                                        Aspects".

                                        In certain  limited  circumstances  Ford
                                        Credit  may  resign  or  be  removed  as
                                        Master  Servicer,  in which event either
                                        the  Trustee,  or,  so long as it  meets
                                        certain eligibility  standards set forth
                                        in the Pooling and Servicing  Agreement,
                                        a third-party  servicer may be appointed
                                        as  successor  servicer.  Ford Credit is
                                        permitted  to delegate any of its duties
                                        as  Master   Servicer   to  any  of  its
                                        affiliates, but any such delegation will
                                        not relieve  the Master  Servicer of its
                                        obligations   under  the   Pooling   and
                                        Servicing Agreement. The Master Servicer
                                        will receive a monthly servicing fee and
                                        certain   other   amounts  as  described
                                        herein as  servicing  compensation  from
                                        the       Trust.       See       "Series
                                        Provisions--Servicing  Compensation  and
                                        Payment of Expenses".

Mandatory Reassignment and
 Transfer of Certain
 Receivables............................The   Transferor   has    made   certain
                                        representations  and  warranties  in the
                                        Pooling  and  Servicing  Agreement  with
                                        respect  to  the   Receivables   in  its
                                        capacity as  Transferor  and Ford Credit
                                        has  made  certain  representations  and
                                        warranties  in the Pooling and Servicing
                                        Agreement  in  its  capacity  as  Master
                                        Servicer.  If  the  Transferor  breaches
                                        certain  of  its   representations   and
                                        warranties    with    respect   to   any
                                        Receivables   and  such  breach  remains
                                        uncured for a specified period and has a
                                        materially   adverse   effect   on   the
                                        Certificateholders'   Interest   of  any
                                        outstanding          Series,         the
                                        Certificateholders'   Interest  of  each
                                        such  Series in such  Receivables  will,
                                        subject to certain conditions  specified
                                        herein, be reassigned to the Transferor.
                                        If  Ford  Credit,  as  Master  Servicer,
                                        fails to comply in any material  respect
                                        with  certain  covenants  or  warranties
                                        with respect to any Receivables and such
                                        noncompliance  is  not  cured  within  a
                                        specified   period   after  Ford  Credit
                                        becomes aware or receives notice thereof
                                        from the Trustee and such  noncompliance
                                        has a materially  adverse  effect on the
                                        Certificateholders'   Interest   of  any
                                        outstanding   Series,   all  Receivables
                                        affected   will  be  purchased  by  Ford
                                        Credit. In the event of a transfer of servicing obligations to a successor Master Servicer, such successor Master Servicer, rather than Ford Credit, would be responsible for any failure to comply with the Master Servicer's covenants and warranties arising thereafter.

 Tax Status ............................In  the  opinion  of special tax counsel for the Transferor and the Trust, the Certificates of each Series will be characterized as debt for federal income tax purposes. Each Certificateholder, by the acceptance of a Certificate, will agree to treat the Certificates as debt for tax purposes. See "Certain Federal Income Tax Considerations" and "Certain State and Local Tax Considerations" for additional information concerning the application of federal and Michigan tax laws.

 ERISA Considerations ..................An employee benefit plan subject  to the
                                        requirements     of    the     fiduciary
                                        responsibility    provisions    of   the
                                        Employee  Retirement Income Security Act
                                        of 1974,  as amended  ("ERISA"),  or the
                                        provisions  of Section 4975 of the Code,
                                        contemplating     the     purchase    of
                                        Certificates  should consult its counsel
                                        before   making  a   purchase   and  the
                                        fiduciary and such legal advisors should
                                        consider whether the  Certificates  will
                                        satisfy all of the  requirements  of the
                                        "publicly  offered  security"  exemption
                                        described   herein   or   the   possible
                                        application of other ERISA prohibited transaction exemptions described herein. See "ERISA Considerations".


                                  RISK FACTORS

     Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but will not be under any obligation to do so. There can be no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby or, if such a secondary market does develop, that it will continue for the life of such Certificates.

     Certain Legal Aspects. There are certain limited circumstances under the Uniform Commercial Code (the "UCC") and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. See "Certain Legal Aspects of the Receivables--Transfer of Receivables". Under the Receivables Purchase Agreement, Ford Credit has warranted to the Transferor and, under the Pooling and Servicing Agreement, the Transferor has warranted to the Trust, that the Receivables have been and will be transferred free and clear of the lien of any third party. Each of Ford Credit and the Transferor also has covenanted that, except for the conveyances under the Receivables Purchase Agreement and the Pooling and Servicing Agreement, it will not sell, pledge, assign, transfer or grant any lien on any Receivable (except as described under "Series Provisions--The Transferor's Certificate") other than to the Trust.

     Ford Credit has warranted to the Transferor in the Receivables Purchase Agreement that the sale of the Receivables by it to the Transferor is a valid sale of the Receivables. In addition, Ford Credit and the Transferor will treat the transactions described in the Receivables Purchase Agreement as a sale of the Receivables to the Transferor, and Ford Credit will take all actions required under applicable law to perfect the Transferor's ownership interest in the Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables". Notwithstanding the foregoing, if Ford Credit were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to assert that the sale of the Receivables to the Transferor should be recharacterized as a pledge to secure a borrowing, then delays in payments on the Receivables to the Transferor (and, thus, to the Trust and the Certificateholders) could occur. Moreover, were a court to rule in favor of any such trustee, debtor or creditor, reductions in the amount of such payments could result. If the sale of Receivables to the Transferor were to be recharacterized as a pledge, a tax or government lien on the property of Ford Credit arising before the creation of a given Receivable may have priority over the Transferor's interest in such Receivable. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy".

     If the transactions contemplated in the Receivables Purchase Agreement were to be treated as sales, the assets of the Transferor generally would not be part of Ford Credit's estate in bankruptcy and, thus, would not be available to satisfy Ford Credit's creditors. In a case decided in 1993, however, the United States Court of Appeals for the Tenth Circuit concluded that accounts receivable sold by a debtor prior to a filing for bankruptcy remain property of the debtor's bankruptcy estate. If the principles underlying the conclusion in that case were to be applied in a Ford Credit bankruptcy, the Receivables would be subject to claims of certain creditors and, accordingly, would be subject to the potential delays and payment reductions described in the preceding paragraph. Furthermore, in the event Ford Credit were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a bankruptcy court to order that Ford Credit be substantively consolidated with the Transferor, delays in and reductions in the amount of distributions on the Certificates could occur.

     The Transferor has warranted in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a sale of the Receivables to the Trust or a grant of a first priority perfected "security interest" (as defined in the UCC) in such property to the Trust. The Transferor will take all actions required under applicable law to perfect the Trust's interest in the Receivables. In addition, the Transferor has warranted that, if the transfer by the Transferor to the Trust is a grant to the Trust of a security interest in the Receivables, the Trust will at all times have a first priority perfected security interest therein and, with certain exceptions, in the proceeds thereof. Nevertheless, if the transfer of the Receivables to the Trust were deemed to create a security interest therein under the UCC as in effect in Michigan, a tax or statutory lien on property of Ford Credit or the Transferor arising before a Receivable is transferred to the Trust may have priority over the Trust's interest in such Receivable. If the Transferor were to become a debtor in a bankruptcy case and a bankruptcy trustee or a creditor of the Transferor were to take the position that the transfer of the Receivables from the Transferor to the Trust should be recharacterized as a pledge of such Receivables, then delays in distributions on the Certificates could result and, should the bankruptcy court rule in favor of any such trustee or creditor, reductions in such distributions could occur.

     If certain events relating to the bankruptcy of Ford, Ford Credit or the Transferor were to occur, then an Early Amortization Event would occur and, under the terms of the Pooling and Servicing Agreement, additional Receivables would not be transferred to the Trust and distributions of principal on the Certificates of a Series would not be subject to any applicable Controlled Distribution Amount. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "--Certain Matters Relating to Bankruptcy."

     Payments made in respect of repurchases of Receivables by Ford Credit or the Transferor under the Pooling and Servicing Agreement may be recoverable by Ford Credit or the Transferor as debtor in possession or by a creditor or a trustee-in-bankruptcy of Ford Credit or the Transferor as a preferential transfer from Ford Credit or the Transferor, as the case may be, if such payments are made within one year prior to the filing of a bankruptcy case in respect of Ford Credit or the Transferor, as the case may be.

     Application of federal and state bankruptcy and debtor relief laws could affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being charged off as uncollectable or result in delays in payments due on such Receivables. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy".

     The Transferor has represented and warranted in the Pooling and Servicing Agreement that each Receivable is at the time of creation secured by a first priority perfected security interest in the related Vehicle. Generally, under applicable state laws, a security interest in an automobile or light duty truck which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. Ford Credit takes all actions necessary under applicable state laws to perfect Ford Credit's security interest in the Vehicles. However, at the time a Vehicle is sold, Ford Credit's security interest in the Vehicle will terminate. Therefore, if a Dealer fails to remit to Ford Credit amounts owed with respect to Vehicles that have been sold, the related Receivables will no longer be secured by Vehicles.

     The Trust's interest in Related Security other than a Vehicle (referred to herein as "Non-Vehicle Related Security"), if any, securing a Receivable will be subordinate to the interest of Ford Credit therein. See "The Dealer Floorplan Financing Business--Intercreditor Agreement in respect of Security Interests in Vehicles and Non-Vehicle Related Security".

     Payments. Receivables created in respect of new Vehicles generally are payable by Dealers upon the retail sale of the underlying Vehicle. However, the timing of such sales is uncertain. Historically, receivables created in respect of used Vehicles generally have been paid within 60 days. There is no assurance that additional Receivables will be created under the Accounts or that any particular pattern of Dealer repayments will occur. The payment of principal of the Certificates is dependent on Dealer repayments and the Certificates of a Series may not be fully amortized on the applicable Expected Final Payment Date specified in the related Prospectus Supplement. In addition, a significant decline in the amount of Receivables generated could cause an Asset Composition Event or Early Amortization Event to occur. However, in the case of a Series for which an Excess Funding Account has been established, a decline in the amount of Receivables generated would be absorbed initially by an increase in the related Excess Funding Account. The Receivables Purchase Agreement provides that in the event that the Pool Balance is not maintained at a specified minimum level, Ford Credit is required to designate additional Accounts, the Receivables of which will be sold to the Transferor, and the Pooling and Servicing Agreement provides that the Transferor is required to transfer such Receivables to the Trust. If additional Accounts are not so designated by Ford Credit as required, an Early Amortization Event with respect to one or more Series will occur, resulting in the commencement of an Early Amortization Period for such Series (although in certain circumstances the resulting Early Amortization Period may terminate and the Revolving Period recommence). See "The Dealer Floorplan Financing Business" and "Maturity and Principal Payment Considerations."

     Social, Economic and Other Factors. Payment of the Receivables is largely dependent upon the retail sale of the related Vehicles. The level of retail sales of cars and light duty trucks may change as the result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. The use of incentive programs (e.g., manufacturers' rebate programs) also may affect retail sales. However, the Transferor is unable to determine and has no basis to predict, whether or to what extent economic or social factors will affect the level of Vehicle sales.

     Trust's Relationship to Ford and Ford Credit. Neither Ford Credit nor Ford is obligated to make any payments in respect of any Series of Certificates or the Receivables (other than the obligation of Ford Credit to purchase certain Receivables from the Trust under certain limited circumstances, as described under "Series Provisions--Master Servicer Covenants"). However, the Trust is dependent upon Ford Credit and PRIMUS for the generation of new Receivables. The ability of Ford Credit and PRIMUS to generate Receivables is in turn dependent to a large extent on the sales of automobiles and light duty trucks (manufactured or distributed primarily by Ford, in the case of the Ford Credit, and by certain other automobile manufacturers or distributors, in the case of the PRIMUS). Thus, no assurance can be given that Ford Credit or PRIMUS will continue to generate Receivables at the same rate as in prior years. In addition, if Ford Credit were to cease acting as Master Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Certificateholders.

     In connection with the transfer of Receivables by Ford Credit to the Transferor and the transfer of such Receivables by the Transferor to the Trust, each of Ford Credit and the Transferor makes representations and warranties with respect to the characteristics of such Receivables. Ford Credit and the Transferor are required to purchase Receivables with respect to which such representations and warranties have been breached, have not been cured and have a materially adverse effect on the interest of the Certificateholders. See "Series Provisions-- Representations and Warranties". In addition, subject to certain limitations, Ford Credit or PRIMUS, as the case may be, has the ability to change the terms on the Accounts, including the sale and the credit line as well as underwriting procedures.

     From time to time in certain instances, Ford has provided certain financial assistance to Ford-franchised dealers, including the purchase of vehicles upon voluntary dealership termination; however, Ford has no obligation to provide such assistance. If Ford elects not to provide any such financial assistance to Dealers or is unable to do so, losses with respect to the Receivables may increase. See "The Dealer Floorplan Financing Business--Relationship with Ford" herein. In addition, because a substantial number of the Vehicles to be sold by the Dealers are manufactured or distributed by Ford, if Ford were temporarily or permanently no longer in such business, the rate of sales of Ford-manufactured Vehicles owned by the Dealers would decrease, adversely affecting payment rates with respect to the Receivables. Moreover, if Ford were temporarily or permanently no longer manufacturing or distributing vehicles, the loss experience with respect to the Receivables will be adversely affected. See "The Dealer Floorplan Financing Business".

     Ford and Ford Credit are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Ford and Ford Credit, reference is made to such reports and other information that are publicly available at such government offices as described under "Available Information".

     Credit Enhancement. Credit enhancement of the Certificates will be provided by the subordination of the Transferor's Interest to the extent of the Available Subordinated Amount, as described herein, and amounts in the Reserve Fund. The amount of such credit enhancement is limited and may be reduced from time to time as described herein. See "Series Provisions--Allocation of Collections; Deposits in Collection Account; Limited Subordination of Transferor's Interest".

     Control. Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of all outstanding Certificates of all outstanding Series will be required to direct certain actions, including amending the Pooling and Servicing Agreement in certain circumstances and directing a reassignment of the entire portfolio of Receivables. In addition, following the occurrence of an insolvency event with respect to the Transferor, the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or each Class of each Series (and any holder of a Supplemental Certificate) will be required to direct the Trustee not to sell or otherwise liquidate the Receivables.

     Additional Series. The Trust, as a master trust, may issue from time to time additional Series (which may be represented by different Classes within a Series). A Supplement delivered in connection with the issuance of other Series will specify certain Principal Terms applicable to such Series. Such Principal Terms, which will be set forth in the related Prospectus Supplement for such Series, may include methods for determining applicable allocation percentages and allocating collections, provisions creating different or additional security or other credit enhancement, different classes of certificates (including subordinated classes of certificates) and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. No Supplement, however, may change the terms of the Certificates or the terms of the Pooling and Servicing Agreement as applied to the Certificates. See "Series Provisions--New Issuances". As a condition to the execution of any Supplement, the Rating Agencies shall have advised the Trustee that the issuance of such Series will not result in the reduction or withdrawal of their ratings of the Series of Certificates then outstanding. There can be no assurance, however, that the terms of a Series might not have an impact on the timing or amount of payments received by a Certificateholder of another Series. The issuance of an additional Series does not require the consent of the Certificateholders of any Series then outstanding.

     Ratings of Certificates. Unless otherwise specified in the related Prospectus Supplement, it is a condition to issuance of the Certificates of each Series that they have a credit rating in one of the top four generic rating categories by at least one nationally recognized rating agency (each as designated in the related Prospectus Supplement in respect of the Certificates of the related Series, a "Rating Agency"). The rating of the Certificates of any Series is based primarily on the value of the Receivables, the Available Subordinated Amount of Receivables required with respect to such Certificates, the circumstances in which funds may be drawn under the Enhancement, if any, for the benefit of the Certificateholders of such Series, the terms of any applicable Enhancement described in the related Prospectus Supplement and the credit rating of the Master Servicer.

     The ratings of the Certificates of any Series are not a recommendation to purchase, hold or sell such Certificates, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that the ratings of the Certificates of any Series will remain for any given period of time or that such ratings will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. Although the ratings of the Certificates of any Series address the respective likelihood of the ultimate payment of principal and interest on such Certificates, such ratings do not address the likelihood that the outstanding principal amount of a class of Certificates of such Series will be paid in full on the applicable Expected Final Payment Date or on any other date specified in the related Prospectus Supplement for the payment of such principal. The ratings also do not address the possibility of the occurrence of any Early Amortization Event (which could result in the payment of the outstanding principal amount of a Series of Certificates prior to its Expected Final Payment Date).

     Book-Entry Registration. Unless the Prospectus Supplement for a Series of Certificates specifies that Certificates will be in definitive form, the Certificates of each Series initially will be represented by one or more Certificates registered in the name of Cede, the nominee of DTC, and will not be registered in the names of the Certificateholders or their nominees. Consequently, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as such term is used in the Pooling and Servicing Agreement and the applicable Supplement). Hence, until such time, Certificateholders will only be able to exercise the rights of Certificateholders indirectly through DTC and its participating organizations. See "Series Provisions--Book-Entry Registration" and "--Definitive Certificates".


                                 THE RECEIVABLES

FORD CREDIT AUTO RECEIVABLES LLC AND THE TRUST

     The Transferor, a limited liability company wholly owned by Ford Credit, was formed in the State of Delaware on August 18, 1997. The Transferor was organized for limited purposes, which include purchasing receivables and transferring such receivables to third parties as well as any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Transferor are located at The American Road, Dearborn, Michigan 48121. The telephone number of such offices is
(313) 594-7765.

     The Transferor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Ford Credit under the United States Bankruptcy Code or similar applicable laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Transferor with those of Ford Credit. These steps include the creation of the Transferor as a separate, limited-purpose limited liability company pursuant to a Certificate of Formation containing certain limitations (including restrictions on the nature of the Transferor's business and a restriction on the Transferor's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its members, including an independent member thereof). No assurance can be given, however, that such a consolidation will not occur under certain circumstances. See "Risk Factors--Certain Legal Aspects".

     On the Initial Closing Date, Ford Credit transferred Receivables to the Transferor as a capital contribution in an amount equal to the excess of the purchase price of such Receivables over the proceeds of the sale of certificates issued simultaneously therewith (the "Series 1997-A Certificates"). If Additional Accounts are added to the Trust, Ford Credit may make additional contributions of capital to the Transferor to fund a portion of the purchase price of the Receivables arising in Additional Accounts.

     In addition to purchasing the Receivables in connection with the offering of any Series of Certificates, the Transferor may purchase other receivables from Ford Credit in connection with other funding transactions.

THE TRUST

     The Trust was formed in accordance with the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Transferor has conveyed and will convey to the Trust, without recourse, the Receivables arising under the Accounts from time to time. The property of the Trust consists of the
Receivables existing in the Accounts on the Initial Cut-Off Date, all Receivables generated in the Accounts from time to time thereafter during the term of the Trust as well as Receivables generated in any Accounts added to the Trust from time to time (less Receivables paid or charged off and excluding Receivables in any Accounts that are removed from the Trust from time to time after the Initial Cut-Off Date), an assignment of all the Transferor's rights and remedies under the Receivables Purchase Agreement, all funds collected or to be collected in respect of the Receivables, all funds on deposit in certain accounts of the Trust including funds on deposit in the Excess Funding Account, the Principal Funding Accounts, the Interest Funding Accounts and the Reserve
Fund), any Enhancement issued with respect to any other Series, and a security interest in the Vehicles and any other Related Security described in the related Prospectus Supplement. See "Description of the Receivables Purchase Agreement" for a summary of certain terms of the Receivables Purchase Agreement.

     The property of the Trust may include Enhancements for the benefit of Certificateholders of certain Series; however, the Certificateholders of a given Series will not have any interest in any Enhancements provided for the benefit of the Certificateholders of other Series. Pursuant to the Pooling and Servicing Agreement, the Transferor will be allowed (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate from time to time Additional Accounts to be included as Accounts and to convey to the Trust the Receivables of such Additional Accounts, and to designate from time to time certain Accounts to be removed and to require the Trustee to convey receivables in such accounts (the "Removal Accounts") to the Transferor. See "Series Provisions--Addition of Accounts" and "--Removal of Accounts" herein.

     The Trust has been formed pursuant to the Pooling and Servicing Agreement and prior to formation had no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Receivables and the other assets of the Trust and proceeds therefrom, issuing the Certificates in Series and the Transferor's Certificate (and any Supplemental Certificates) and making payments thereon, and related activities. As a consequence, the Trust is not expected to have any need for, or source of, capital resources other than the assets of the Trust.

     Monthly and annual unaudited reports, containing information concerning the Trust and prepared by the Master Servicer, will be sent on behalf of the Trust to the Trustee and each Rating Agency pursuant to the Pooling and Servicing Agreement. Such reports will be available to Certificateholders upon request to the Trustee.

                            FORD MOTOR CREDIT COMPANY

     Ford Credit was incorporated in Delaware in 1959 and is a wholly-owned indirect subsidiary of Ford Motor Company ("Ford"). The mailing address of Ford Credit's executive offices is The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000.

     Ford Credit and its subsidiaries provide wholesale financing and capital loans to Ford Motor Company retail dealerships and associated non-Ford dealerships throughout the world, most of which are privately owned and financed, and purchase retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealerships. In addition, subsidiaries of Ford Credit provide these financing services in the United States, Europe, Canada and Australia to non-Ford dealerships. A substantial majority of all New Vehicles financed by Ford Credit and its subsidiaries are manufactured by Ford and its affiliates. Ford Credit and its subsidiaries also provide retail financing for Used Vehicles manufactured by Ford and other manufacturers. In addition to Vehicle financing, Ford Credit makes loans to affiliates of Ford and finances certain receivables of Ford and its subsidiaries.

                   PRIMUS AUTOMOTIVE FINANCIAL SERVICES, INC.

     PRIMUS was formed as a wholly-owned subsidiary of Ford Credit in December 1990. It provides wholesale financing and capital loans primarily to non-Ford affiliated automotive vehicle dealerships and purchases retail installment sale contracts or leases from them. Its U.S. operations are conducted from 20 regional offices throughout the United States. The address of its principal executive office is 9009 Carothers Parkway, Franklin, Tennessee 37068.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be paid to the Transferor. The Transferor will use such proceeds for general corporate purposes (including the transfer thereof to Ford Credit) and, if required, to pay any payments then required with respect to any Enhancement described in the related Prospectus Supplement for a Series. Ford Credit will use such proceeds for general corporate purposes.

                     THE DEALER FLOORPLAN FINANCING BUSINESS

GENERAL

     The receivables sold to the Trust from time to time are selected from extensions of credit made either directly by Ford Credit or through its wholly owned subsidiary, PRIMUS, to Dealers. The receivables are secured by the vehicles and, in some cases, may be secured by certain parts inventory, equipment, fixtures, service accounts, realty and/or personal guarantees.

     Ford Credit is the primary source of financing for Ford-franchised dealers in the United States. Pursuant to an Assignment, Brokerage and Service Agreement, PRIMUS acts as the agent of Ford Credit for the purpose of originating accounts primarily with non-Ford associated dealers that conform to the applicable credit criteria agreed to from time to time between Ford Credit and PRIMUS. Motor vehicles sold by such dealers include but are not limited to those manufactured and distributed by Jaguar, Mazda, Subaru and Suzuki. Simultaneous with the origination of such accounts, PRIMUS assigns to Ford Credit the accounts, the related financing documents and the security interest in the related vehicles and any other property of the dealers securing such accounts. Pursuant to the Assignment Brokerage and Service Agreement, PRIMUS continues to service such accounts for Ford Credit in accordance with general industry standards and servicing guidelines established from time to time by Ford Credit. See "The Dealer Floorplan Financing Business" in the related Prospectus Supplement.

     Vehicles related to the Receivables to be transferred to the Trust are categorized by Ford Credit and PRIMUS under their respective policies and procedures, as New or Used Vehicles. "New Vehicles" means those vehicles which are presently (i) untitled vehicles or (ii) previously titled vehicles purchased by a qualified dealer at closed auction conducted by Ford and (iii) vehicles previously subject to retail leases under Ford Credit's Red Carpet Lease or PRIMUS's retail lease programs that have been acquired by the related dealer at such dealer's purchase option price. "Used Vehicles" means all other previously titled vehicles. The categorization of New Vehicles and Used Vehicles may change in the future based on the practices and policies of Ford Credit or PRIMUS.

CREATION OF RECEIVABLES

     Both Ford Credit and PRIMUS finance 100% of the wholesale invoice price of New Vehicles, including destination charges and a dealer holdback (currently in the amount of approximately 3% of the balance of the invoice price), which holdback amount is later returned to the dealer. Receivables related to approximately two-thirds of Ford-manufactured or distributed New Vehicles are originated by Ford concurrently with the shipment of such Vehicles to the financed dealer. Such receivables are sold by Ford to Ford Credit on a daily basis. In the case of receivables relating to the remaining New Vehicles manufactured or distributed by Ford, Ford Credit advances funds directly to Ford. In the case of receivables relating to all New Vehicles not manufactured or distributed by Ford, funds are advanced directly to the related manufacturer or the distributor, as applicable, on behalf of the dealer.

     Once a dealer has commenced the floor planning of a manufacturer's or distributor's vehicles, Ford Credit or PRIMUS generally will finance all purchases of vehicles by such dealer from such manufacturer or distributor, as the case may be. Either Ford Credit or PRIMUS may limit or cancel this arrangement if, in its judgment, a dealer's inventory is significantly overstocked or if a dealer is experiencing financial difficulties. In these circumstances (referred to as a "suspended" condition), the branch or regional office may approve additional financing on a vehicle-by-vehicle basis.

CREDIT UNDERWRITING PROCESS

     Wholesale financing is extended pursuant to established credit lines. Lines of credit may be established for dealers to finance purchases of New and Used Vehicles. Dealers that have a credit line in place also may be eligible for a Used Vehicle credit line. In some instances, dealers having no New Vehicle lines in place are still eligible to receive Used Vehicle credit lines.

     A new dealer requesting the establishment of a New Vehicle credit line with Ford Credit or through PRIMUS must submit a request for financing to the appropriate Ford Credit branch office or PRIMUS regional office. After receipt of such request, the appropriate office will investigate the prospective dealer by reviewing that dealer's credit reports, financial statements and bank references and by evaluating the dealer's marketing capabilities, startup financing resources and credit requirements. When an existing dealer requests the establishment of a wholesale New Vehicle credit line, the Ford Credit local branch office or PRIMUS regional office, as applicable, reviews the dealer's credit reports (including the experience of the dealer's present financing source), financial statements and bank references. It also investigates the dealer's present state of operations and management (including an evaluation of a factory reference) and marketing capabilities.

     The Ford Credit local branch office or PRIMUS regional office, as applicable, prepares a written recommendation either approving or disapproving the request for financing and, depending on the amount of the requested credit line, transmits such recommendation with the requisite documentation to the central office. The Ford Credit branch manager or PRIMUS regional manager, as applicable, can approve new wholesale financing requests for amounts up to $10 million in some cases. For greater amounts, the documentation is forwarded to a regional office or the central office, as the case may be, for approval. Ford Credit generally applies the same underwriting standards for dealers franchised by other manufacturers as it applies to Ford-franchised dealers. PRIMUS applies substantially the same underwriting standards as those applied by Ford Credit.

     Upon credit approval, dealers execute a series of financing agreements with Ford Credit or PRIMUS, as the case may be. Such agreements provide for a first priority security interest in favor of Ford Credit or PRIMUS, as applicable, in the vehicles and any applicable additional security. Together with the assignment of the account by PRIMUS to Ford Credit, PRIMUS assigns such financing agreements and related security interest in the vehicle and additional security to Ford Credit.

     The size of a credit line offered by either Ford Credit or PRIMUS to a dealer is based upon the dealer's sales rate (or, in the case of a prospective dealer, expected sales rate). The amount of a dealer's credit line for New Vehicles is reviewed periodically for adjustment. Currently, such a credit line is generally an amount sufficient to finance a 60-day supply of vehicles.

     The amount advanced for New Vehicles is equal to (i) the amount invoiced, in the case of untitled vehicles, (ii) the auction purchase price (including auction fees), in the case of vehicles purchased at closed auction by a qualified dealer, and (iii) the dealer's purchase option price in the case of vehicles previously leased under Ford Credit's Red Carpet Lease program or PRIMUS's retail lease program. The aggregate amount advanced for each Used Vehicle is generally equal to the National Automotive Dealers Association's ("NADA") Official Wholesale Used Car Trade-in Guide wholesale book value for such vehicle.

     As more fully described below, the credit lines are guidelines, not limits, which dealers may be permitted to exceed for business reasons. See "The Dealer Floorplan Financing Business-Dealer Monitoring".

INTERCREDITOR AGREEMENT IN RESPECT OF SECURITY INTERESTS IN VEHICLES AND NON-VEHICLE RELATED SECURITY

     As stated above, the agreements constituting the credit lines, including the Accounts, provide for a security interest in the related Vehicles and any applicable additional security in favor of Ford Credit, and Ford Credit will represent to the Transferor and the Trust that such security interest is a first priority security interest. In the case of credit lines originated by PRIMUS, the credit agreements also provide, in addition to a first priority security interest in the related Vehicles, a security interest in all personal property of the Dealer. Such security interests in the related Vehicles and any other Related Security are, in turn, assigned by Ford Credit to the Transferor pursuant to the Receivables Purchase Agreement and then by the Transferor to the Trust pursuant to the Pooling and Servicing Agreement. In its other lending activities, Ford Credit and PRIMUS may have made or originated capital loans, real estate loans or other advances to Dealers that are also secured by a security interest in the Vehicles. Ford Credit agrees in the Receivables Purchase Agreement not to assert its security interest in any Vehicle until the Trust shall have been paid in full in respect of the Receivables secured by the Trust's security interest in such Vehicle. In addition, in connection with such other loans or advances made by Ford Credit to a Dealer, Ford Credit also may have a security interest in the Non-Vehicle Related Security, if any, securing the Receivables of such Dealer. In such cases, Ford Credit, in its sole discretion, may realize on the Non-Vehicle Related Security for its own benefit in respect of such loans or advances before the Trust is permitted to realize upon such Non-Vehicle Related Security. Because of the subordinate position of the Trust in respect of Non-Vehicle Related Security, there is no assurance that the Trust will realize any proceeds in respect of any Non-Vehicle Related Security.

PAYMENT TERMS

     Upon the retail sale or lease of a vehicle for which it has provided floorplan financing, Ford Credit generally is entitled to receive payment in full of the related advance plus any unpaid interest. Notwithstanding the foregoing, an installment financing plan for New Vehicles manufactured or distributed by Ford is available to eligible Ford-franchised dealers through Ford Credit. These dealers may remit 90% of the amount of the related advance to Ford Credit upon retail sale or lease of a New Vehicle. Payment of the remaining 10% balance (the " Installment Balance") is due on the first day of the second month following the sale or lease of such related vehicles. The security interest in the vehicle is terminated at the time of its sale. A dealer has the option to pay an amount equal to the Installment Balance to Ford Credit at the time of the sale or lease of the related vehicle. In such case, Ford Credit credits such amount to the dealer's total wholesale outstandings. On the date the Installment Balance is due, the credit is directed by the dealer to be applied to the Installment Balance for the related Vehicle. PRIMUS does not offer its Ford and non-Ford franchise dealers an installment financing plan similar to that offered by Ford Credit to Ford-franchised dealers.

BILLING AND COLLECTION PROCEDURES

     A statement setting forth billing and related account information is prepared and distributed on a monthly basis to each dealer. Generally, each dealer's bills are generated and mailed by the fourth calendar day of the month. Interest and other non-principal charges are billed in arrears and are required to be paid by the end of the month in which they are billed. Dealers remit payment directly to Ford Credit's local branch offices or PRIMUS's regional offices (or in some cases, lockboxes maintained by PRIMUS).

REVENUE EXPERIENCE

     Currently, dealers are charged interest at a rate determined weekly, which rate currently is based primarily on the "prime rate" designated from time to time by certain selected financial institutions plus a spread of either 1% (the "New Vehicle Base Rate") or 1.75% (the "Used Vehicle Base Rate"), less certain promotional discounts offered from time to time, plus certain other applicable charges.

     Dealers participating in the installment payment plan who pay the Installment Balance at the time of the sale of the vehicle are currently charged a rate of 0.5% above the prime rate on the Installment Balance from the time of sale to the time it is applied to the balance outstanding.

RELATIONSHIP WITH FORD

     On  all  financing  provided  by  Ford  Credit  for   Ford-manufactured  or
distributed New Vehicles, Ford reimburses dealers directly for the finance costs for a specific period from the date of shipment.

     Under an agreement between Ford and each Ford-franchised dealer, Ford commits to repurchase unsold New Vehicles in inventory upon voluntary franchise termination, at such vehicles' wholesale prices less a specified margin. Ford only repurchases current year models that are new, undamaged and unused. Ford also agrees to repurchase from dealers, at the time of voluntary franchise termination, parts inventory at specified percentages of the invoice price. All of such assistance, however, is provided by Ford for the benefit of its dealers and does not relieve such dealers of any of their obligations to Ford Credit.

     Much of such assistance is provided at the option of Ford, which may terminate any such optional program in whole or in part at any time. If Ford is unable or elects not to provide such assistance, the loss experience of Ford Credit in respect of the Ford Credit U.S. Wholesale Portfolio may be adversely affected. In addition, because a substantial number of the vehicles sold by such dealers are manufactured or distributed by Ford, if Ford were temporarily or permanently no longer in such business, the rate of sales of Ford-manufactured and distributed vehicles would decrease, adversely affecting payment rates and the loss experience of the Ford Credit U.S. Wholesale Portfolio. See "--Payment Terms" for a discussion of an installment payment plan made available to dealers. See also "Risk Factors--Trust's Relationship to Ford and Ford Credit; Financial Condition of Ford".

     Under the terms of agreements entered into by PRIMUS with certain manufacturers and distributors other than Ford, PRIMUS provides private-label automotive financing services to certain dealers similar to those offered to Ford-franchised dealers by Ford Credit. In connection with such agreements and other agreements entered into with other non-Ford manufacturers or distributors, some of the manufacturers or distributors provide repurchase agreements which commit such manufacturers or distributors to repurchase from certain dealers unsold vehicles in inventory upon franchise termination, voluntary or otherwise. Such agreements vary, but typically provide for repurchase of unused, current models that are new, undamaged, and untitled. The repurchase price is the net of wholesale cost less holdback, transportation and advertising fees. Assistance is provided for the benefit of the dealer in the event of a voluntary termination and for the benefit of PRIMUS in the event of an involuntary termination. If certain of such manufacturers or distributors supplying vehicles to such dealer were temporarily or permanently no longer in business, the rate of sale of vehicles owned by such dealers would decrease and the payment rates and loss experience of the PRIMUS U.S. Wholesale Portfolio might be adversely affected. In connection with Ford Credit's wholesale financing to non-Ford franchised dealers, Ford Credit enters into agreements similar to those of PRIMUS with non-Ford manufacturers or distributors.

DEALER MONITORING

     The level of each wholesale credit line is monitored on a periodic basis. Because the wholesale lines are viewed as guidelines and not absolute limits with respect to New Vehicles, dealers may be permitted to exceed such lines for business reasons. For example, prior to a seasonal peak, a dealer may purchase more vehicles than its existing credit lines would otherwise indicate. Because of slow inventory turnover, a dealer's credit lines may be reduced until a sufficient portion of its vehicle inventory is liquidated. Exception reports of dealers that have exceeded their credit lines by a certain percentage are reviewed on a weekly basis. Ford Credit or PRIMUS may evaluate a dealer's financial position and may place the dealer in the suspended category. See "--Credit Underwriting Process".

     Audits of vehicle inventories are conducted on a regular basis by Ford Credit and PRIMUS personnel. The timing of each visit varies and no advance notice is given. Auditors review some dealer financial records and conduct a physical inventory of the financed vehicles. Through the audit process, Ford Credit and PRIMUS reconcile physical vehicle inventories with its records of financed vehicles. Audits are intended to identify instances where vehicles are sold by a dealer without immediately repaying the related wholesale advances.

DEALER "STATUS" AND FORD CREDIT'S WRITE-OFF POLICY

     Under certain circumstances, Ford Credit or PRIMUS, will classify a dealer as "Status". Such circumstances may include failure to remit any principal or interest payment when due, any notifications of liens, levied, or attachments or a general deterioration of its financial condition. Ford Credit and PRIMUS work with dealers to resolve the circumstances for the dealer Status. If, however, a dealer remains on Status, one of the following events usually occurs: (a) an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales to retail customers, (b) a forced liquidation in which the dealer s inventory is repossessed, or (c) a voluntary surrender of the dealer's inventory. Generally, Ford attempts to locate third parties to purchase a troubled dealership. Once liquidation has commenced, Ford Credit or PRIMUS, as applicable, performs an analysis of its position, writes off any amounts identified at such time as uncollectable and attempts to liquidate all remaining collateral. During the course of a liquidation, Ford Credit or PRIMUS, as applicable, may recognize additional losses or recoveries.

                                  THE ACCOUNTS

     The Receivables arise in the Accounts. The Accounts initially were selected from wholesale accounts in the Ford Credit U.S. Wholesale Portfolio and PRIMUS U.S. Wholesale Portfolio that were Eligible Accounts (the "Eligible Portfolio") at the time of such selection. In order to be included in the Eligible
Portfolio, each Account must be an account established or acquired by Ford Credit or PRIMUS in the ordinary course of business and meet certain other criteria provided in the Pooling and Servicing Agreement. See "Series Provisions--Representations and Warranties."

     Pursuant to the Pooling and Servicing Agreement, the Transferor, and pursuant to the Receivables Purchase Agreement, Ford Credit, each has the right (subject to certain limitations and conditions), and in some circumstances is obligated, to designate from time to time additional qualifying wholesale Accounts to be included as Accounts and to convey to the Trust the Receivables of such Additional Accounts, including Receivables thereafter created. These accounts must meet the eligibility criteria set forth above as of the date such accounts are designated as Additional Accounts. Ford Credit will convey the Receivables then existing, with certain exceptions, or thereafter created under such Additional Accounts to the Transferor, which will in turn convey them to the Trust. See "Series Provisions--Addition of Accounts". In addition, as of any Additional Cut-Off Date in respect of Additional Accounts and the date any new Receivables are generated, Ford Credit will represent and warrant to the Transferor, and the Transferor will represent and warrant to the Trust, that the Receivables meet the eligibility requirements set forth in the Pooling and Servicing Agreement. See "Series Provisions--Conveyance of Receivables". Under certain circumstances specified in the Pooling and Servicing Agreement, the Transferor has the right to remove Accounts, and the Receivables arising therefrom, from the Trust. See "Series Provisions--Removal of Accounts". Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts designated by the Transferor on the Initial Cut-Off Date plus any Additional Accounts, minus any Accounts removed from the Trust.

     For  additional   information   regarding  the  Accounts,   including  loss
experience, aging experience and geographic distribution, see "The Accounts" in the related Prospectus Supplement.

                  MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

     Unless otherwise specified in the related Prospectus Supplement for a Series, principal with respect to the Certificates of a Series will not be payable until the related Expected Final Payment Date, unless an Early Amortization Event or an Asset Composition Event shall have occurred. Full amortization of the Certificates on or prior to the Expected Final Payment Date depends on, among other things, repayment by Dealers of the Receivables and may not occur if Dealer payments are insufficient therefor. Because the Receivables generally are paid upon retail sale of the underlying Vehicle, the timing of such payments is uncertain. In addition, there is no assurance that Ford Credit will generate additional Receivables under the Accounts or that any particular pattern of Dealer payments will occur. See "Series Provisions-Interest and Principal" and "The Dealer Floorplan Financing Business".

     The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of seasonal variations in Vehicle sales and inventory levels, retail incentive programs provided by Vehicle manufacturers and various economic factors affecting Vehicle sales generally.

                                SERIES PROVISIONS

GENERAL

     The Certificates of each Series will be issued pursuant to a Pooling and Servicing Agreement and a Supplement thereto relating to such Series of Certificates (as so supplemented and as further supplemented or amended from time to time in connection with the issuance of additional Series, the "Pooling and Servicing Agreement"), among FCAR, as Transferor of the Receivables, Ford Credit, as Master Servicer of the Receivables, and the Trustee, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Trustee will make available for inspection a copy of the Pooling and Servicing Agreement (without exhibits or schedules) to Certificateholders on written request. The following summary describes certain terms of the Pooling and Servicing Agreement, does not purport to be complete and is qualified in its entirety by reference to the Pooling and Servicing Agreement.

     The Certificates of each Series will evidence undivided beneficial interests in the assets of the Trust allocated to the Certificateholders' Interest of that Series representing the right to receive from such Trust assets funds up to (but not in excess of) the amounts required to make payments of interest on and principal of the related Series of Certificates pursuant to the Pooling and Servicing Agreement.

     Unless the Prospectus Supplement with respect to a Series specifies that Certificates will be issued in definitive form, the Certificates of each Series will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository"), except as set forth below. The Certificates of each Series will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form or in such other denomination and form as is specified in the related Prospectus Supplement. The Transferor has been informed by DTC that DTC's nominee will be Cede. See "--Book-Entry Registration" and "--Definitive Certificates".

INTEREST

     Interest on the principal balance of the Certificates of each Series will accrue at the rate per annum specified in, or determined as provided in, the related Prospectus Supplement (with respect to any Series of Certificates, the "Certificate Rate") and, except as otherwise provided herein, will be distributed to the Certificateholders of such Series on the date specified therefor in the related Prospectus Supplement (each, a "Payment Date"); provided that (a) if an Early Amortization Event shall have occurred with respect to such Series, interest may thereafter be distributed to the Certificateholders of such Series monthly as specified in the related Prospectus Supplement (each, a "Distribution Date") or (b) if an Asset Composition Event shall have occurred with respect to such Series, interest (to the extent described in the related Prospectus Supplement) will be distributed to the Certificateholders of such Series on the first Distribution Date following such Asset Composition Event. Certificateholder Interest Collections allocable to a Series will be deposited into the related Interest Funding Account and used to make interest payments to the Certificateholders of such Series on each Payment Date. Unless otherwise specified in the related Prospectus Supplement, interest due with respect to the Certificates of any Series on a Payment Date or Distribution Date will accrue during the related Interest Period. Interest due for any Payment Date or Distribution Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months (for fixed-rate Certificates) or on the basis of the actual number of days elapsed during the related Interest Period divided by 360 (for floating-rate Certificates), unless otherwise provided in the related Prospectus Supplement. Interest with respect to such Certificate due but not paid on any Payment Date or Distribution Date will be due on the next
Distribution Date together with, to the extent lawfully payable, interest on such amount at the rate specified in the related Prospectus Supplement. Interest payments on the Certificates of a Series will be derived from
Certificateholders' Interest Collections allocable to such Series for a Collection Period, the amount, if any, in the related Reserve Fund, Investment Proceeds, proceeds from any related Enhancements and, under certain circumstances, Available Transferor's Collections to the extent of the related Available Subordinated Amount (or, in some cases, the Aggregate Available Subordinated Amount).

     Unless otherwise specified in the related Prospectus Supplement, "Interest Period" shall mean (a) with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding such Payment Date and (b) with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date to but excluding such Distribution Date.

INDICES APPLICABLE TO FLOATING-RATE CERTIFICATES

     Three-Month LIBOR. Unless otherwise specified in the related Prospectus Supplement, two business days preceding the Payment Date, or two business days prior to the Closing Date, in the case of the first Payment Date, (each, an "Interest Determination Date"), The Chase Manhattan Bank (the "Reference Agent"), as agent for the Trust, will ascertain the Three-Month LIBOR Rate for the Certificates of any Series as to which Certificate Rate is based upon the Three-Month LIBOR Rate. Unless otherwise specified in the related Prospectus Supplement, the Three-Month LIBOR Rate shall be the rate for deposits in United States dollars having a three-month maturity which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on such Interest Determination Date. "Telerate Page 3750" means the display page so designated on the Dow Jones Markets Limited (or such other page as may replace that page on that service or such other service or services as may be nominated by the British Bankers'
Association for the purpose of displaying London interbank offered rates for United States dollar deposits).

     With respect to an Interest Determination Date for which the Three-Month LIBOR Rate does not appear on the Telerate Page 3750, the Three-Month LIBOR Rate will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks in the London interbank market selected by the Reference Agent (the "Reference Banks") at approximately 11:00 A.M., London time, on such Interest Determination Date to prime banks in the London interbank market having a three-month maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Reference Agent will request the principal London office of each such Reference Bank to provide a quotation of its rate. If at least two such quotations are provided, the Three-Month LIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 one-millionths of a percentage point rounded upwards) of such quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 one-millionths of a percentage point rounded upwards) of the rates quoted by three major banks in New York City selected by the Reference Agent at approximately 11:00 A.M., New York City time, on such Interest Determination Date for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks in New York City selected as aforesaid by the Reference Agent are not quoting as mentioned in this sentence, the Certificate Rate will be the Certificate Rate in effect on the day immediately preceding such Interest Determination Date.

     Prime Rate. Unless otherwise specified in the related Prospectus Supplement, on the Interest Determination Date for the Certificates of a Series as to which Certificate Rate is based on the Prime Rate, the Reference Agent as agent for the Trust will ascertain the Prime Rate for the related Interest Period. Unless otherwise specified in the related Prospectus Supplement, Prime Rate for an Interest Period shall be the prime rate or base lending rate for such Interest Determination Date as published by the Federal Reserve Board in its Statistical Release in H.15 (519) ("H.15 (519)") under the heading "Bank Prime Loan". In the event that such rate is not so published for such Interest Determination Date, then the Prime Rate shall be calculated by the Reference Agent and shall be the arithmetic mean of the rates of interest publicly announced by each bank that appeared on the Reuters Screen NYMF Page as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen NYMF Page. If fewer than four such rates appear on the Reuters Screen NYMF Page on such date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Interest Determination Date by three major banks in The City of New York selected by the Reference Agent; provided, however, that if fewer than three such selected banks were quoted as described in this sentence, the Certificate Rate shall be the Certificate Rate in effect on the day prior to such Interest Determination Date. "Reuters Screen NYMF Page" means the display page designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     The foregoing descriptions are for illustrative purposes only, and a floating-rate transaction may be based upon any floating rate index set forth in the applicable Prospectus Supplement.

     The Certificate Rate and amount of interest to be paid on the Certificates for each Interest Period will be determined by the Reference Agent. All calculations made by the Reference Agent shall in the absence of manifest error be final and binding.

PRINCIPAL

     Except to the extent that the related Prospectus Supplement specifies earlier principal payment dates, no principal payments will be made to the Certificateholders of any Series of Certificates until the Expected Final Payment Date for such Series or, upon the occurrence of an Early Amortization Event as described herein, until the first Distribution Date following such event. On each Distribution Date with respect to the Revolving Period for any Series of Certificates, collections of Principal Receivables allocable to the Certificateholders' Interest of such Series, subject to certain limitations, will be (a) allocated to the related Excess Funding Account as described herein,
(b) allocated to one or more Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the certificateholders of any such Series or which provide for excess funding accounts or similar arrangements or (c) if no such Series is then amortizing or accumulating principal or provides for excess funding accounts or similar arrangements, paid to the Transferor to maintain the Certificateholders' Interest or, under certain circumstances, held as Unallocated Principal Collections. See "--Allocation Percentages--Principal Collections for all Series" and "--Distributions from the Collection Account; Reserve Fund--Principal Collections".

     Unless and until an Early Amortization Event with respect to a Series of Certificates shall have occurred and until the outstanding principal balance of the Certificates of such Series is paid in full, on each Distribution Date with respect to the Accumulation Period for such Series or, if the related Prospectus Supplement specifies such Series will have an Amortization Period, on each Distribution Date with respect to the Amortization Period for such Series, collections of Principal Receivables allocable to the Certificateholders' Interest of such Series plus certain other amounts comprising Monthly Principal will no longer be paid for the benefit of another Series or to the Transferor as described above but instead will be deposited in the Principal Funding Account in an amount up to the Controlled Distribution Amount, if applicable to such Series, or the Invested Amount of such Series. The funds on deposit in the Principal Funding Account (including any amounts deposited therein from the related Excess Funding Account) will be used to pay the outstanding principal balance of the Certificates of such Series on the related Expected Final Payment Date or such other date or dates as shall be specified in such Prospectus Supplement. If on such date the amount in the Principal Funding Account is less than the outstanding principal balance of the Certificates of such Series, the amounts in such account will nevertheless be distributed to such Certificateholders on such date, an Early Amortization Period will commence and on each Special Payment Date thereafter the Certificateholders of such Series will receive distributions of Monthly Principal and Monthly Interest until the outstanding principal balance of such Certificates has been paid in full or the Series Termination Date has occurred.

     It is expected that the final principal payment with respect to the Certificates of each Series will be made on the Expected Final Payment Date, but the principal of the Certificates of any Series may be paid earlier or, depending on the actual payment rate on the Receivables, later, as described under "Risk Factors-- Payments". If the Receivables are sold or repurchased as described below, principal payments on the Certificates of the affected Series will be made on the Distribution Date following such sale or repurchase. See "--Allocation Percentages--Principal Collections for all Series" and "--Distributions from the Collection Account; Reserve Fund--Principal Collections".

     Distributions on the Certificates of each Series will be made on each Payment Date or Distribution Date, as applicable, to the holders of Certificates in whose names such Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the day preceding such Payment Date or Distribution Date (or, if Definitive Certificates are issued, on the last day of the preceding calendar month) (each, a "Record Date"). However, the final distribution on the Certificates of each Series will be made only upon presentation and surrender of such Certificates. Distributions will be made to DTC in immediately available funds.

ASSET COMPOSITION EVENT; ASSET COMPOSITION PREMIUM

     The Prospectus Supplement for a Series will specify whether the Certificates are subject to Asset Composition Events. If so specified, an "Asset Composition Event" will occur if during the Revolving Period for such Series the sum of all Eligible Investments and amounts on deposit in all Series Accounts represents more than a specified percentage (as indicated in the related Prospectus Supplement) of the total assets of the Trust on each of a specified number of consecutive Determination Dates, after giving effect to all payments made or to be made on the respective Distribution Dates next succeeding such Determination Dates. No Asset Composition Event will arise for a Series, and any preexisting Asset Composition Event will be of no further effect, following the occurrence of an Early Amortization Event with respect to such Series.

     As further specified in the related Prospectus Supplement, upon the occurrence of an Asset Composition Event during the Revolving Period for a Series of Certificates, distributions will be made in respect of such Certificates to the extent necessary to result in compliance with the percentage limitation, the violation of which gave rise to the Asset Composition Event (the "Asset Correction Amount"). If so specified in the related Prospectus
Supplement,  an  additional  amount  may be  payable  as an  "Asset  Composition
Premium."

BOOK-ENTRY REGISTRATION

     Unless the Prospectus Supplement for any Series specifies that Certificates of such Series shall be in definitive rather than book-entry form, Certificateholders of such Series may hold their Certificates through DTC if they are participants of such system, or indirectly through organizations which are participants in such system.

     Cede, as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to action by Certificateholders will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distribution, notices, reports and statements by Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC procedures.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the Underwriters specified in the related Prospectus Supplement, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its
Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. It is anticipated that the only Certificateholder (as such term is used in the Pooling and Servicing Agreement) will be Cede, as nominee of DTC, and that Certificate Owners will not be recognized by the Trustee as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will only be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several counties. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several counties generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to the Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Considerations". Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Holders of Certificates may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     The Certificates held in book-entry form will initially be registered in the name of Cede, the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for Cedel and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Considerations--Foreign Investors".

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     Unless otherwise specified in the Prospectus Supplement for any Series, the Certificates of such Series will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to such Series and the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system with respect to such Series through DTC or (iii) after the occurrence of a Master Servicer Default, Certificateholders of such Series representing not less than 50% of the aggregate unpaid principal amount of the Certificates of such Series advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of such Certificateholders of such Series.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificates of such Series. Upon surrender by DTC of the certificate or certificates representing such Certificates of such Series and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement ("Holders"). In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Certificates, the Pooling and Servicing Agreement provides that the Certificateholders will be notified of such event.

     Distributions of principal of and interest on the Certificates will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Distributions on each Distribution Date will be made to Holders in whose names the Definitive
Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final distribution on any Certificate (whether Definitive Certificates or the certificate or certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate on the final payment date at such office or agency as is specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the first day of the month of the final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee, which shall initially be The Chase Manhattan Bank. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SUPPLEMENTAL CERTIFICATES

     The Pooling and Servicing Agreement provides that the Transferor may exchange a portion of the certificate evidencing the Transferor's Interest (the "Transferor's Certificate") for another certificate (a "Supplemental Certificate") for transfer or assignment to a person designated by the Transferor upon the execution and delivery of a supplement to the Pooling and Servicing Agreement (which supplement shall be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement); provided that (a) the Transferor shall after giving effect thereto have an interest in the Pool Balance of not less than 2% of the Pool Balance, (b) the Transferor shall have delivered to the Trustee, each applicable Rating Agency and any Enhancement Provider a Tax Opinion (as defined below) with respect to such exchange and (c) the Transferor shall have delivered to the Trustee written confirmation from the applicable Rating Agencies that such exchange will not result in a reduction or withdrawal of the rating of the Certificates of any outstanding Series. Any subsequent transfer or assignment of a Supplemental Certificate is also subject to the conditions described in clauses (b) and (c) in the preceding sentence.

NEW ISSUANCES

     The Pooling and Servicing Agreement provides that the Trust will issue two types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Transferor's Certificate (and any Supplemental Certificate) which will evidence the Transferor's Interest and will be transferable only upon the satisfaction of certain conditions described under "Supplemental Certificates". The Pooling and Servicing Agreement provides that, pursuant to one or more Supplements, the Transferor may cause the Trustee to issue one or more new Series. Under the Pooling and Servicing Agreement, the Transferor will specify, among other things,  with  respect  to each  Series:  (a) its name or  designation,  (b) its initial principal amount, (c) its Certificate Rate (or the method for determining its Certificate Rate), (d) a date on which it will begin its Accumulation Period, Amortization Period or Controlled Amortization Period, if any, (e) the method for allocating principal and interest to Certificateholders of such Series, (f) the percentage used to calculate monthly servicing fees, (g) the issuer and terms of any Enhancement with respect thereto or the level of subordination provided by the Transferor's Interest, (h) the terms on which the certificates of such Series may be exchanged for certificates of another Series, be subject to repurchase, optional redemption or mandatory redemption by the Transferor or be remarketed by any remarketing agent, (i) the Series Termination Date and (j) any other terms permitted by the Pooling and Servicing Agreement (all such terms, the "Principal Terms" of such Series). The Transferor may offer any Series under the Prospectus and an accompanying Prospectus Supplement or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through the Underwriters specified in the accompanying Prospectus Supplement or one or more other underwriters or placement agents. There is no limit to the number of Series that may be issued under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Transferor may specify Principal Terms of a new Series such that each Series has an Amortization Period or Accumulation Period which may have a different length and begin on a different date than the Amortization Period or Accumulation Period for any other Series. Further, one or more Series may be in their Amortization Periods, Accumulation Periods or Early Amortization Periods while other Series are not. Thus, certain Series may be amortizing or accumulating principal, while other Series are not amortizing or accumulating principal. Moreover, different Series may have the benefits of different forms of Enhancement issued by different entities. Under the Pooling and Servicing Agreement, the Trustee will hold each form of Enhancement only on behalf of the Series (or a particular class within a Series) to which it relates. The Pooling and Servicing Agreement also provides that the Transferor may specify different Certificate Rates and Monthly Servicing Fees with respect to each Series (or a particular class within a Series). In addition, the Transferor has the option under the Pooling and Servicing Agreement to vary between Series (or classes within a Series) the terms upon which a Series (or classes within a Series) may be repurchased by the Transferor.

     Under the Pooling and Servicing Agreement and pursuant to a Supplement, a new Series may be issued only upon the satisfaction of certain specified conditions. The Transferor may cause the issuance of a new Series by notifying the Trustee at least five business days in advance of the applicable Series Issuance Date. The notice shall state the designation of any Series (and classes within a Series, if any) and with respect to such Series: (a) its initial principal amount, (b) its Certificate Rate and (c) the issuer of any Enhancement with respect to such Series (or classes within a Series). The Pooling and Servicing Agreement provides that the Trustee will issue any such Series only upon delivery to it of the following: (i) a Supplement in form satisfactory to the Trustee signed by the Transferor and the Master Servicer and specifying the Principal Terms of such Series, (ii) the form of any Enhancement and any related agreement, (iii) an opinion of counsel to the effect that under federal income tax laws (x) such issuance will not cause a taxable event to any certificateholders (including the Certificateholders) and (y) such new Series of certificates will be characterized as debt or an interest in a tax partnership (which partnership will not be treated as a result of issuance of such Certificates as a "publicly traded partnership" within the meaning of Section 7704 of the Code and applicable Treasury regulations) (such opinion, a "Tax Opinion") and (iv) written confirmation from the applicable Rating Agencies that such issuance will not result in a reduction or withdrawal of the rating of the Certificates of any outstanding Series. Such issuance is also subject to the conditions that (a) the Transferor shall have represented and warranted that such issuance shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur and (b) after giving effect to such issuance, the Transferor's Interest in the Pool Balance shall not be less than 2% of the Pool Balance. Upon satisfaction of all such conditions, the Trustee will issue such Series.

CONVEYANCE OF RECEIVABLES AND RELATED SECURITY

     Pursuant to the Pooling and Servicing Agreement, FCAR has sold and assigned to the Trust all of its right, title and interest in and to the Receivables and the Related Security as of the date the Series 1997-A Certificates were issued (the "Initial Closing Date"), all receivables thereafter created in the Accounts and its interests in the Related Security and the Receivables Purchase Agreement, and the proceeds of all of the foregoing. See "--Ford Credit Auto Receivables LLC and the Trust".

     In connection with the sale of the Receivables to the Transferor by Ford Credit and the transfer of the Receivables by the Transferor to the Trust, Ford Credit indicated in its computer records that the Receivables in the Accounts and the Related Security have been conveyed to the Trust. In addition, the Transferor provided to the Trustee a computer file or microfiche or written list containing a true and complete list showing for each Account, as of the Initial Cut-Off Date, (i) its account number, (ii) the outstanding principal balance of the Receivables in such Account and (iii) the outstanding balance of the Receivables in such Account. Ford Credit will retain and will not deliver to the Trustee any other records or agreements relating to the Receivables. Except as set forth above, the records and agreements relating to the Receivables will not be segregated from those relating to other accounts of Ford Credit, and the physical documentation relating to the Receivables will not be stamped or marked to reflect the transfer of the Receivables to the Trust. The Transferor filed one or more financing statements in accordance with applicable state law to perfect the Trust's interest in the Receivables, the Related Security, the Receivables Purchase Agreement and the proceeds thereof. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables". The Trust's interest in the Non-Vehicle Related Security will, in the sole discretion of Ford Credit, be subordinate to the interest of Ford Credit in such Non-Vehicle Related Security. See "The Dealer Floorplan Financing Business--Intercreditor Agreement in Respect of Security Interest in Vehicles and Non-Vehicle Related Security".

     As described below under "Addition of Accounts", the Transferor has the right (subject to certain limitations and conditions), and in some circumstances is obligated, to designate from time to time additional accounts to be included as Additional Accounts, to purchase from Ford Credit the Receivables then existing or thereafter created in such Additional Accounts and to convey such Receivables to the Trust. Each such Additional Account must be an Eligible Account. In respect of any conveyance of Receivables in Additional Accounts, the Transferor will follow the procedures set forth in the preceding paragraph, except that the list will show information for such Additional Accounts as of the date such Additional Accounts are identified and selected (each, an "Additional Cut-Off Date").

REPRESENTATIONS AND WARRANTIES

     The Transferor has made representations and warranties to the Trust relating to the Accounts, the Receivables and the Related Security to the effect, among other things, that (a) as of each Series Cut-Off Date and Closing Date (or, in the case of an Additional Account, as of the Additional Cut-Off Date and the date the related Receivables are transferred to the Trust (an "Addition Date")), each Account or Additional Account was or is an Eligible Account or, if it was or is an Ineligible Account on such date, such Account is being removed from the Trust in accordance with the requirements of the Pooling and Servicing Agreement, (b) as of the Initial Cut-Off Date (or as of the Additional Cut-Off Date, in the case of any Additional Accounts) or as of the date any future Receivable is generated (each, a "Transfer Date"), each Receivable is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust as described below under "--Ineligible Receivables, the Installment Balance Amount and the Overconcentration Amount", (c) each Receivable and all Related Security conveyed to the Trust on the Closing Date for the Series 1997-A Certificates and on each Transfer Date or, in the case of Additional Accounts, on the Addition Date, and all of the Transferor's right, title and interest in the Receivables Purchase Agreement, have been conveyed to the Trust free and clear of any liens, and (d) all appropriate consents and governmental authorizations required to be obtained by the Transferor in connection with the conveyance of each such Receivable or Related Security have been duly obtained. If the Transferor breaches any representation and warranty described in this paragraph and such breach remains uncured for 30 days or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by the Transferor or the Master Servicer or receipt of written notice of such breach by the Transferor or the Master Servicer, and such breach has a materially adverse effect on the Certificateholders' Interest of any outstanding Series in any Receivable or Account, such Certificateholders' Interests in such Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account ("Ineligible Receivables") will be reassigned to the Transferor on the terms and conditions set forth below and such Account shall no longer be included as an Account.

     Each such Receivable shall be reassigned to the Transferor on or before the end of the Collection Period in which such reassignment obligation arises by the Transferor directing the Master Servicer to deduct the principal balance of such Receivable from the Pool Balance. In the event that such deduction would cause the Transferor's Participation Amount to be less than the Trust Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date), on the date on which such reassignment is to occur the Transferor will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the
Transferor's Participation Amount would be less than the Trust Available Subordinated Amount (the amount of any such deposit being referred to herein as a "Transfer Deposit Amount"), provided that if the Transfer Deposit Amount is not so deposited, the principal balance of the related Receivables will be deducted from the Pool Balance only to the extent the Transferor's Participation Amount is not reduced below the Trust Available Subordinated Amount and any principal balance not so deducted will not be reassigned and will remain part of the Trust. The reassignment of any such Receivable to the Transferor and the payment of any related Transfer Deposit Amount will be the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

     The Transferor also has made representations and warranties to the Trust to the effect, among other things, that as of each Closing Date (a) it is duly incorporated and in good standing, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement, and the Pooling and Servicing Agreement constitutes a valid, binding and enforceable agreement of the Transferor and (b) the Pooling and Servicing Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables and the Related Security, whether then existing or thereafter created, the Receivables Purchase Agreement, and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders), under the UCC as then in effect in the State of Michigan, which is effective as to each Receivable existing on each Closing Date (or as of the Addition Date, if applicable) or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust. In the event that the breach of any of the representations and warranties described in this paragraph has a materially adverse effect on the Certificateholders' Interest of any outstanding Series in the Receivables, either the Trustee or the holders of Certificates of all outstanding Series evidencing not less than 51% of the aggregate unpaid principal amount of all outstanding Series, by written notice to the Transferor and the Master Servicer (and to the Trustee and the issuer or provider of any Enhancement (an "Enhancement Provider") if given by Certificateholders), may direct the Transferor to accept the reassignment of the Certificateholders' Interest of all outstanding Series within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept the reassignment of such Certificateholders' Interests on a Distribution Date occurring within such 60-day period. Such reassignment will not be required to be made, however, if at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects and any materially adverse effect caused by such breach shall have been cured. The portion of the price for such reassignment in respect of the Certificates will be equal to the sum of (i) the Invested Amount of the Certificates of each Series then outstanding on the Determination Date preceding the Distribution Date on which the purchase is scheduled to be made and (ii) accrued and unpaid interest on the unpaid principal amount of the Certificates of each Series then outstanding at the applicable Certificate Rate (together with interest on overdue interest, to the extent lawfully payable). The payment of the reassignment price for all outstanding Series, in immediately available funds, will be considered a payment in full of the Certificateholders' Interest of each outstanding Series. The portion of such funds allocable to the Certificateholders' Interest of a Series will be distributed upon presentation and surrender of the Certificates of such Series. If the Trustee or the Certificateholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to certificateholders or the Trustee on behalf of the certificateholders.

ELIGIBLE ACCOUNTS AND ELIGIBLE RECEIVABLES

     An "Eligible Account" is defined to mean each wholesale financing line of credit extended by Ford Credit to a Dealer, which line of credit, as of the date of determination thereof (a) is established by Ford Credit in the ordinary course of business pursuant to a floorplan financing agreement, (b) is in favor of a Dealer which is an eligible dealer (which excludes dealers subject to voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation and dealers otherwise classified as being under dealer Status or in which Ford has an equity interest), (c) is in existence and maintained and serviced by Ford Credit and (d) in respect of which no amounts have been charged off as uncollectable.

     An "Eligible Receivable" is defined to mean each Receivable: (a) which was originated or acquired by Ford Credit in the ordinary course of business, (b) which arose under an Account that at such time was an Eligible Account, (c) which is owned by Ford Credit at the time of sale by Ford Credit to the Transferor, (d) which represents the obligation of a Dealer to repay an advance made to or on behalf of such Dealer to finance Vehicles or to return an Installment Balance to the related Dealer, (e) which at the time of creation and at the time of transfer to the Trust is secured by a perfected first priority interest in the Vehicle relating thereto (exclusive of Receivables for which an Installment Balance is outstanding), (f) which was created in compliance in all respects with all requirements of law applicable thereto and pursuant to a floorplan financing agreement which complies in all respects with all requirements of law applicable to any party thereto, (g) with respect to which all consents and governmental authorizations required to be obtained by Ford Credit or the Transferor in connection with the creation of such Receivable or the transfer thereof to the Trust or the performance by Ford Credit of the floorplan financing agreement pursuant to which such Receivable was created, have been duly obtained, (h) as to which at all times following the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the Pooling and Servicing Agreement, (i) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's interest therein (including any proceeds thereof), (j) which will at all times be the legal and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws, (k) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer, (l) as to which, at the time of transfer of such Receivable to the Trust, Ford, Ford Credit and the Transferor have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time, (m) as to which, at the time of transfer of such Receivable to the Trust, neither Ford, Ford Credit nor the Transferor has taken or failed to take any action which would impair the rights of the Trust or the Certificateholders therein, (n) which constitutes "chattel paper" as defined in Article 9 of the UCC as then in effect the State of Michigan, (o) which was transferred to the Trust with all applicable governmental authorization and (p) which was acquired by Ford Credit from PRIMUS and as to which at the time of the transfer of such Receivable to the Trust and at all times following such transfer, the related vehicle manufacturer or distributor (if other than Ford) is not subject to voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the Transferor or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Master Servicer for the purpose of establishing the compliance by the Master Servicer with its representations or warranties, the observation of its obligations under the Pooling and Servicing Agreement or for any other purpose. The Master Servicer, however, will deliver to the Trustee on or before April 30 of each calendar year, an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

INELIGIBLE RECEIVABLES, THE INSTALLMENT BALANCE AMOUNT AND THE OVERCONCENTRATION AMOUNT

     For the purpose of facilitating the administration and reporting requirements of the Master Servicer under the Pooling and Servicing Agreement, all Ineligible Receivables arising in an Eligible Account shall be transferred to the Trust, provided that the Incremental Subordinated Amount for each Series is adjusted by the portion of the aggregate principal amount of Receivables included therein allocable to the Certificateholders' Interest of each such Series. In addition, unless otherwise specified in the related Prospectus Supplement, the Incremental Subordinated Amount for each Series shall be adjusted to reflect, on each Distribution Date, the aggregate principal amount of Receivables in the Trust on such Distribution Date which are either Dealer Overconcentrations, Manufacturer Overconcentrations or PRIMUS Overconcentrations (collectively, the "Overconcentration Amount") allocable to the Certificateholders' Interest of each such Series and the portion of the aggregate amount of Installment Balances in respect of which the Trust has not received an offsetting payment from the related Dealer on such Distribution Date (the "Installment Balance Amount") allocable to the Certificateholders' Interest. As used herein, "Dealer Overconcentrations" on any Determination Date means, with respect to any Dealer or group of affiliated Dealers (as determined in accordance with the Master Servicer's standard procedures for identifying and tracking Accounts of affiliated Dealers), the excess of (x) the aggregate of all Principal Receivables included in all Accounts of such Dealer or group of affiliated Dealers over (y) 2% (or such higher percentage, in no event to exceed 4%, as may be approved in writing from time to time by each Rating Agency, subject to such conditions and limitations as each such Rating Agency may require) of the Pool Balance on the last day of such immediately preceding Collection Period. "Manufacturer Overconcentration" on any Determination Date means the excess, if any, of (x) the aggregate Principal Receivables in the Trust on the last day of the Collection Period immediately preceding such Determination Date that were acquired by Ford Credit from all other Originators and that relate to a particular vehicle manufacturer (other than Ford) over (y) 30% of the aggregate Principal Receivables on the last day of such Collection Period that were acquired by Ford Credit from all other Originators. "PRIMUS Overconcentration" on any Determination Date means the excess, it any, of (x) the aggregate Principal Receivables included in the Trust on the last day of the Collection Period immediately preceding such Determination Date that were acquired by the Seller from PRIMUS over (y) 30% of the aggregate Principal Receivables in the Trust on the last day of such Collection Period.
Notwithstanding the foregoing, the tests specified above with respect to the Dealer Overconcentration, Manufacturer Overconcentration and PRIMUS Overconcentration may be modified, provided that each Rating Agency shall have indicated in writing that the applicable rating or ratings will not be adversely affected by any such modification. See "--Allocation of Collections; Deposits in Collection Account; Limited Subordination of Transferor's Interest--Available Subordinated Amount".

ADDITION OF ACCOUNTS

     Subject to the conditions described below, the Transferor has the right to designate from time to time additional accounts to be included as Accounts (the "Additional Accounts"). In addition, the Transferor is required to add the Receivables of Additional Accounts if either (i) the Pool Balance on the last day of any Collection Period is less than the Required Pool Balance or (ii) the portion of the Transferor's Interest represented by the Transferor's Certificate is less than 2% of the Pool Balance on such last day. In either case, unless certain insolvency events have occurred with respect to the Transferor, Ford Credit or Ford, Ford Credit under the Receivables Purchase Agreement will be required to sell to the Transferor, and the Transferor under the Pooling and Servicing Agreement will be required to transfer and assign to the Trust, within 10 business days after the end of such Collection Period, interests in all Receivables arising in such Additional Accounts, whether such Receivables are then existing or thereafter created. Any designation of Additional Accounts is subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account; (ii) the Transferor will represent and warrant that the addition of such Additional Accounts will not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur;
(iii) the Transferor will not select such Additional Accounts in a manner that it believes is adverse to the interests of the Certificateholders of any Series or any Enhancement Provider; (iv) the Transferor will deliver a Tax Opinion, other than in the case of a required addition, and certain other opinions of counsel with respect to the addition of such Additional Accounts to the Trustee, the Rating Agencies and any Enhancement Provider; and (v) the applicable Rating Agencies shall have provided written confirmation that such addition will not result in a reduction or withdrawal of the rating of the Certificates of any outstanding Series.

     Each Additional Account must be an Eligible Account at the time of its addition. However, since Additional Accounts may not have been a part of the initial portfolio of Ford Credit, they may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by Ford Credit at a later date using credit criteria different from those which were applied to the initial Accounts.

     "Required Participation Amount" for any date will mean an amount equal to the sum of (a) the sum of the product for each Series of (i) the Required Participation Percentage for such Series times (ii) the Invested Amount for such Series at its Closing Date minus the amount of any deposits into any Excess Funding Account for such Series in connection with a reduction in the Pool Balance plus the amount of any withdrawals from any such Excess Funding Account in connection with an increase in the Pool Balance plus (b) the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date).

     "Required Participation Percentage" will mean, the percentage applicable to such Series specified in the related Prospectus Supplement; provided, however, that the Transferor may, upon ten days' prior notice to the Trustee, the Rating Agencies and any Enhancement Provider reduce the Required Participation Percentage for any Series to not less than 100%, so long as each Rating Agency shall have notified the Transferor or the Master Servicer that any such reduction will not result in a reduction or withdrawal of the rating of the Certificates of any other Series rated by it at the request of the Transferor.

Notwithstanding the foregoing, the Transferor may from time to time, at its discretion, and subject only to the limitations specified in this paragraph and the conditions specified in clauses (i), (ii) and (iii) for Additional Accounts in the second preceding paragraph, designate Additional Accounts (any Additional Accounts designated in accordance with the provisions described in this paragraph being referred to herein as "Automatic Additional Accounts"). Unless the Rating Agencies otherwise consent, neither the number of Automatic Additional Accounts nor the aggregate amount of Principal Receivables included in such Automatic Additional Accounts as of the related Additional Cut-Off Date that are designated during any calendar quarter shall exceed 10% of the number of Accounts or 10% of the Pool Balance, as the case may be, as of the first day of such calendar quarter and neither the number of Automatic Additional Accounts nor the aggregate amount of Principal Receivables included in such Automatic Additional Accounts as of the related Additional Cut-Off Dates that are designated during any twelve month period commencing in October of any year shall exceed 20% of the number of Accounts or 20% of the Pool Balance, as the case may be, as of the first day of such twelve-month period. On or before 31 January, 30 April, 31 July and 31 October of each calendar year, the Trustee shall have to the extent applicable, delivered notice to each applicable Rating Agency with respect to the addition of all Automatic Additional Accounts included as Accounts during the three consecutive Collection Periods ending in the calendar month prior to such date. On or before 31 January and 31 July of each calendar year (or quarterly or on or before the last day of each month in certain circumstances), the Transferor shall have delivered to the Trustee, each Rating Agency and any Enhancement Provider an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding six month period (or the preceding three month period or the preceding month in certain circumstances) confirming the validity and perfection of each transfer of such Automatic Additional Accounts. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, such Automatic Additional Accounts will be removed from the Trust.

REMOVAL OF ACCOUNTS

     The Transferor shall have the right at any time to require the removal from the Trust of Eligible Accounts, including all amounts then held by the Trust or thereafter received by the Trust in respect of the Eligible Accounts to be removed. To remove any Eligible Account and such amounts, the Transferor (or the Master Servicer on its behalf) will, among other things, (a) on or before the fifth business day prior to the date of removal (the "Removal Commencement Date"), furnish to the Trustee, any Enhancement Provider and the Rating Agencies a written notice (the "Removal Notice") specifying the Removal Commencement Date; (b) on or before the fifth business day after the Removal Commencement Date, the Transferor shall have furnished to the Trustee a computer file, microfiche list or other list of the Removal Accounts that were removed on the Removal Commencement Date, specifying for each Removed Account as of the date of the Removal Notice its number, the aggregate amount outstanding in such Removed Account and the aggregate amount of Principal Receivables therein; (c); represent and warrant that the removal of any such Eligible Account on the Removal Commencement Date will not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount; (d) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interest of the Certificateholders were utilized in selecting the Removal Accounts; (e) represent and warrant that the Rating Agencies shall not have notified the Transferor or the Master Servicer that such removal will result in a reduction or withdrawal of the rating of the Certificates of any outstanding Series and
(f) on or before the related Removal Commencement Date, deliver to the Trustee and any Enhancement Provider an officers' certificate confirming the items set forth in clauses (c), (d) and (e) above and a Tax Opinion with respect to such removal.

     Upon satisfaction of the above conditions, the Trustee will execute and deliver to the Transferor a written reassignment and will be deemed to sell, transfer, assign, set over and otherwise convey to the Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removal Accounts, all amounts received or to be received with respect thereto and all proceeds thereof. Collections in respect of Receivables in any such Removal Account will be allocated as follows: (i) Principal Collections will be allocated first to the oldest outstanding principal balance of such Receivables and (ii) Defaulted Receivables and Interest Collections will be allocated to the Trust on the basis of the ratio of Principal Receivables owned by the Trust in such Removal Account on the Removal Commencement Date to the total amount of Principal Receivables in such Removal Account on such date. The remainder of any Principal Collections, Defaulted Receivables and Interest Collections shall be allocated to the Transferor.

COLLECTION ACCOUNT

     The Master Servicer has established and is required to maintain, or cause to be established and maintained, an Eligible Deposit Account for the benefit of certificateholders in the name of the Trustee, on behalf of the Trust (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any state thereof (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means (a) the corporate trust department of the Trustee or (b) a depository institution or trust company organized under the laws of the United States or any one of the states thereof (or a domestic branch of a foreign bank) which at all times (i) has either (x) a long-term unsecured debt rating acceptable to each Rating Agency or (y) a certificate of deposit rating acceptable to each Rating Agency and (ii) is a member of the FDIC. Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper of which has the highest rating from the applicable Rating Agency, (iii) commercial paper having at the time of the Trust's investment, a rating in the highest rating category from the applicable Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, each Rating Agency and (vii) other investments acceptable to the Rating Agency as being consistent with the then-current rating of the Certificates (collectively, "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be credited to the Collection Account. The Master Servicer will have the revocable power to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement.

EXCESS FUNDING ACCOUNT

     During the Revolving Period for each Series, as to which an Excess Funding Account has been established, unless otherwise specified in the related Prospectus Supplement, funds (to the extent available therefor as described herein) will be deposited in the Excess Funding Account for such Series on a Distribution Date in an amount equal to the excess, if any, of (i) the related Invested Amount immediately prior to such Distribution Date over (ii) the Certificateholders' Interest for such Series in Principal Receivables at the end of the preceding Collection Period. In addition, if so specified in the related Prospectus Supplement, a deposit will be made in the related Excess Funding Account on or prior to the Closing Date for such Series in an amount equal to the excess of the Initial Principal Amount of the Certificates of such Series over the Initial Invested Amount allocable thereto. Funds on deposit in the Excess Funding Account for a Series will be withdrawn and paid to the Transferor or allocated to one or more other Series that are in their amortization, accumulation or early amortization periods to the extent of any increases in the Certificateholders' Interests of all outstanding Series in the Pool Balance as a result of the addition of Receivables to the Trust. Under certain circumstances, such deposits in and withdrawals from the Excess Funding Accounts may be made on a daily basis. The allocation of additional Receivables to increase the Invested Amount of each outstanding Series will be pro rata based on the proportion that the amount on deposit in an Excess Funding Account bears to the aggregate amounts in all of the Trust's Excess Funding Accounts and similar arrangements for accommodating the fluctuation in the principal balances of the Receivables. The deposit of amounts into the Excess Funding Account of the outstanding Series will be based on the proportion that the Invested Amount of a Series bears to the aggregate of the Invested Amounts for all Series.

     Any funds on deposit in an Excess Funding Account at the beginning of the Accumulation Period, Amortization Period or Early Amortization Period, as applicable, for the related Series will be deposited in the Principal Funding Account for such Series. In addition, no funds will be deposited in an Excess Funding Account during the Accumulation Period, Amortization Period or Early Amortization Period, as applicable, for the related Series.

     Unless otherwise specified in the related Prospectus Supplement for a Series, funds on deposit in the Excess Funding Account for such Series will be invested by the Trustee at the direction of the Master Servicer in investments rated in the highest short-term category of each Rating Agency or in such other investments that are acceptable to each Rating Agency and any Enhancement Provider. Such investments are required to mature by the next Distribution Date. On each Distribution Date, all net investment income earned on amounts in an Excess Funding Account since the preceding Distribution Date will be withdrawn from such Excess Funding Account and applied as described herein.

ALLOCATION PERCENTAGES

     Allocation to the Certificateholders' Interest. Unless otherwise specified in the Prospectus Supplement for any Series, the Master Servicer will allocate amounts to the Certificateholders' Interest of each Series for each Collection Period as follows:

     (a) Interest Collections and the Defaulted Amount will be allocated to Certificateholders of each Series based on the applicable Floating Allocation Percentage;

     (b) during the Revolving Period for a Series, Principal Collections will be allocated to Certificateholders of such Series based on the applicable Floating Allocation Percentage (subject to the following sentence);

     (c) during the Accumulation Period or Amortization Period, as applicable, and any Early Amortization Period for a Series, Principal Collections will be allocated to Certificateholders of such Series based on the applicable Principal Allocation Percentage (subject to the following sentence); and

     (d)   Miscellaneous   Payments   will  at  all   times  be   allocated   to
Certificateholders of each Series on the basis of the applicable Series Allocation Percentage.

     With respect to Principal Collections among Series for any Collection Period, if the sum of (i) the sum of the Floating Allocation Percentages for each Series in its Revolving Period and (ii) the Principal Allocation Percentage for each Series in its Amortization, Accumulation or Early Amortization period exceeds 100%, then Principal Collections for such Collection Period will be allocated among the Series pro rata on the basis of such Floating Allocation Percentages and Principal Allocation Percentages. Amounts not allocated to the Certificateholders of outstanding Series as described above will be allocated to the Transferor.

     Unless otherwise specified in the accompanying Prospectus Supplement, the following terms shall have the meanings specified below.

     "Floating Allocation Percentage" for any Collection Period and Series means the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the related Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Pool Balance as of such last day; provided, however, that, with respect to the first Collection Period for a Series, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount of the Certificates of such Series and the denominator of which is the Pool Balance on the Series Cut-Off Date.

     "Principal Allocation Percentage" for any Collection Period and Series means the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the related Invested Amount as of the last day of the Revolving Period for such Series and the denominator of which is the Pool Balance as of the last day of the immediately preceding Collection Period.

     "Invested Amount" means for any date and Series, an amount equal to the Initial Invested Amount of the Certificates of such Series, minus the amount, without duplication, of principal payments (except principal payments made from the related Excess Funding Account, if any, and any transfers from such Excess Funding Account to the Principal Funding Account for such Series) made to Certificateholders of such Series or deposited to the related Principal Funding Account prior to such date from and after the applicable Closing Date minus the excess, if any, of the aggregate amount of Investor Charge-Offs for such Series for all Distribution Dates preceding such date, over the aggregate amount of any reimbursements of Investor Charge-Offs for such Series for all Distribution Dates preceding such dates.

     "Initial Invested Amount" means the Initial Principal Amount of the Certificates of a Series plus (a) the amount of any withdrawals from the related Excess Funding Account, if any, in connection with an increase in Receivables in the Trust since the Closing Date, minus (b) the amount of any additions to the related Excess Funding Account in connection with a reduction in the Receivables in the Trust since the Closing Date.

     "Miscellaneous Payments" for any Collection Period means the sum of (a) Adjustment Payments and Transfer Deposit Amounts received with respect to such Collection Period and (b) Unallocated Principal Collections on such Distribution Date available to be treated as Miscellaneous Payments as described below under "Principal Collections for all Series".

     "Series Allocation Percentage" means, for any Collection Period and Series, the percentage equivalent of a fraction, the numerator of which is the related Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Trust Invested Amount as of such last day.

     "Aggregate Available Subordinated Amount" means for a Series the sum of the Available Subordinated Amount and any additional subordination specified for such Series in the related Prospectus Supplement.

     "Trust Invested Amount" means, with respect to any Collection Period, the sum of the Invested Amounts for all outstanding Series.

     "Trust Available Subordinated Amount" means the sum of the Aggregate Available Subordinated Amounts for all outstanding Series.

The Floating Allocation Percentages and the Principal Allocation Percentages will be adjusted for any Collection Period with respect to which Additional Accounts are designated to reflect the additional Receivables added to the Trust.

     Principal Collections for all Series. Principal Collections allocated to the Certificateholders' Interest of a Series, for any Collection Period with respect to the Accumulation Period or Amortization Period, as applicable, or any Early Amortization Period for such Series, will be allocated first to make required payments of principal to the related Principal Funding Account during the Accumulation Period, if applicable, and to the Certificateholders of such Series during the Amortization Period or the Early Amortization Period. See "--Distributions from the Collection Account; Reserve Fund--Principal Collections" and "--Distributions". The Master Servicer will determine the amount of related Available Certificateholder Principal Collections for any Collection Period remaining after such required payments and the Available Certificateholder Principal Collections for any other Series (collectively, the "Excess Principal Collections"). The Master Servicer will allocate Excess Principal Collections to cover any principal distributions to Certificateholders for any Series that are either scheduled or permitted and that have not been covered out of Principal Collections and certain other amounts allocated to such Series (collectively, the "Principal Shortfalls"). Excess Principal Collections generally will not be used to cover Investor Charge-Offs for any Series. If
Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will be paid to the Transferor if the Transferor's Participation Amount (determined after giving effect to any Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date). Any amount not allocated to the Transferor because the Transferor's Participation Amount does not exceed the Trust Available Subordinated Amount will be held unallocated ("Unallocated Principal Collections") until the Transferor's Participation Amount exceeds the Trust Available Subordinated Amount, at which time such amount will be allocated to the Transferor, or until an Early Amortization Event occurs or an Amortization Period commences for any Series, after which such amount will be treated as a Miscellaneous Payment.

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT; LIMITED SUBORDINATION OF TRANSFEROR'S INTEREST

     The Master Servicer, no later than two business days after the processing date, will deposit all collections received with respect to the Receivables (excluding, with certain exceptions, certain portions thereof allocable to the Transferor) in each Collection Period into the Collection Account. Notwithstanding the foregoing requirement for daily deposits, for so long as (a) Ford Credit remains the Master Servicer under the Pooling and Servicing Agreement, (b) no Master Servicer Default has occurred and is continuing and (c)
(i) Ford Credit is a wholly-owned subsidiary of Ford and Ford Credit has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's, (ii) Ford Credit arranges for and maintains a letter of credit or other form of Enhancement in respect of the Master Servicer's obligation to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency or (iii) Ford Credit otherwise obtains the Rating Agency confirmations described below, then, subject to any limitations in the confirmations referred to below, Ford Credit need not deposit collections into the Collection Account on the day indicated in the preceding sentence but may use for its own benefit all such collections until the business day immediately preceding the related Distribution Date, at which time Ford Credit will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions of this sentence not applied; provided, however, that prior to ceasing daily deposits as described above the Transferor shall have delivered to the Trustee written confirmation from the applicable Rating Agencies that the failure by Ford Credit to make daily deposits will not result in a reduction or withdrawal of the rating of the Certificates of any outstanding Series or class of certificates. In addition, during any Collection Period, the Master Servicer will generally be required to deposit Interest Collections and Principal Collections into the Collection Account only to the extent of the distributions required to be made to Certificateholders of all Series, the amounts required to be deposited into any deposit, trust, reserve or similar account maintained for the benefit of Certificateholders and the amounts required to be paid to any Enhancement Provider on the Distribution Date relating to such Collection Period and if, at any time prior to such Distribution Date, the amount of collections deposited in the Collection Account exceeds the amount required to be deposited, the Master Servicer will be permitted to withdraw such excess from the Collection Account.

     On any date on which collections are deposited in the Collection Account, the Master Servicer will distribute directly to the Transferor an amount equal to (a) the Excess Transferor's Percentage for the related Collection Period of Interest Collections for such date and (b) the Excess Transferor's Percentage for the related Collection Period of Principal Collections for such date, if the Transferor's Participation Amount (determined after giving effect to any Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date). In addition, during the Revolving Period, subject to certain limitations, the Master Servicer will distribute directly to the Transferor on each such date of deposit an amount equal to the Available Transferor's Principal Collections for such date, if the Transferor's Participation Amount (determined after giving effect to any Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date).

     Unless otherwise specified in the accompanying Prospectus Supplement, the following terms shall have the meanings specified below.

     "Available Transferor's Collections" for any date means the sum of (a) the Available Transferor's Interest Collections for such date and (b) the Available Transferor's Principal Collections for such date; provided, however, that the Available Transferor's Collections will be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

     "Available Transferor's Interest Collections" for any date means an amount equal to the result obtained by multiplying (a) the excess of (i) the Transferor's Percentage for the related Collection Period over (ii) the Excess Transferor's Percentage for such Collection Period by (b) Interest Collections for such date.

     "Available Transferor's Principal Collections" for any date means an amount equal to the product of (a) the excess of (i) the Transferor's Percentage for the related Collection Period over (ii) the Excess Transferor's Percentage for such Collection Period and (b) Principal Collections for such date.

     "Transferor's Percentage" means 100% minus (a) when used with respect to Interest Collections, the aggregate of the Floating Allocation Percentages for each outstanding Series, and (b) when used with respect to Principal Collections, the sum of (i) the aggregate of the Floating Allocation Percentages for each outstanding Series in its Revolving Period and (ii) the aggregate of the Principal Allocation Percentages for each outstanding Series in its Accumulation, Amortization or Early Amortization Period, but in each case shall not be less than 0%.

     "Excess Transferor's Percentage" for any Collection Period means a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Interest Collections, the sum of (i) the aggregate of the Floating Allocation Percentages for each outstanding Series with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the Trust Available Subordinated Amount as of the Determination Date occurring in the immediately preceding Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), and the denominator of which is the Pool Balance as of the last day of such immediately preceding Collection Period and (b) 100% minus, when used with respect to Principal Collections the sum of (i) the sum of the aggregate of the Principal Allocation Percentages for each outstanding Series in its Accumulation, Amortization or Early Amortization Period with respect to such Collection Period and the aggregate of the Floating Allocation Percentages for each outstanding Series in its Revolving Period with respect to such Collection Period and (ii) the percentage described in clause (a)(ii) above for such Collection Period.

     "Transferor's Participation Amount" for any date means an amount equal to the Pool Balance on such date minus the aggregate of Invested Amounts for all outstanding Series on such date.

     Deficiency Amount. Unless otherwise specified in the related Prospectus Supplement for a Series, on each such Determination Date, the Master Servicer will determine for the Certificates of such Series the amount (the "Deficiency Amount"), if any, by which (a) the sum of (i) Monthly Interest for such Series for the following Distribution Date, (ii) Monthly Interest for such Series accrued but not paid with respect to prior Distribution Dates (and interest thereon), (iii) the Monthly Servicing Fee allocable to such Series for such Distribution Date, (iv) the Investor Default Amount for such Series for such
Distribution Date, (v) the amount of any Adjustment Payment allocated to the Certificates of such Series for such Distribution Date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement and (vi) any other amounts required to be paid to an Enhancement Provider for such Series exceeds (b) the sum of (i) related Certificateholder Interest Collections, Investment Proceeds and proceeds of Enhancement for such Distribution Date and (ii) the amount of funds in the related Reserve Fund on such Distribution Date available to fund the amount by which the amount in clause (a) exceeds the amount in clause (b)(i) as described under "Interest Collections". The lesser of the Deficiency Amount and the Available Subordinated Amount is the "Draw Amount".

     "Monthly Interest" for any Distribution Date and Series shall mean an amount equal to the product of (a) the Certificate Rate and (b) the outstanding principal balance of the Certificates of such Series as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date of such Series, on the Closing Date) after giving effect to all repayments of principal made to the Certificateholders on such preceding Distribution Date, multiplied by (i) in the case of fixed-rate Certificates, one-twelfth and (ii) in the case of floating-rate Certificates, a fraction the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360.

     Required Subordinated Amount. Unless otherwise specified in the related Prospectus Supplement, the "Required Subordinated Amount" shall mean, as of any date of determination and Series, the sum of (a) the product of the related Subordinated Percentage and the Invested Amount for such Series and (b) the Incremental Subordinated Amount for such Series.

     Available Subordinated Amount. The Available Subordinated Amount with respect to any Series and Determination Date will be calculated as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Available Subordinated Amount for the first Determination Date is equal to the Required Subordinated Amount. The "Incremental Subordinated Amount" for any Determination Date will be calculated as specified in the related Prospectus Supplement.

     The "Subordinated Percentage" for any Series will initially equal the percentage specified therefore in the related Prospectus Supplement. The
Transferor may, in its sole discretion, at any time increase the Available Subordinated Amount for so long as the cumulative amount of such increases does not exceed the amount specified therefore in the related Prospectus Supplement. The Transferor is not under any obligation to increase the Available Subordinated Amount for any Series at any time. If for any Series the Available Subordinated Amount were reduced to less than the Required Subordinated Amount, an Early Amortization Event would occur. The Transferor could elect to increase the Available Subordinated Amount for any Series at the time such an Early Amortization Event would otherwise occur for such Series, thus preventing or delaying the occurrence of the Early Amortization Event.

DISTRIBUTIONS FROM THE COLLECTION ACCOUNT; RESERVE FUND

     Interest Collections. Unless otherwise specified in the related Prospectus Supplement for any Series, on each Distribution Date, the Trustee will apply Certificateholders' Interest Collections, Investment Proceeds and proceeds of any Enhancement, if any, in respect of any Series of Certificates and the preceding Collection Period to make the following distributions in the following order of priority:

     (a) an amount equal to Monthly Interest for such Series and Distribution Date, plus any payments in respect of Net Trust Swap Receipts (as specified in the related Prospectus Supplement), plus the amount of any Monthly Interest with respect to such Series previously due but not distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the applicable rate specified in the related Prospectus Supplement on Monthly Interest previously due but not distributed), will be deposited to the Interest Funding Account; then any required payments will be paid to an Enhancement Provider with respect to such Series;

     (b) an amount equal to the Monthly Servicing Fee for such Series and such Distribution Date shall be distributed to the Master Servicer (unless such amount has been netted against deposits to the Collection Account as described above or waived as described below);

     (c) an amount equal to the Reserve Fund Deposit Amount allocable to such Series, if any, for such Distribution Date shall be deposited in the Reserve Fund;

     (d) an amount equal to the Investor Default Amount, if any, for such Distribution Date shall be treated as a portion of Available Certificateholder Principal Collections for such Distribution Date; and

     (e) the balance shall constitute Excess Servicing.

     If such Certificateholder Interest Collections, Investment Proceeds and Enhancement proceeds, if any, are not sufficient to make the entire distributions required by clauses (a) and (b) and (d) above, the Trustee shall withdraw funds from the related Reserve Fund and apply such funds to complete, to the extent available, the distributions pursuant to such clauses in the numerical order thereof; provided that during an Early Amortization Period, unless otherwise provided in the Prospectus Supplement for any Series, the application of funds in the related Reserve Fund to cover the amount in clause
(d) will be reduced or eliminated to the extent necessary to maintain the amount in the related Reserve Fund at least equal to the amount specified therefore in such Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement for a Series, if there is a Draw Amount for such Distribution Date, the Trustee shall apply the amount of Available Transferor's Collections for the related
Collection Period on deposit in the Collection Account on such Distribution Date, but only up to the Draw Amount, to make the distributions required by clauses (a), (b) and (d) above that have not been made through the application of funds from the related Reserve Fund as described in the preceding paragraph. If the sum of the Draw Amounts for all Series in respect of a Distribution Date exceeds such Available Transferor's Collections for the related Collection Period, then such Available Transferor's Collections will be allocated among those Series with Draw Amounts pro rata on the basis of such Draw Amounts. The Available Subordinated Amount for any Series will be reduced by the amount of Available Transferor's Collections so applied in respect of the Certificates of such Series. If the Draw Amount exceeds such Available Transferor's Collections, the Available Subordinated Amount for such Series will be reduced by the amount of such excess, but not by more than the sum of the Investor Default Amount allocated to such Series of Certificate for such Distribution Date and the amount of any Adjustment Payments allocable to the Certificates and not paid by the Transferor.

     "Certificateholder Interest Collections" for any Series and Distribution Date means the portion of Interest Collections for the related Collection Period allocated to the Certificateholders' Interest for such Series as described under "Allocation Percentages--Allocation to the Certificateholders' Interest".

     "Investment Proceeds" for any Series and Distribution Date means an amount equal to the sum of (a) the net investment earnings credited to the Collection Account on the related Determination Date with respect to funds held in the Reserve Fund, (b) the Series Allocation Percentage of net investment earnings credited to the Collection Account on the related Determination Date with respect to funds held in the Collection Account and (c) all net investment income earned on amounts in any Excess Funding Account, the Principal Funding Account and the Interest Funding Account for such Series since the preceding Distribution Date.

     "Excess Servicing" for any Distribution Date means the amount described in clause (e) of the fifth preceding paragraph.

     Reserve Fund. Unless otherwise specified in the related Prospectus Supplement, an Eligible Deposit Account for each Series will be established and maintained in the name of the Trustee for the benefit of the Certificateholders of such Series (the "Reserve Fund"). No deposit will be made into the Reserve Fund prior to the first Distribution Date for such Series. The "Reserve Fund Required Amount" means for each Series an amount which upon any Distribution Date will equal a percentage (specified in the related Prospectus Supplement) of the outstanding principal balance of the Certificates of such Series for such Distribution Date (after giving effect to any change therein on such Distribution Date). If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described above under "Interest Collections", the amount in the Reserve Fund is less than the Reserve Fund Required Amount for such Series for the following Distribution Date, the Trustee shall deposit any remaining Available Transferor's Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount. The "Reserve Fund Deposit Amount" for any Series is the amount, if any, by which the related Reserve Fund Required Amount exceeds the amount on deposit in the Reserve Fund. Funds in the Reserve Fund will be invested in the same manner in which funds in the Collection Account may be invested. On each Determination Date, the Master Servicer will credit to the Collection Account for the benefit of the Certificateholders of the related Series any investment earnings (net of losses and investment expenses) with respect to the Reserve Fund. After the earlier of the payment in full of the outstanding principal balance of the Certificates of such Series and the Series Termination Date, any funds remaining on deposit in the related Reserve Fund will be paid to the Transferor.

     If, for any Distribution Date with respect to an Accumulation Period, Amortization Period or Early Amortization Period, after giving effect to the allocations, distributions and deposits described in the preceding paragraph, the amount in the Reserve Fund for a Series is less than the Excess Reserve Fund Required Amount for such Series and Distribution Date, the Trustee shall deposit the remaining Available Transferor's Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Excess Reserve Fund Required Amount. The "Excess Reserve Fund Required Amount" for any Series and Distribution Date, if applicable, will be specified in the related Prospectus Supplement.

     In connection with the allocations to Reserve Funds referred to in the two preceding paragraphs, if the remaining Available Transferor's Collections are not sufficient to fund the Reserve Funds for all outstanding Series, then, unless otherwise specified in the related Prospectus Supplement, such remaining Available Transferor's Collections will be allocated to such Reserve Funds pro rata on the basis of the respective amounts required to be deposited in such Reserve Funds.

     Excess Servicing. Unless otherwise specified in the related Prospectus Supplement for any Series, on each Distribution Date, the Master Servicer will allocate Excess Servicing for such Series with respect to the Collection Period immediately preceding such Distribution Date, in the following order of priority:

     (a) an amount equal to the aggregate amount of Investor Charge-Offs allocable to such Series which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of Series Allocation Percentage of Miscellaneous Payments with respect to such Distribution Date) will be allocated in the same manner as Available Certificateholder Principal Collections for such Distribution Date;

     (b) an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee for such Series which have been previously waived as described under "Servicing Compensation and Payment of Expenses" will be distributed to the Master Servicer; and

     (c) the balance, if any, shall be distributed to the Transferor and will increase the Available Subordinated Amounts for such Series, to the extent provided in the related Prospectus Supplement.

     Principal Collections. Unless otherwise specified in the related Prospectus Supplement for a Series, on each Distribution Date, the Master Servicer will allocate Available Certificateholder Principal Collections with respect to such Series as follows:

     (a) for each Distribution Date with respect to the Revolving Period for such Series, all Available Certificateholder Principal Collections will be allocated, first, to make a deposit to the related Excess Funding Account, if any, if the sum of (i) the Certificateholders' Interest of such Series in Receivables and (ii) the amount on deposit in such Excess Funding Account prior to the allocation on such Distribution Date is less than the outstanding principal balance of the Certificates of such Series and, second, to Excess Principal Collections as described under "Allocation Percentages--Principal Collections for all Series"; and

     (b) for each Distribution Date with respect to the Accumulation Period, Amortization Period or any Early Amortization Period for such Series:

                  (i) an amount equal to Monthly Principal for such Series and Distribution Date will be deposited to the related Principal Funding Account; and

                  (ii) the balance, if any, will be allocated to Excess Principal Collections.

     In the event that the aggregate Invested Amount for a Series is greater than zero on the Series Termination Date, any funds remaining in the related Reserve Fund (after the application of funds in the Reserve Fund as described above under "Interest Collections") will be treated as a portion of Available Certificateholder Principal Collections for the Distribution Date occurring on the Series Termination Date.

     Unless otherwise specified in the related Prospectus Supplement, the following terms will have the meanings described below.

     "Available Certificateholder Principal Collections" for any Series and Distribution Date means the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal
Allocation Percentage, with respect to the Accumulation Period, Amortization Period or any Early Amortization Period, for the related Collection Period and
(ii) Principal Collections deposited in the Collection Account for the related Collection Period, (b) the amount, if any, of Interest Collections, funds in the Reserve Fund and Available Transferor's Collections allocated to cover the Investor Default Amount or reimburse Investor Charge-Offs allocated to such Series, (c) the Series Allocation Percentage of Miscellaneous Payments on deposit in the Collection Account for such Distribution Date and (d) Excess Principal Collections, if any, from other Series allocated to such Series.

     "Monthly Principal" with respect to any Series and Distribution Date relating to the Accumulation Period, Amortization Period or any Early Amortization Period will equal Available Certificateholder Principal Collections for such Series and Distribution Date; provided, however, that for each Distribution Date with respect to the Accumulation Period, Monthly Principal may not exceed the Controlled Distribution Amount, if any, for such Distribution Date; and provided, further, that Monthly Principal will not exceed the Invested Amount for such Series.

     "Controlled Distribution Amount" for a Series and Distribution Date means the excess, if any, of (i) the product of the Controlled Amortization Amount and the number of Distribution Dates with respect to the Accumulation Period through and including such Distribution Date over (ii) the amount on deposit in the Principal Funding Account (including any amounts deposited therein from the Excess Funding Account, if any), before giving effect to any withdrawals from or deposits to such account on such Distribution Date.

     "Controlled Amortization Amount" means for a Series an amount equal to the Invested Amount as of the date specified in the related Prospectus Supplement (after giving effect to any changes therein on such date) divided by the number of months comprising the Accumulation Period Length.

INTEREST FUNDING ACCOUNTS

     Unless otherwise specified in the related Prospectus Supplement the Master Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Certificateholders of each Series (each, an "Interest Funding Account"). On each Distribution Date, Monthly Interest for a Series will be deposited in the related Interest Funding Account as provided above under "Distributions from the Collection Account; Reserve Fund"; provided that if an Early Amortization Event occurs (unless, in limited circumstances with respect to the required addition of Accounts, such Early Amortization Event shall have been cured), or, if applicable, an Asset Composition Event shall have occurred, interest will be distributed to the Certificateholders of such Series on the first Distribution Date following such Early Amortization Event or Asset Composition Event (but, in the case of an Asset Composition Event, only to the extent needed to cure such event) and, to the extent provided herein in respect of an Early Amortization Event, on subsequent Special Payment Dates.

     All amounts on deposit in the Interest Funding Accounts on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) will be invested from the date of their deposit to a date on or prior to the next succeeding Distribution Date (or the next succeeding Special Payment Date, if applicable) by the Trustee at the direction of the Master Servicer in Eligible Investments. On each Distribution Date, the interest and other investment income on the Interest Funding Accounts will be paid to the Collection Account and distributed on such Distribution Date.

PRINCIPAL FUNDING ACCOUNTS

     The Master Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Certificateholders of each Series (each, a "Principal Funding Account"). On each Distribution Date with respect to the Accumulation Period, or, if the related Prospectus Supplement so specifies, the Amortization Period with respect to a Series of Certificates, Monthly Principal will be deposited in the Principal Funding Account for such Series as provided above under "Distributions from the Collection Account; Reserve Fund"; provided that if an Early Amortization Event occurs during the Accumulation Period with respect to a Series (unless, in limited circumstances with respect to the required addition of Accounts, such Early Amortization Event shall have been cured), the amount on deposit in the Principal Funding Account (as defined below) shall be paid to the Certificateholders of such Series on the first Special Payment Date.

     All amounts on deposit in the Principal Funding Accounts on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) will be invested from the date of their deposit to a date on or prior to the succeeding Distribution Date (or the next succeeding Special Payment Date, if applicable) by the Trustee at the direction of the Master Servicer in Eligible Investments. On each Distribution Date, the interest and other investment income on the Principal Funding Accounts will be applied as provided above under "Distributions from the Collection Account; Reserve Fund".

DISTRIBUTIONS

     Payments to Certificateholders of each Series will be made from the Interest Funding Account, the Principal Funding Account and, if applicable, the Excess Funding Account for such Series. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer shall instruct the Trustee to apply the funds on deposit in the Interest Funding Account, the Principal Funding Account and, if applicable, the Excess Funding Account for any Series and shall instruct the Trustee or the Paying Agent to make, without duplication, the following distributions:

     (a) On each Payment Date, on each Special Payment Date and on each Distribution Date following an Asset Composition Event with respect to such Series, all amounts on deposit in the Interest Funding Account for such Series to the extent required to pay accrued interest on the Certificates (or, in the case of an Asset Composition Event, to the extent described above under "Asset Composition Event, Asset Composition Premium") will be distributed to Certificateholders;

     (b) On each Special Payment Date and on the Expected Final Payment Date with respect to such Series, the amount on deposit in the Principal Funding Account for such Series, the amount on deposit in any related Excess Funding Account and any amounts in the related Interest Funding Account after the payment of accrued interest on the Certificates shall be distributed to Certificateholders of such Series up to a maximum amount on any such date equal to the excess of the outstanding principal amount of the Certificates over unreimbursed Investor Charge-Offs allocated to such Certificates, each on such date; and

     (c) On any Distribution Date following an Asset Composition Event, the Asset Correction Amount will be distributed to the Certificateholders of any Series subject to Asset Composition Events, first, from amounts on deposit in the Interest Funding Account for such Series and, second, from amounts on deposit in the Excess Funding Account, if any, for such Series.

DISCOUNT OPTION

     The Pooling and Servicing Agreement provides that the Transferor may at any time designate a fixed percentage of the amount of collections in respect of the Receivables arising in the Accounts (to the extent that such Receivables are included in the Pool on and after the date of such designation) that otherwise would be treated as Principal Collections to be treated as Interest Collections with respect to one or more Series of Certificates, as specified in the related Prospectus Supplement for such Series. The Transferor must provide 30 days' prior written notice to the Master Servicer, the Trustee and each Rating Agency of any such designation, and such designation will become effective on the date specified therein only if (a) an officer's certificate is delivered to the Trustee to the effect that in the reasonable belief of the Transferor such designation would not result in an Early Amortization Event or have a materially adverse effect on the Certificateholders of such Series and (b) each Rating Agency shall have notified the Transferor, the Master Servicer and the Trustee that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding Series or Class.

DEFAULTED RECEIVABLES AND RECOVERIES

     "Defaulted Receivables" on any Determination Date are (a) all Receivables which were charged off as uncollectable in respect of the immediately preceding Collection Period and (b) all Receivables which were Eligible Receivables when transferred to the Trust, which arose in an Account which became an Ineligible Account after the date of transfer of such Receivables to the Trust and which were not Eligible Receivables for any six consecutive Determination Dates thereafter. The "Defaulted Amount" for any Collection Period will be an amount (which shall not be less than zero) equal to (i) the principal amount of Receivables that became Defaulted Receivables during the preceding Collection Period less (ii) the full amount of any Defaulted Receivables subject to reassignment to the Transferor or purchase by the Master Servicer for such Collection Period unless certain events of bankruptcy, insolvency, or receivership have occurred with respect to either of the Transferor or the Master Servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables. Receivables will be charged off as uncollectable in accordance with the Master Servicer's customary and usual policies and procedures for servicing its own comparable revolving dealer wholesale loan accounts. Unless otherwise specified in the accompanying Prospectus Supplement, a portion of the Defaulted Amount equal to the product of (i) the Defaulted Amount for such Collection Period and (ii) the Floating Allocation Percentage applicable to a Series for such Collection Period will be allocated to the Certificateholders of such Series. The portion of the Defaulted Amount allocated to the Certificateholders of a Series is referred to as the "Investor Default Amount".

     If the Master Servicer adjusts the amount of any Receivable because of a rebate, billing error or certain other noncash items to a Dealer, or because such Receivable was created in respect of inventory which was refused or returned by a Dealer, the principal amount of the Transferor's Interest will be reduced by the amount of the adjustment or charge-off. After any such reduction in the amount of the Transferor's Interest occurs, the amount of such Receivable described above will be deducted from the Pool Balance. Furthermore, to the extent that the reduction in the Transferor's Interest would reduce the Transferor's Participation Amount below the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), the Transferor will be required to deposit a cash amount equal to such deficiency into the Collection Account in immediately available funds (an "Adjustment Payment") on the day on which such adjustment occurs.

INVESTOR CHARGE-OFFS

     Unless otherwise specified in the related Prospectus Supplement, if the Available Subordinated Amount for a Series is reduced to zero, and on any Distribution Date the Deficiency Amount with respect to such Series is greater than zero, the Invested Amount for such Series will be reduced by such Deficiency Amount, but not by more than the related Investor Default Amount for such Distribution Date (an "Investor Charge-Off"). Any reduction in the Invested Amount for a Series will have the effect of slowing or reducing the return of principal to the Certificateholders of such Series. Unless otherwise specified in the related Prospectus Supplement, if the Invested Amount for a Series has been reduced by any Investor Charge-Offs allocable to such Series it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Investor Charge-Offs) by the sum of (a) the Series Allocation Percentage of Miscellaneous Payments for such Distribution Date and (b) the amount of Excess Servicing allocated and available for such purpose as described above.

OPTIONAL REPURCHASE

     On any Distribution Date occurring after the Invested Amount of any Series of the Certificates is reduced to 10% (or such other percentage as may be specified in the related Prospectus Supplement) or less of the initial outstanding principal amount of the Certificates of that Series, the Transferor will have the option, subject to certain conditions, to repurchase the Certificateholders' Interest of that Series. Unless a different price is specified in the Prospectus Supplement for any Series of Certificates, the purchase price will be equal to the sum of the Invested Amount of such Series plus accrued and unpaid interest on the unpaid principal amount of the Certificates of such Series (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date, Distribution Date or Special Payment Date) through the day preceding such Distribution Date at the Certificate Rate for such Series. The purchase price will be deposited in the Collection Account in immediately available funds on the Distribution Date on which the Transferor exercises such option. Following any such purchase, the Certificateholders will have no further rights with respect to the Certificateholders' Interest, other than the right to receive the final distribution on such Certificates. In the event that the Transferor fails for any reason to deposit such purchase price, payments will continue to be made to the Certificateholders of such Series as described under "Distributions from the Collection Account; Reserve Fund".

EARLY AMORTIZATION EVENTS

     Commencing on the first Distribution Date following the Collection Period in which an Early Amortization Event has occurred with respect to any Series, Principal Collections allocable to the Certificateholders' Interest of such Series will no longer be paid to the Transferor or allocated to any other Series but instead will be distributed to Certificateholders of such Series, monthly on each Distribution Date, except as described below, and the Controlled Distribution Amount, if applicable to such Series, will no longer apply to distributions of principal on the Certificates of such Series. Unless otherwise specified in the related Prospectus Supplement, an "Early Amortization Event" refers to any of the following events:

     (a) failure on the part of the Transferor, the Master Servicer or Ford Credit, as applicable, (i) to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring two business days after the date such payment or deposit is required to be made therein; or (ii) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days);
(iii) to comply with its  covenant  not to create any lien on a  Receivable;  or
(iv) to observe or perform any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement, which failure has a materially adverse effect on the Certificateholders and which continues unremedied for a period of 45 days after written notice of such failure;

     (b) any representation or warranty made by Ford Credit in the Receivables Purchase Agreement or by the Transferor in the Pooling and Servicing Agreement or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the
Certificateholders of any Series are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

     (c)  the  occurrence  of  certain  events  of  bankruptcy,   insolvency  or
receivership  relating to any of Ford Credit,  the  Transferor or Ford;

     (d) the Trust or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940, as amended;

     (e) a failure by the Transferor to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

     (f) on any Determination Date, the Available Subordinated Amount for the next Distribution Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date after giving effect to the distributions to be made on the next Distribution Date;

     (g) any Master Servicer  Default with respect to the  Certificates  occurs;

     (h) the failure to pay the outstanding principal amount of the Certificates by the Expected Final Payment Date; and

     (i) with respect to any Series, any other Early Amortization Event specified in the Prospectus Supplement related thereto.

     Upon the occurrence of any event described above, an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of any other party immediately upon the occurrence of such event. The Early Amortization Period will commence as of the day on which the Early Amortization Event occurs. Monthly distributions of principal to the Certificateholders of each affected Series will begin on the first Distribution Date following the Collection Period in which an Early Amortization Period has commenced and will continue, to the extent described under "Distributions" above, on subsequent Distribution Dates (each, a "Special Payment Date").

     Under certain limited circumstances, an Early Amortization Period which commences prior to the scheduled end of the Revolving Period for a Series may terminate and the Revolving Period recommence. Unless otherwise specified in the related Prospectus Supplement, if an Early Amortization Period results from the failure by the Transferor to convey Receivables in Additional Accounts to the Trust as described in clause 5 above during the Revolving Period for such Series and no other Early Amortization Event has occurred, the Early Amortization Period resulting from such failure will terminate and the Revolving Period for such Series will recommence (unless the scheduled termination date of the Revolving Period for such Series has occurred) as of the end of the first Collection Period during which the Transferor would no longer be required to convey Receivables to the Trust. The Transferor may no longer be required to convey Receivables as described above as a result of a reduction in the Invested Amounts for the Series occurring due to principal payments made on the Certificates of the outstanding Series during the Early Amortization Period or as a result of the subsequent addition of Receivables to the Trust.

     In addition to the consequences of an Early Amortization Event discussed above, if an insolvency event occurs with respect to FCAR, or FCAR violates its covenant not to create any lien on any Receivable, in each case as provided in the Pooling and Servicing Agreement, on the day of such insolvency event or such violation, as applicable, FCAR will (subject to the actions of the Certificateholders) immediately cease to transfer Receivables to the Trust and promptly give notice to the Trustee of such insolvency event or violation, as applicable. Under the terms of the Pooling and Servicing Agreement, within 15 days the Trustee will publish a notice of such insolvency event or violation stating that the Trustee intends to sell, liquidate or otherwise dispose of the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time holders of Certificates of each outstanding Series representing more than 50% of the aggregate outstanding principal amount of the Certificates of each such Series (or, in the case of any Series with two or more classes, the certificates of each such class) and each person holding a Supplemental Certificate, instruct the Trustee not to sell, liquidate or dispose of the Receivables and to continue transferring Receivables as before such insolvency event or violation, as applicable. If the portion of such proceeds allocated to the Certificateholders' Interest of a Series and the proceeds of any collections on the Receivables in the Collection Account allocable to the Certificateholders' Interest of a Series are not sufficient to pay the aggregate unpaid principal balance of the Certificates of such Series in full plus accrued and unpaid interest thereon, Certificateholders of such Series will incur a loss. Notwithstanding the above, in the case of the violation of the covenant not to create a lien on any Receivable, the Trust will not sell the Receivables unless the proceeds allocable to the Certificateholders' Interest of all outstanding Series is sufficient to pay the aggregate unpaid principal balance of such Series of Certificates in full plus accrued and unpaid interest thereon.

TERMINATION

     The Trust will terminate on the earlier to occur of (a) the day following the Distribution Date on which the aggregate Invested Amounts for all Series is zero, if the Transferor elects to terminate the Trust at such time, and (b) September 30, 2018. Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in the Collection Account for the final distribution of principal and interest to Certificateholders) will be conveyed and transferred to FCAR.

     In  any  event,   the  last  payment  of  principal  and  interest  on  the
Certificates of a Series will be due and payable no later than the date specified for such Series in the related Prospectus Supplement (the "Series Termination Date"). In the event that the Invested Amount of such Series is greater than zero on the Series Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds to the extent necessary to pay such remaining amounts to all Certificateholders) an interest in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement, in an amount equal to, unless otherwise specified in the Prospectus Supplement for such Series, 110% of the Invested Amount of such Series (after giving effect to deposits and distributions otherwise to be made on the Series Termination Date; provided, however, that in no event shall such amount exceed the applicable Series Allocation Percentage of Receivables on such Series Termination Date). The net proceeds of such sale and any collections on the Receivables will be paid pro rata to Certificateholders on the Series Termination Date as the final payment of the Certificates.

INDEMNIFICATION

     The Pooling and Servicing Agreement provides that the Master Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of any acts or omissions arising out of activities of the Trust or the Trustee or the Master Servicer pursuant to the Pooling and Servicing Agreement; provided that the Trust or the Trustee will not be so indemnified if such acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the Trustee. In addition, the Master Servicer will not indemnify the Trust, the Trustee or the Certificateholders for any act taken by the Trustee at the request of the Certificateholders or for any tax required to be paid by the Trust or the Certificateholders.

     The Pooling and Servicing Agreement provides that, except as described above and with certain other exceptions, neither the Transferor, the Master Servicer nor any of their directors (or, in the case of the Transferor, managers), officers, employees or agents will be under any liability to the Trust, the Trustee, the Certificateholders or any other person for taking any action, or for refraining from taking any action, pursuant to the Pooling and Servicing Agreement. However, neither the Transferor, the Master Servicer nor any of their directors (or, in the case of the Transferor, managers), officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Pooling and Servicing Agreement provides that the Master Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with customary and usual procedures for servicing its own revolving credit line dealer wholesale loans, except where the failure to so act would not materially and adversely affect the rights of the Trust.

     Ford Credit covenants that it may only change the terms relating to the Accounts if (i) in the Master Servicer's reasonable judgment, no Early Amortization Event with respect to any Series will occur as a result of the change and (ii) the change is made applicable to the comparable segment of the portfolio of revolving credit line dealer wholesale loan accounts with similar characteristics owned or serviced by Ford Credit and not only to the Accounts.

     Servicing activities to be performed by the Master Servicer include collecting and recording payments, communicating with dealers, investigating payment delinquencies, evaluating the increase of credit limits, and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Master Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for certificateholders and on behalf of the Trustee.

MASTER SERVICER COVENANTS

     In the Pooling and Servicing  Agreement the Master Servicer covenants that:
(a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and Accounts, will maintain in effect all qualifications required in order to service the Receivables and Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a materially adverse effect on the Certificateholders of any outstanding Series; (b) it will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other government authority; (c) it will do nothing to impair the rights of the Certificateholders in the Receivables or Accounts; and (d) it will not reschedule, revise or defer payments due on any Receivable except in accordance with its guidelines for servicing revolving credit line dealer wholesale loans.

     Under the terms of the Pooling and Servicing Agreement, if the Transferor or the Master Servicer discovers, or receives written notice, that any covenant of the Master Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 30 days thereafter (or such longer period as the Trustee may agree to) and has a materially adverse effect on the interests of Certificateholders in any Receivable or Account, Ford Credit, as Master Servicer, will purchase such Receivable or all Receivables in such Account, as applicable. If Ford Credit is the Master Servicer, such purchase will be made on the Determination Date following the expiration of the 30 day cure period and the Master Servicer will be obligated to deposit into the Collection Account an amount equal to the amount of such Receivable plus accrued and unpaid interest thereon in the Collection Account. The amount of such deposit shall be deemed a Transfer Deposit Amount. The purchase by the Master Servicer constitutes the sole remedy available to the Certificateholders if such covenant or warranty of the Master
Servicer is not satisfied and the Trust's interest in any such purchased Receivables shall be automatically assigned to the Master Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's compensation with respect to the Receivables for its servicing activities and reimbursement for its expenses will be a monthly servicing fee (the "Servicing Fee") in an amount payable in arrears on each Distribution Date prior to the Termination Date generally equal to one-twelfth of the product of (a) 1.0% or, if the Servicing Fee has been waived as described below, 0% for the Distribution Date in respect of which the Servicing Fee has been waived (the "Servicing Fee Rate"), and (b) the Pool Balance as of the last day of the second preceding Collection Period. The share of the Servicing Fee allocable to the Certificateholders of each Series with respect to any Distribution Date (the "Monthly Servicing Fee") will generally be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount of such Series as of the last day of the second preceding Collection Period. The remainder of the Servicing Fee shall be paid by the Transferor. The Monthly Servicing Fee with respect to any Series shall be payable to the Master Servicer solely to the extent amounts are available for distribution therefor in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer will be permitted to waive its right to receive the Monthly Servicing Fee with respect to any Series on any Distribution Date, so long as it believes that sufficient Interest Collections will be available on a future Distribution Date to pay such Monthly Servicing Fee relating to such waived Servicing Fee, in which case such Monthly Servicing Fee for such Distribution Date shall be deemed to be zero.

     The Master Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust or the Certificateholders.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Master Servicer has assumed the Master Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

     Any person  into  which,  in  accordance  with the  Pooling  and  Servicing
Agreement, the Master Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor to the Master Servicer under the Pooling and Servicing Agreement.

MASTER SERVICER DEFAULT

     In the event of any Master Servicer Default, the Trustee, by written notice to the Master Servicer, may terminate all of the rights and obligations of the Master Servicer, as master servicer, under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and appoint a new Master Servicer (a "Servicing Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement in the Transferor's Interest will not be affected by any Servicing Transfer. The Trustee shall as promptly as possible appoint a successor Master Servicer and if no successor Master Servicer has been appointed by the Trustee and has accepted such appointment by the time the Master Servicer ceases to act as Master Servicer, all rights, authority, power and obligations of the Master Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee. Prior to any Servicing Transfer, the Trustee will review any bids obtained from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as successor Master Servicer for servicing compensation not in excess of the Servicing Fee plus certain excess amounts payable to the Transferor.

     A "Master Servicer Default" refers to any of the following events:

     (a) failure by the Master Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any payment, transfer or deposit, on the date the Master Servicer is required to do so under the Pooling and Servicing Agreement, which is not cured within a five business day grace period;

     (b) failure by the Master Servicer duly to observe or perform any other covenants or agreements of the Master Servicer in the Pooling and Servicing Agreement (exclusive of breaches of covenants in respect of which the Master Servicer repurchases the related Receivables, as described under "Master Servicer Covenants"), which failure has a materially adverse effect on the Certificateholders of any outstanding Series and which continues unremedied for a period of 30 days after the earlier of written notice or actual knowledge, or the Master Servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

     (c) any representation, warranty or certification made by the Master Servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, which has a materially adverse effect on the rights of the Certificateholders of any outstanding Series, and which materially adverse effect continues for a period of 60 days after written notice; or

     (d)  the  occurrence  of  certain  events  of  bankruptcy,   insolvency  or
receivership with respect to the Master Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause 1 above for a period of ten business days or referred to under clauses 2 or 3 for a period of 60 business days, shall not constitute a Master Servicer Default if such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Master Servicer shall provide the Trustee, any Enhancement Provider, the Transferor and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Trustee in writing of any Master Servicer Default reports.

     On each Distribution Date (including each Distribution Date that corresponds to a Payment Date (including any Expected Final Payment Date or Special Payment Date), the Trustee will forward (or cause to be forwarded) to each Certificateholder of a Series of record (which is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued) a statement (the "Distribution Date Statement") prepared by the Master Servicer setting forth the following information (which, in the case of (c), (d) and (e) below, will be stated on the basis of an original principal amount of $1,000 per Certificate if the Accumulation Period, Amortization Period or an Early Amortization Period has commenced) with respect to such Series: (a) the aggregate amount of collections, the aggregate amount of Interest Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period; (b) the Series Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage for such Series and Collection Period;
(c) the total amount,  if any,  distributed on the  Certificates of such Series;
(d) the amount of such distribution allocable to principal on the Certificates of such Series; (e) the amount of such distribution allocable to interest on the Certificates of such Series; (f) the Investor Default Amount allocable to such Series for such Distribution Date; (g) the Draw Amount for such Series, if any, for the preceding Collection Period; (h) the amount of the Investor Charge-Offs allocable to such Series and the amounts of reimbursements thereof for the preceding Collection Period; (i) the amount of the Monthly Servicing Fee relating to such Series for the preceding Collection Period; (j) if applicable to such Series, the Controlled Distribution Amount; (k) the Invested Amount, the amount on deposit in the Excess Funding Account, if any, and the outstanding principal balance of the Certificates for such Series and Distribution Date (after giving effect to all distributions which will occur on each Distribution
Date); (l) the "pool factor" for the Certificates of such Series as of the Determination Date with respect to such Distribution Date (consisting of an eleven-digit decimal expressing the Invested Amount of such Series as of such Determination Date (determined after taking into account any reduction in the Invested Amount of such Series which will occur on such Distribution Date) as a portion of the Initial Invested Amount of such Series); (m) the Available Subordinated Amount for such Series and Determination Date; (n) the amount on deposit in the Reserve Fund with respect to such Series and date; and (o) the amounts on deposit in the Principal Funding Account and the Interest Funding Account with respect to such Series and date.

     On or before January 31 of each calendar year, the Trustee will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record (which is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued) a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is required to be provided by an issuer of indebtedness under the Code and such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. Moreover, as long as the Certificateholder of record is Cede, as nominee for DTC, Certificate Owners will receive tax and other information from Participants and Indirect Participants rather than from the Trustee. See "Certain Federal Income Tax Considerations".

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing provides that on or before April 30 of each calendar year, the Master Servicer will cause a firm of nationally recognized independent public accountants (who will also render other services to the Master Servicer or the Transferor) to furnish a report relating to certain matters in connection with the servicing of Ford Credit's portfolio of wholesale receivables.

     The Pooling and Servicing Agreement provides for delivery to the Trustee on or before April 30 of each calendar year, of a statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fully performed, or caused to be fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

     The Pooling and Servicing Agreement may be amended by the Transferor, the Master Servicer and the Trustee, without Certificateholder consent, so long as any such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholders.

     The Pooling and Servicing Agreement may be amended by the Transferor, the Master Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of such Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Certificate, (b) change the definition or the manner of calculating any Certificateholders' Interest, (c) reduce the amount available under any Enhancement, (d) adversely affect the rating of any Series or class by each Rating Agency without the consent of the holders of Certificates of such Series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of such Series or class or (e) reduce the aforesaid percentage of the unpaid principal amount of Certificates, the holders of which are required to consent to any such amendment, in the case of (a), without the consent of the holder of such Certificate and, in the case of (b), (c) and (e), without the consent of all Certificateholders of the adversely affected Series. Promptly following the execution of any amendment to the Pooling and Servicing Agreement (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each certificateholder.

     The Pooling and Servicing Agreement may not be amended in any manner which materially adversely affects the interests of any Enhancement Provider without its prior consent.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any three or more Certificateholders of a Series of record the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders of such Series for purposes of communicating with other Certificateholders of such Series with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive Certificates".

     The Pooling and Servicing Agreement will not provide for any annual or other meetings of Certificateholders.

THE TRUSTEE

     Unless otherwise specified in the accompanying Prospectus Supplement, The Chase Manhattan Bank, a New York banking corporation, will act as Trustee under the Pooling and Servicing Agreement. The Trustee is located at 450 West 33rd Street, New York, New York 10001. The Transferor, the Master Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee may hold Certificates in its own name with the same rights it would have if it were not the Trustee. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or a part of the Trust. In the event of such appointments, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts singly upon such separate trustee or co-trustee, who shall exercise and perform such right powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Master Servicer may appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until the acceptance of the appointment by the successor Trustee.

                DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

     The Receivables initially transferred to the Trust by FCAR were acquired by FCAR from Ford Credit pursuant to the Receivables Purchase Agreement. The following summary describes certain terms of the Receivables Purchase Agreement and is qualified in its entirety by reference to the Receivables Purchase Agreement.

SALE OR TRANSFER OF RECEIVABLES

     Pursuant to the Receivables Purchase Agreement, Ford Credit has sold and transferred to the Transferor all of its right, title and interest in and to all of the Receivables and the Related Security as of the Initial Cut-Off Date and all of the Receivables thereafter created. As described herein, pursuant to the Pooling and Servicing Agreement, the Transferor has transferred to the Trust all of its right, title and interest in and to the Receivables Purchase Agreement.

     In connection with the sale or transfer of the Receivables to the Transferor, Ford Credit has indicated in its computer files that the Receivables have been sold or transferred to the Transferor, and that such Receivables have been transferred by the Transferor to the Trust. In addition, Ford Credit provided to FCAR a computer file or microfiche or written list containing a true and complete list of all such Receivables, identifying the balances of the Receivables as of the Initial Cut-Off Date. The records and agreements relating to the Accounts and Receivables have not been, and will not be, segregated by Ford Credit from other documents and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the sale or transfer of the Receivables to the Transferor, but the computer records of Ford Credit have been marked to evidence such sale or transfer. Ford Credit has filed UCC financing statements with respect to the Receivables meeting the requirements of Michigan state law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables--Transfer of Receivables".

REPRESENTATIONS AND WARRANTIES

     Ford Credit has made or will make certain representations and warranties to the Transferor to the effect that, among other things, (a) as of each Closing Date, it was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement and (b) as of the Initial Cut-Off Date and each Series Cut-Off Date (or, in the case of an Additional Account, as of the Additional Cut-Off Date and Addition Date), each Account or Additional Account was an Eligible Account.

     Ford Credit also has made or will make representations and warranties to the Transferor relating to the Receivables to the effect, among other things, that (a) as of the Initial Closing Date and each Closing Date, each of the Accounts was or is an Eligible Account or, if it was or is an Ineligible Account on such date, such Account is being removed from the Trust in accordance with the requirements of the Pooling and Servicing Agreement, (b) the amount of Receivables that are reported as Ineligible Receivables transferred to the Transferor on the Initial Cut-Off Date, each Series Cut-Off Date or any Additional Cut-Off Date for the purpose of facilitating the administration and reporting obligations of the Master Servicer is true and correct and there are no other Receivables that are Ineligible Receivables except as so reported and
(c) as of the date any new Receivable is created, such Receivable is an Eligible Receivable. In the event of a breach of any representation and warranty set forth in this paragraph which results in an Ineligible Receivable and the requirement that the Transferor accept retransfer of such Ineligible Receivable pursuant to the Pooling and Servicing Agreement, then Ford Credit will repurchase such Ineligible Receivable from the Transferor on the date of such retransfer. The purchase price for such Ineligible Receivable will be the face amount thereof, of which at least the amount of any cash deposit required to be made by the Transferor under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivable will be paid in cash.

     Ford Credit also has made or will make representations and warranties to the Transferor to the effect, among other things, that as of the Initial Closing Date and each Closing Date, (a) the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of Ford Credit and (b) the Receivables Purchase Agreement constitutes a valid sale or transfer to the Transferor of all right, title and interest of Ford Credit in and to the Receivables, whether then existing or thereafter created in the Accounts, the Related Security and the proceeds thereof which is effective as to each Receivable upon the creation thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Transferor under the Pooling and Servicing Agreement to accept retransfer of the Receivables, Ford Credit will be obligated to repurchase the Receivables retransferred to Ford Credit for an amount of cash equal to the amount of cash the Transferor is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

     Ford Credit has agreed to indemnify the Transferor and to hold the Transferor harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Transferor if the foregoing representations and warranties are materially false.

CERTAIN COVENANTS

     In the Receivables Purchase Agreement, Ford Credit has covenanted that it will perform its obligations under the agreements relating to the Receivables and the Accounts in conformity with its then-current policies and procedures relating to the Receivables and the Accounts.

     Ford Credit has covenanted further that, except for the sale and conveyances under the Receivables Purchase Agreement and the interests created under the Pooling and Servicing Agreement, Ford Credit will not sell, pledge, assign or transfer any interest in the Receivables to any other person. Ford Credit also has covenanted to defend and indemnify the Transferor for any loss, liability or expense incurred by the Transferor in connection with a breach by Ford Credit of any of its representations, warranties or covenants contained in the Receivables Purchase Agreement.

     Ford Credit has agreed not to realize upon any security interest in a Vehicle that it may have in respect of advances or loans to Dealers other than the related Receivable until the Trust has fully realized on its security interest in such Receivable. See "The Dealer Floorplan Financing Business--Intercreditor Agreement in respect of Security Interests in the Vehicles and the Non-Vehicle Related Security."

     In addition, Ford Credit has expressly acknowledged and consented to the Transferor's assignment of its rights relating to the Receivables under the Receivables Purchase Agreement to the Trustee.

TERMINATION

     The Receivables Purchase Agreement will terminate immediately after the Trust terminates. In addition, if Ford Credit becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary and is not dismissed within 60 days of its institution, Ford Credit will immediately cease to sell or transfer Receivables to the Transferor and will promptly give notice of such event to the Transferor and to the Trustee.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     Ford Credit has sold and assigned the Receivables to the Transferor, and the Transferor in turn has sold and assigned the Receivables to the Trust. The Transferor has represented and warranted and will represent and warrant on each Closing Date that such sale to the Trust constituted a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables and that, under the UCC (as in effect in Michigan), there exists a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables, in existence at the time the Receivables are sold and assigned to the Trust or at the date of addition of any Additional Accounts, in favor of the Trust and a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables created thereafter in favor of the Trust on and after their creation. However, the transfer of Receivables by the Transferor to the Trust could be deemed to create a security interest under the UCC. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "Series Provisions--Representations and Warranties".

     Each of Ford Credit and the Transferor has represented that the Receivables are "chattel paper" for purposes of the UCC as in effect in Michigan. If the Receivables are deemed to be chattel paper and the transfer thereof by either Ford Credit to the Transferor or by the Transferor to the Trust is deemed either to be a sale or to create a security interest, the UCC as in effect in Michigan applies and the transferee must either take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interest therein. Financing statements covering the Receivables will be filed under the UCC as in effect in Michigan by both the Transferor and the Trust to perfect their respective interests in the Receivables and continuation statements will be filed as required to continue the perfection of such interests. The Receivables will not be stamped to indicate the interest of the Transferor or the Trustee.

     There are certain limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. A purchaser of the Receivables who gives new value and takes possession of the instruments which evidence the Receivables (i.e., the chattel paper) in the ordinary course of such purchaser's business may, under certain circumstances, have priority over the interest of the Trust in the Receivables. A tax or other government lien on property of Ford Credit or the Transferor arising prior to the time a Receivable is conveyed to the Trust may also have priority over the interest of the Trust in such Receivable. Under the Receivables Purchase Agreement, Ford Credit has warranted to the Transferor, and under the Pooling and Servicing Agreement the Transferor has warranted to the Trust, that the Receivables have been transferred free and clear of the lien of any third party. Each of Ford Credit and the Transferor has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described under "Series Provisions--Supplemental Certificates", the Transferor's Certificate (or any interest therein) other than to the Trust. In addition, while Ford Credit is the Master Servicer, cash collections on the Receivables may, under certain circumstances, be commingled with the funds of Ford Credit prior to each Distribution Date and, in the event of the bankruptcy of Ford Credit, the Trust may not have a perfected interest in such collections.

CERTAIN MATTERS RELATING TO BANKRUPTCY

     Ford Credit has warranted to the Transferor in the Receivables Purchase Agreement that the sale of the Receivables by it to the Transferor is a valid sale of the Receivables to the Transferor. In addition, Ford Credit and the Transferor have agreed to treat the transactions described herein as a sale of the Receivables to the Transferor, and Ford Credit has taken or will take all actions that are required under Michigan law to perfect the Transferor's ownership interest in the Receivables. Notwithstanding the foregoing, if Ford Credit were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from such debtor to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of collections of Receivables to the Transferor could occur or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

     In a 1993 case decided by the United States Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, the court determined that "accounts", as defined under the Uniform Commercial Code, and which would likely include the Receivables, may properly be included in the bankruptcy estate of a transferor regardless of whether the transfer of such Receivables is treated as a sale or a secured loan. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. Much of Ford Credit's business is conducted outside the geographic area subject to the jurisdiction of the Tenth Circuit. If the findings in the Octagon case were applied in a Ford Credit bankruptcy, however, the Receivables would be part of its bankruptcy estate, would be subject to claims of certain creditors and would be subject to the potential delays and reductions in payments to the Transferor and Certificateholders described in the preceding paragraph even if the transfer is treated as a sale.

     In addition, if Ford Credit were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a court to order that Ford Credit should be substantively consolidated with the Transferor, delays in payments on the Certificates could result. Should the bankruptcy court rule in favor of any such creditor, trustee-in-bankruptcy or such debtor, reductions in such payments could result.

     The Transferor has warranted to the Trust that the transfer of the Receivables to the Trust is a sale of the Receivables to the Trust. The Transferor will be required to take all actions that are required under Michigan law to perfect the Trust's ownership interest in the Receivables and the Transferor has warranted to the Trust that the Trust will at all times have a first priority perfected ownership interest therein and, with certain exceptions, or proceeds thereof. Nevertheless, a tax or government lien on property of Ford Credit or the Transferor arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable. FCAR's limited liability company agreement provides that, under certain circumstances, FCAR is required to have at least one independent member having at least two independent directors (as defined therein) in which event it shall not file a voluntary application for relief under Title 11 of the United States Code (the "Bankruptcy Code") without the affirmative vote of its independent member. Pursuant to the Pooling and Servicing Agreement, the Trustee, all certificateholders and any Enhancement Provider will covenant that they will not at any time institute against the Transferor any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, certain other steps will be taken to avoid the Transferor's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if the Transferor were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Transferor or the Transferor as debtor in possession or a creditor of the Transferor were to take the position that the transfer of the Receivables from the Transferor to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the Certificates or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

     The Transferor does not intend to file, and Ford Credit will agree that it will not cause the Transferor to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to the Transferor so long as the Transferor is solvent and does not foresee becoming insolvent.

     If Ford Credit or the Transferor were to become a debtor in a bankruptcy case causing an Early Amortization Event to occur, then, pursuant to the Receivables Purchase Agreement, new Receivables would no longer be transferred to the Transferor and, pursuant to the Pooling and Servicing Agreement, only collections on Receivables theretofore sold to the Transferor and transferred to the Trust would be available to be applied to pay interest accruing on the Certificates and to pay the principal amount of the Certificates. Under such circumstances, the Master Servicer is obligated to allocate all collections on Principal Receivables to the oldest principal balance first. If such allocation method were to be altered by the bankruptcy court, the rate of payment on the Certificates might be adversely affected. In addition, distributions of principal on each Certificate would not be subject to any applicable Controlled Distribution Amount.

     The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Master Servicer will result in a Master Servicer Default, which Master Servicer Default, in turn, will result in an Early Amortization Event. If no other Master Servicer Default other than the commencement of such bankruptcy or similar event exists, a trustee-in-bankruptcy of the Master Servicer may have the power to prevent either the Trustee or the certificateholders from appointing a successor Master Servicer.

     Payments made in respect of repurchases of Receivables by Ford Credit or the Transferor pursuant to the Pooling and Servicing Agreement may be recoverable by Ford Credit or the Transferor, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of Ford Credit or the Transferor as a preferential transfer from Ford Credit or the Transferor if such payments are made within one year prior to the filing of a bankruptcy case in respect of Ford Credit.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Set forth below is a general discussion of federal income tax consequences of the purchase, ownership and disposition of the Certificates. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Certificates in light of their particular circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of purchasing, holding and disposing of the Certificates, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS").

     Treatment  of  the   Certificates   as  Debt.   The   Transferor   and  the
Certificateholders will express in the Pooling and Servicing Agreement the intent that, for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. FCAR, by initially entering into, and by the acceptance of the assignment of, the Pooling and Servicing Agreement, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. However, the Pooling and Servicing Agreement generally refers to the transfer of the Receivables as a "sale", and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferor will treat the Pooling and Servicing Agreement, for certain non-tax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Brown & Wood LLP, special tax counsel to the Transferor and the Trust ("Tax Counsel"), is of the opinion that the Transferor will properly be treated as the owner of the Receivables for federal income tax purposes and, accordingly, the Certificates will properly be characterized for federal income tax purposes as debt that is secured by the Receivables.

     Treatment of the Trust. The Trust could be viewed for federal income tax purposes either as a collateral arrangement or as a separate entity that owns the Receivables. However, in the opinion of Tax Counsel, in the former event the Trust will be disregarded for federal income tax purposes and in the latter event the Trust would not be an association (or publicly traded partnership) taxable as a corporation. Therefore, in the opinion of Tax Counsel, the Trust will not be subject to federal income tax.

     As used herein, the term "U.S. Certificateholder" means a beneficial owner of a Certificate that is for federal income tax purposes (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) (c) an estate the income of which is subject to federal income taxation regardless of its source or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Certificateholder. As used herein, the term "Non-U.S. Certificateholder" means a beneficial owner of a Certificate that is not a U.S. Certificateholder.

     U.S. Certificateholders. Assuming the Certificates are debt for federal income tax purposes and are not issued with original issue discount, interest thereon will be taxable as ordinary income for federal income tax purposes when received by U.S. Certificateholders utilizing the cash basis method of accounting and when accrued by U.S. Certificateholders utilizing the accrual method of accounting. Interest on the Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     Original Issue Discount. The following summary is a general discussion of the federal income tax consequences to U.S. Certificateholders of the purchase, ownership and disposition of Certificates issued with original issue discount ("OID Certificates"). The following summary is based upon final Treasury regulations (the "OID Regulations") issued by the IRS on January 27, 1994 as amended on June 11, 1996 under the original issue discount provisions of the Code.

     Original issue discount is the excess of the stated redemption price at maturity of a Certificate over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Certificate's stated redemption price at maturity multiplied by the number of complete years to maturity or, in the case of Certificates that do not pay qualified stated interest, multiplied by its weighted average maturity). The issue price of a Series of Certificates equals the first price at which a substantial amount of such Certificates is
sold  (ignoring   sales  to  bond  houses,   brokers,   or  similar  persons  or
organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Certificate is the sum of all payments provided by the Certificate other than "qualified stated interest" payments. "Qualified stated interest" generally is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a Certificate bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Certificate (e.g., Certificates with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Certificate or any "true" discount on such Certificate (i.e., the excess of such Certificate's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Certificate would be treated as original issue discount rather than qualified stated interest.

     Payments of qualified stated interest on a Certificate are taxable to a U.S. Certificateholder as ordinary interest income at the time such payments are received or are accrued (in accordance with the U.S. Certificateholder's regular method of tax accounting). Original issue discount is included in income as ordinary interest for federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of a U.S. Certificateholder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Certificateholder of an OID Certificate is the sum of the daily portions of original issue discount with respect to such OID Certificate for each day during the taxable year (or portion of the taxable year) on which such U.S. Certificateholder held such OID Certificate. The "daily portion" of original issue discount on any OID Certificate is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the OID Certificate, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (a) the product of the OID Certificate's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and
(b) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of an OID Certificate at the beginning of any accrual period is the sum of the issue price of the OID Certificate plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the OID Certificate that were not qualified stated interest payments. Under these rules, U.S. Certificateholders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     The initial U.S. Certificateholder of a Certificate issued with de minimis original issue discount will be required to include such de minimis original issue discount in income, as gain recognized from the retirement of the Certificate, as principal payments are made in the proportion that each such principal payment bears to the stated principal amount of the Certificate.

     Floating-rate Certificates are subject to special rules depending on whether a floating-rate Certificate qualifies as a variable rate debt instrument. A floating-rate Certificate will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total non-contingent principal payments due under the floating-rate Certificate by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating-rates, (ii) a single fixed rate and one or more qualified floating-rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating-rate.

     A "qualified floating-rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating-rate Certificate is denominated. Although a multiple of a qualified floating-rate will generally not itself constitute a qualified floating-rate, a variable rate equal to the product of a qualified floating-rate and a fixed multiple that is greater than 0.65 but not more than 1.35 will constitute a qualified floating-rate. A variable rate equal to the product of a qualified floating-rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating-rate. In addition, under the OID Regulations, two or more qualified floating-rates that can reasonably be expected to have approximately the same values throughout the term of the floating-rate Certificate (e.g., two or more qualified floating-rates with values within 25 basis points of each other as determined on the floating-rate Certificate's issue date) will be treated as a single qualified floating-rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating-rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating-rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Certificate. An "objective rate" is a rate that is not itself a qualified floating rate but is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Certificate provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Certificate's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

     If a floating-rate Certificate that qualifies as a "variable rate debt instrument" provides for stated interest at a single qualified floating rate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then any such stated interest will constitute qualified stated interest and will be taxed accordingly. Thus, such floating-rate Certificate will generally not be treated as having been issued with original issue discount unless the stated principal amount exceeds the issue price of such Certificate by a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Certificate is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (a) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (b) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Certificate. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

     In general, any other Variable Certificate that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Certificate. The OID Regulations generally require that such a Variable Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Certificate. In the case of a Variable Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Certificate as of the Variable Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Variable Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Certificateholder of the Variable Certificate will account for such original issue discount and qualified stated interest as if the U.S. Certificateholder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Certificate during the accrual period.

     If a Variable Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Certificate would be treated as a contingent payment debt obligation. U.S. Certificateholders should be aware that on June 11, 1996, the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Certificateholder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Certificateholder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper federal income tax treatment of Variable Certificates that are treated as contingent payment debt obligations will be more fully described in the applicable Prospectus Supplement. Furthermore, any other special federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Certificates will be discussed in the applicable Prospectus Supplement.

     U.S. Certificateholders may generally elect to include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a Certificate by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

     If an Early Amortization Event or Asset Composition Event occurs, the early payments of principal as a result of either such event could result in accelerating income corresponding to a portion of the unaccrued original issue discount.

     Market Discount. If a U.S. Certificateholder purchases a Certificate other than an OID Certificate for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of an OID Certificate, for an amount that is less than its adjusted issue price as of the purchase date, the amount of the difference will be treated as "market discount", unless such difference is less than a specified de minimis amount.

     Under the market discount rules, a U.S. Certificateholder will be required to treat any partial principal payment (or, in the case of an OID Certificate, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Certificate as ordinary income to the extent of the lesser of (a) the amount of such payment or realized gain or (b) the market discount which has not previously been included in income and is treated as having accrued on such Certificate at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Certificate, unless the U.S. Certificateholder elects to accrue market discount on the basis of semiannual compounding.

     A U.S. Certificateholder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Certificate with market discount until the maturity of the Certificate or its earlier disposition in a taxable transaction, because a current deduction is only allowed on a market discount obligation to the extent the net direct interest expense with respect to such obligation exceeds an allocable portion of the market discount accruing on such obligation. A U.S. Certificateholder may elect to include market discount in income currently as it accrues, in which case the rules described above regarding (a) the treatment as ordinary income of gain upon the disposition of the Certificate and upon the receipt of certain cash payments and (b) the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Certificateholder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     Premium. If a U.S. Certificateholder purchases a Certificate for an amount that is greater than its stated redemption price at maturity, the amount of such excess will be treated as "amortizable bond premium". A U.S. Certificateholder may elect to amortize such premium using a constant yield method over the remaining term of the Certificate and may offset interest otherwise required to be included in income in respect of the Certificate during any taxable year by the amortized amount of such excess for the taxable year. However, if the Certificate may be optionally redeemed after the U.S. Certificateholder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Certificate. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Certificateholder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     Disposition of a Certificate. Except as discussed above, upon the sale, exchange or retirement of a Certificate, a U.S. Certificateholder generally will recognize taxable gain or loss equal to the difference between the amount
realized   on   the   sale,   exchange   or   retirement   of  and   such   U.S.
Certificateholder's adjusted tax basis in the Certificate. A U.S. Certificateholder's adjusted tax basis in a Certificate generally will equal such U.S. Certificateholder's initial investment in the Certificate increased by any original issue discount and accrued market discount that the U S. Certificateholder included in income and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Certificate. Such gain or loss generally would be long-term capital gain or loss if the Certificate were held for more than the applicable holding period. The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individuals taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

     Information Reporting and Backup Withholding. The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as non-residents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificateholders and the IRS will receive tax and other information only from Participants and Indirect Participants rather than from the Trustee. Each nonexempt Certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing such holder's name, address, federal taxpayer identification number and a statement that such holder is not subject to backup withholding. Should a nonexempt Certificateholder fail to provide the required certification, the Trustee (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

     Possible Classification of the Pooling and Servicing Agreement as a Partnership or Association. Although, as described above, it is the opinion of Tax Counsel that the Certificates will properly be characterized as debt for federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that the Certificates were not debt for federal income tax purposes, the arrangement among the Transferor and the Certificateholders might be classified for federal income tax purposes as a partnership, an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation.

     If the Certificates were treated as interests in such a partnership, the partnership would in all likelihood be treated as a "publicly traded partnership". A publicly traded partnership is, in general, taxable as a corporation. If the Trust were in fact taxed as a publicly traded partnership, the amount of income available for distribution to the Certificateholders could be substantially reduced. If the partnership were nevertheless not taxable as a corporation (because of an exception for an entity whose income is comprised of certain "qualifying income" as defined in Section 7704 of the Code) it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in the partnership (including the Certificateholders) according to their respective interests therein.

     The income reportable by the Certificateholders as partners in such a partnership could differ from the income reportable by the Certificateholders as holders of debt. However, except as provided below, it is not expected that such differences would be material. If the Certificateholders were treated as partners, a cash basis Certificateholder might be required to report income when it accrues to the partnership rather than when it is received by the Certificateholder. Moreover, if the Certificates were treated as interests in a partnership, then in the case of a Certificateholder that is an individual, estate or trust, the Certificateholder's share of expenses of the partnership would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the Certificateholder's adjusted gross income (and, in the case of an individual Certificateholder, are subject to certain other limitations). Finally, if the partnership were a "publicly traded partnership" not taxable as a corporation, as discussed above, any taxable income allocated to a Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) would constitute "unrelated business taxable income" generally taxable to the holder under the Code.

     If, alternatively, the Certificates were treated as interests in either an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Receivables. Moreover, all or part of distributions to Certificateholders would probably be treated as dividend income to the Certificateholders and such amounts would probably not be deductible in computing the entity's taxable income. Such an entity-level tax could result in reduced distributions to Certificateholders and the Certificateholders could be liable for a share of such a tax.

     Because the Transferor will treat the Certificates as indebtedness for federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Certificates.

     Non-U.S. Certificateholders. Tax Counsel has given its opinion that the Certificates will properly be classified as debt for federal income tax purposes. Assuming the Certificates are debt:

     (a) interest paid to a Non-U.S. Certificateholder will be exempt from United States withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of the Transferor and is not a controlled foreign corporation with respect to the Transferor). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of such Certificates stating that such owner is not a United States person and providing such owner's name and address, (ii) IRS Form 1001 signed by the beneficial owner of such Certificates or such owner's agent claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of such Certificates or such owner's agent claiming exemption from withholding on income effectively connected with the conduct of a trade or business in the United States; provided in any such case (A) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (B) none of the entities receiving the form has actual knowledge that such owner is a United States person or that any certification on the form is false;

     (b) a Non-U.S. Certificateholder will not be subject to federal income tax on gain realized on the sale, exchange or redemption of such Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and
(iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

     (c) a Certificate held by an individual who at the time of death is a nonresident alien will not be subject to federal estate tax as a result of such individual's death if, immediately before the individual's death, (i) the individual did not actually or constructively own 10% or more of the voting stock of the Transferor and (ii) the holding of such Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

     If the IRS were to contend successfully that the Certificates are interests in a partnership (not taxable as a corporation), a Certificateholder that is a nonresident alien or foreign corporation might be required to file a United States individual or corporate income tax return and pay tax on its share of partnership income at regular United States rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Certificates were recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on the Certificates were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty.


                   CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax considerations described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificates. The activities of servicing and collecting the Receivables will be undertaken by the Master Servicer, which is a Michigan corporation. Because of the variation in each state's tax laws based in whole or in part upon income, state and local income tax law may differ substantially from the corresponding federal laws, and it is thus impossible to predict tax consequences to holders of Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Hence, this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.


                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Benefit Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Benefit Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Benefit Plan fiduciary which proposes to cause a Benefit Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Benefit Plan's acquisition and ownership of the Certificates.

     Investments by Benefit Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Benefit Plan's investments be made in accordance with the documents governing the Benefit Plan.

PROHIBITED TRANSACTIONS

     General

     Section 406 of ERISA prohibits parties in interest with respect to a Benefit Plan from engaging in certain transactions involving a Benefit Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     Benefit Plan Asset Regulation

     The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Benefit Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Benefit Plan Asset Regulation"). The Benefit Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Benefit Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. In such an event, the Trustee and other persons, in providing services with respect to the Trust's assets, may be parties in interest with respect to such Benefit Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust's assets. Accordingly, if Benefit Plans purchase Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Benefit Plan Asset Regulations is applicable to the Trust.

AVAILABILITY OF EXEMPTIONS FOR CERTIFICATES

     The Plan Assets Regulation contains an exception (the "Publicly-Offered Securities Exception") that provides that if a Benefit Plan acquires a "publicly-offered security", the issuer of the security is not deemed to hold plan assets by reason of a Benefit Plan's purchase of such security. A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, at the conclusion of the offering, by 100 or more investors independent of the issuer and of one another and (c) either is (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. If it is anticipated that the Certificates for any Series will meet the criteria of the Publicly-Offered Securities Exemption as set forth above, the Underwriters specified in the accompanying Prospectus Supplement will notify the Trustee as to whether or not the related Certificates will be held by 100 independent persons at the conclusion of the offering. The Transferor will not, however, determine whether the 100-investor requirement of the Publicly-Offered Securities Exemption is satisfied with respect to the Certificates.

     If the Certificates for any Series fail to meet the criteria of the Publicly-Offered Securities Exemption and the Trust Assets are deemed to include assets of Benefit Plans that are holders of such Certificates, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless another ERISA prohibited transaction exemption is applicable. Thus, for example, if a participant in any Benefit Plan is an obligor or guarantor of one of the Receivables, under DOL interpretations the purchase of the Certificates by such plan could constitute a prohibited transaction. There are at least three class exemptions issued by the DOL that may apply in such event: DOL Prohibited Transaction Exemptions 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Transactions Involving Insurance Company Pooled Separate Accounts), and 96-23 (Class Exemption for Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust Assets.

REVIEW BY BENEFIT PLAN FIDUCIARIES

     Any Benefit Plan fiduciary considering whether to purchase any Certificates on behalf of a Benefit Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Benefit Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Benefit Plan Asset Regulations and also consider the availability of any other prohibited transaction exemptions.

     In particular, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case, John Hancock
                                                                    ------------
Mutual  Life  Insurance  Co. v. Harris  Bank and Trust,  510 U.S. 86 (1993).  In
------------------------------------------------------
Harris Trust, the Supreme Court ruled that assets held in an insurance company's
------------
general account may be deemed to be "plan assets" under certain circumstances. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Certificates.

                                  UNDERWRITING

     The  Transferor may sell  Certificates  of any Series in any of three ways:
(a) through underwriters or dealers; (b) directly to one or more purchasers;  or
(c) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Certificates of any Series, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in a sale of any Certificates of any Series, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such Certificates is any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates of any Series also may be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Transferor. Any remarketing firm will be identified and the terms of its agreement, if any, with the Transferor and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Certificates remarketed thereby.

     Certificates of any Series also may be sold directly by the Transferor or through agents designated by the Transferor from time to time. Any agent involved in the offer or sale of Certificates of any Series will be named, and any commissions payable by the Transferor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of appointment.

     Any underwriters, dealers or agents participating in the distribution of Certificates of any Series may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates of any Series may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferor to indemnification by the Transferor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Transferor or their affiliates in the ordinary course of business.

                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Transferor by Hurley Smith, Esq., Secretary of the Master Servicer, and for the underwriters or agents by Brown & Wood LLP. Certain federal income tax matters will be passed upon for the Transferor and the Trust by Brown & Wood LLP.





                            INDEX OF PRINCIPAL TERMS

Term                                                                       Page
----                                                                       ----

Accounts..................................................................   1
Accumulation Period.......................................................  11
Accumulation Period Commencement Date.....................................  11
Accumulation Period Length................................................  11
Addition Date.............................................................  35
Additional Accounts.......................................................  38
Adjustment Payment........................................................  50
Aggregate Available Subordinated Amount...................................  42
Amortization Period.......................................................  12
Asset Composition Event...................................................  10
Asset Correction Amount...................................................  29
Asset Composition Premium.................................................  29
Available Certificateholder Principal Collections...........................47
Available Transferor's Collections........................................  43
Available Transferor's Interest Collections...............................  43
Available Transferor's Principal Collections..............................  43
Available Subordinated Amount.............................................  13
Bankruptcy Code...........................................................  61
Benefit Plans.............................................................  69
Benefit Plan Asset Regulation.............................................  70
Cede......................................................................   3
Cedel.....................................................................   7
Cedel Participants........................................................  30
Certificate Owners........................................................   3
Certificate Rate..........................................................   9
Certificateholders' Interest..............................................   6
Certificateholder Interest Collections....................................  46
Certificates..............................................................   1
Citibank..................................................................   7
Closing Date..............................................................   7
Code......................................................................  62
Collection Account........................................................  39
Collection Period.........................................................   8
Commission................................................................   3
Controlled Amortization Amount............................................  48
Controlled Distribution Amount............................................  48
Cooperative...............................................................  31
Dealers...................................................................   5
Defaulted Amount..........................................................  49
Defaulted Receivable......................................................  49
Deficiency Amount.........................................................  44
Definitive Certificates...................................................  32
Depositaries..............................................................   7
Depository................................................................  27
Determination Date........................................................  14
Distribution Date.........................................................  27
DTC.......................................................................   3
Draw Amount...............................................................  44
Early Amortization Event..................................................  51
Early Amortization Period.................................................  12
Eligible Accounts.........................................................   5
Eligible Deposit Account..................................................  39
Eligible Institution......................................................  40
Eligible Investments......................................................  40
Eligible Portfolio........................................................  25
Eligible Receivable.......................................................   6
Enhancement...............................................................   4
Enhancement Provider......................................................  36
ERISA.................................................................. 15, 69
Euroclear.................................................................   7
Euroclear Operator........................................................  31
Euroclear Participants....................................................  31
Excess Funding Account....................................................   7
Excess Principal Collections..............................................  42
Excess Transferor's Percentage............................................  44
Excess Servicing..........................................................  46
Exchange Act..............................................................   3
Expected Final Payment Date...............................................  10
Floating Allocation Percentage............................................  41
Ford...................................................................  4, 21
Holders...................................................................  32
Indirect Participants.....................................................  30
Ineligible Receivable.....................................................  35
Initial Closing Date......................................................  34
Initial Invested Amount................................................. 7, 41
Insolvency Laws...........................................................  20
Installment Balance Amount................................................  37
Interest Determination Date...............................................  27
Interest Funding Account...............................................  9, 48
Interest Period...........................................................  27
Invested Amount...........................................................  41
Investment Proceeds.......................................................  46
IRS.......................................................................  63
Labor.....................................................................  70
Master Servicer...........................................................   1
Master Servicer Default...................................................  54
Miscellaneous Payments....................................................  42
Monthly Interest..........................................................  44
Monthly Principal.........................................................  48
Monthly Servicing Fee.....................................................  54
Morgan..................................................................  7, 31
New Issuance..............................................................   7
Non-U.S. Certificateholder................................................  63
Non-Vehicle Related Security..............................................  17
OID Certificates..........................................................  63
OID Regulations...........................................................  63
Overconcentration Amount..................................................  37
Participants..............................................................  30
Payment Date...........................................................  9, 27
Pooling and Servicing Agreement........................................  4, 26
Pool Balance..............................................................   8
Principal Allocation Percentage...........................................  41
Principal Funding Account.............................................. 11, 48
Principal Receivables.....................................................   7
Principal Shortfalls......................................................  42
Publicly-Offered Securities Exception.......................................70
Qualified Stated Interest...................................................63
Rating Agency.............................................................  19
Receivables...............................................................   1
Receivables Purchase Agreement............................................   6
Record Date...............................................................  29
Reference Agent...........................................................  27
Reference Banks...........................................................  27
Related Security..........................................................   4
Remarketing Firms.........................................................  71
Removal Commencement Date.................................................  39
Removal Notice............................................................  39
Removal Accounts..........................................................  20
Required Participation Amount.............................................  38
Required Participation Percentage.........................................  38
Required Subordinated Amount........................................... 13, 44
Reserve Fund..............................................................  46
Reserve Fund Required Amount..............................................  46
Reserve Fund Deposit Amount.................................................46
Revolving Period..........................................................  11
Securities Act............................................................   3
Series....................................................................   1
Series Accounts...........................................................  10
Series Allocation Percentage..............................................  42
Series Cut-Off Date.......................................................  11
Series Termination Date...................................................  52
Servicing Transfer........................................................  55
Servicing Fee.............................................................  54
Servicing Fee Rate..........................................................54
Special Payment Date................................................... 12, 52
Subordinated Percentage................................................ 13, 45
Supplement................................................................   7
Supplemental Certificate..................................................  33
Tax Counsel...............................................................  62
Tax Opinion...............................................................  34
Transfer Date.............................................................  35
Transfer Deposit Amount...................................................  35
Transferor..............................................................  1, 4
Transferor's Certificate..................................................  33
Transferor's Interest...................................................  1, 6
Transferor's Participation Amount.........................................  44
Transferor's Percentage...................................................  44
Trust...................................................................  1, 4
Trust Assets............................................................  1, 4
Trust Available Subordinated Amount.......................................  42
Trust Invested Amount.....................................................  42
Trustee...................................................................   4
UCC.......................................................................  16
Unallocated Principal Collections.........................................  42
U.S. Certificateholder....................................................  62
Vehicles..................................................................   4


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.*

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

         SEC Filing Fees....................................       $ 295
         Legal Fees and Expenses............................           **
         Accounting Fees and Expenses.......................           **
         Blue Sky Fees and Expenses.........................           **
         Trustee's Fees and Expenses........................           **
         Rating Agency Fees.................................           **
         Printing and Engraving Fees........................           **
         Miscellaneous......................................           **
              Total.........................................       $   **
                                                                   ------
--------------------

* All amounts, except the SEC Filing Fee, are estimates for expenses incurred in connection with the issuance and distribution of the Certificates in an aggregate principal amount assumed for these purposes to be equal to the aggregate of the $1,000,000 of Certificates registered hereby.

**   To be completed by Amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 16 of the Limited Liability Company Agreement of the Transferor sets forth certain rights of the managers, employees and agents of the Transferor to indemnification.

     Section 18-108 of the Delaware Limited  Liability Act, 6 Del. C. ss. 18-101
                                                              ------
et seq., provides as follows:

                  18-108. Indemnification.--Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     Section 16 of the Limited Liability Company Agreement of Ford Credit Auto Receivables LLC provides as follows:

                  16. Indemnification.  (a) Subject to Section 16(g), any Person
                      ---------------
                  who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Manager, employee or agent of the LLC, shall be indemnified and held harmless by the LLC to the fullest extent legally permissible against all expenses, liabilities and losses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                  (b) To the extent that a Manager, employee or agent of the LLC has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Section 16, or in defense of any claim, issue or matter therein, he shall be indemnified by the LLC against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the LLC other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this Section 16, unless ordered by a court, indemnification shall be made by the LLC only as authorized in the specific case upon a determination that indemnification of the Manager, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Section 16. Such determination shall be made
                  (i) by the Board of Managers by a majority vote of a quorum consisting of Managers who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Managers so directs, by independent legal counsel in a written opinion.

                  (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself,
                  ----------------
                  create a presumption that the Person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the LLC, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

                  (d) Subject to Section 16(g), expenses (including attorneys' fees and disbursements) incurred by a Manager, employee or agent of the LLC in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the LLC in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Managers in the specific case upon receipt of an undertaking by or on behalf of such Manager, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the LLC. Expenses (including attorneys' fees and disbursements) incurred by other employees or agents of the LLC in defending in any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the LLC upon such terms and conditions, if any, as the Board of Managers deems appropriate.

                  (e) No Manager of the LLC shall be personally liable to the LLC for monetary damages for any breach of fiduciary duty by such person as a Manager. Notwithstanding the foregoing sentence, a Manager shall be liable to the extent provided by applicable law (i) for breach of the Manager's duty of loyalty to the LLC or the Member, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Manager derived an improper personal benefit. No amendment to or repeal of this Section 16(e) shall apply to or have any effect on the liability or alleged liability of any Manager of the LLC for or with respect to any acts or omissions of such Manager occurring prior to such amendment.

                  (f) The indemnification and advancement of expenses provided by this Section 16 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any agreement, vote of the Board of Managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Manager, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                  (g) Any  amounts  payable by the LLC in  accordance  with this
                  Section 16 shall be payable solely to the extent of funds actually received by the LLC under the Program Documents or in connection with other Permitted Transactions.

     Similar indemnification provisions in Section 5 of Article Ninth of the Certificate of Incorporation of both Ford Motor Company and Ford Motor Credit Company are applicable to managers, employees and agents of the Transferor who serve as such at the request of Ford Motor Company or Ford Motor Credit Company.

     The Transferor is insured for liabilities it may incur pursuant to Section 16 of its Limited Liability Company Agreement relating to the indemnification of its managers, employees or agents. In addition, managers and certain key employees are insured against certain losses that may arise out of their employment and that are not recoverable under the indemnification provisions of the Transferor's Limited Liability Company Agreement. The premium for both insurance coverages is paid by Ford Motor Company.

ITEM 16.  EXHIBITS.

1.1               Form of Underwriting Agreement.

3.1               Limited Liability Company Agreement of the Registrant.

4.1 Pooling and Servicing Agreement among the Registrant, the Master Servicer and the Trustee.

4.2 Form of Supplement to the Pooling and Servicing Agreement, including the form of the Certificates and other exhibits thereto.

5.1 Opinion of Hurley Smith, Esq. with respect to certain matters involving the Certificates.

8.1 Opinion of Brown & Wood LLP with respect to certain federal income tax matters.

23.1 Consent of Hurley Smith, Esq. (included in opinions filed as Exhibits 5.1 and 8.2).

23.2              Consent  of  Brown  &  Wood  LLP (included in opinion filed as
                  Exhibit 8.1).

24.1              Powers  of  Attorney  of  Members  of  Registrant (included on
                  Page II-6).

25.1              Statement of Eligibility and Qualification of Trustee.*

------------------
         *  To be filed by Amendment.

ITEM 17.  UNDERTAKINGS.

     The Registrant hereby undertakes as follows:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to select in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

     (b) that, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to managers, employees or agents of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a manager, employee or agent of the registrant in the successful defense of any action, suit or proceeding) is asserted by such manager, employee or agent in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, including that the security rating requirement of Transaction Requirement B.5 will be met by the time of sale, and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 19th day of June, 1998.

                                  FORD CREDIT AUTO RECEIVABLES LLC

                                  By: /s/         R.P. Conrad
                                      ----------------------------------
                                                  R.P. Conrad
                                                    Manager


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a manager of Ford Credit Auto Receivables LLC, a Delaware limited liability company (the "Company"), hereby make H.D. Smith, R.P. Conrad, S.P. Thomas, J.P. Burkhard and J.W. Bosscher, and each of them, attorneys-in-fact and agents of the undersigned with full power and authority of substitution and resubstitution, in any and all capacities, to execute for and on behalf of the undersigned the Registration Statement on Form S-3 relating to which this power of attorney is filed as an exhibit, and any and all pre-effective and post-effective amendments or supplements to the foregoing Registration Statement and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange Commission, and with each exchange on which any class of securities of the Company is registered, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to enable the Company to effectuate the intents and purposes hereof, and the undersigned hereby fully ratify and confirm all that said attorneys-in-fact and agents, or any of them, or their respective substitutes, if any, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                         Title                         Date
       ---------                         -----                         ----

   /s/ Paul E. Gipson                   Manager                   June 19, 1998
   ------------------
    (Paul E. Gipson)

 /s/ Bernard J. Angelo                  Manager                   June 19, 1998
 ---------------------
  (Bernard J. Angelo)

  /s/ Hurley D. Smith                   Manager                   June 19, 1998
  -------------------
   (Hurley D. Smith)

 /s/ Richard P. Conrad                  Manager                   June 19, 1998
 ---------------------
  (Richard P. Conrad)

 /s/ James W. Bosscher                  Manager                   June 19, 1998
 ---------------------
  (James W. Bosscher)